UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE
14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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CADENCE DESIGN SYSTEMS, INC.
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NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held as follows:

When:	Where:

May 4, 2023 1:00 p.m. Pacific Time	Virtual Meeting www.meetnow.global/MULUXP6

Items of Business:

The purpose of the 2023 Annual Meeting of Stockholders is to consider and take action on the following:

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To elect the ten directors named in the proxy statement to serve until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the directors’ earlier death, resignation or removal.

2.	To approve the amendment of the Omnibus Equity Incentive Plan.

3.	To vote on an advisory resolution to approve named executive officer compensation.

4.	To vote on the frequency of the advisory vote on named executive officer compensation.

5.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cadence for its fiscal year ending December 31, 2023.

6.	To vote on a stockholder proposal to remove the one-year holding period requirement to call a special stockholder meeting, if properly presented at the meeting.

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date:

Holders of Cadence Design Systems, Inc. common stock at the close of business on March 6, 2023 are entitled to notice of and to vote at the 2023 Annual Meeting of Stockholders and any adjournment or postponement thereof.

How to Vote:

Your vote is important to us. Please cast your vote promptly via the internet, telephone or mail. Specific instructions on how to vote are included in the Notice of Internet Availability of Proxy Materials that Cadence will mail to its stockholders as of the Record Date on or about March 22, 2023. You will also be able to vote your shares electronically during the virtual 2023 Annual Meeting.

How to Attend:

Cadence’s 2023 Annual Meeting will be held online at www.meetnow.global/MULUXP6 via live audio webcast. Stockholders will be able to attend and participate in the annual meeting online, vote their shares electronically, and submit questions through the virtual meeting platform during the meeting. Please refer to the “Information About the Annual Meeting” section of this proxy statement for detailed instructions on how to register for and attend the 2023 Annual Meeting.

By Order of the Board of Directors,

San Jose, California March 22, 2023	Karna Nisewaner Corporate Vice President, General Counsel and Secretary

PROXY STATEMENT

LETTER TO OUR STOCKHOLDERS

Dear fellow Cadence stockholders:

The board has been keenly focused this year on overseeing the execution of Cadence’s business strategy and prudent risk management. Amid ongoing macroeconomic uncertainty, Cadence delivered record results for 2022 and our innovative solutions continued to enable customers to achieve their increasingly challenging design goals. I am pleased to communicate with you about several of our priorities and actions since the 2022 annual meeting.

Business Highlights

Cadence continued its rich 34-year history in computational software by launching nine significant, innovative products across all of our business groups, which we expect to be key drivers of our future growth. Megatrends, such as 5G, hyperscale computing, and AI/ML, which are driving sustained long-term semiconductor and system growth remain unchanged. Our customers continue making significant investments in their next-generation products, resulting in robust design activity. We expect our pioneering solutions to fuel broad-based business momentum in 2023, driving strong revenue growth and profitability. Our culture of innovation drives our socially responsible business practices and supports the long-term success of our company, employees and communities. Fostering sustainable innovation remains a top priority for us.

Human Capital Management and Corporate Social Responsibility

Embracing diversity and fostering inclusion are key tenets of our One Cadence-One Team culture. We believe diversity plays a crucial role in bringing a wide array of strengths and talents to the workplace, leading to broad and creative thinking and, ultimately, innovation. Cadence is committed to fostering an environment where all employees have an equal opportunity to excel and thrive in their careers. This includes inclusive business practices for recruiting, training, career advancement support, and pay equity and enabling inclusion communities. We are also doing meaningful work to empower the next generation of STEM talent in partnership with our local communities and universities. Our employees are driven by a shared sense of purpose to do good for our customers, communities, and each other.

This year, Cadence received 30+ best workplace accolades across 14 countries recognizing this commitment to our employees and our communities, including Fortune’s 100 Best Companies to Work For. We also made the Investor’s Business Daily Top 100 ESG list and Newsweek’s Most Responsible Companies list. We were recognized by the Institutional Shareholder Services with ISS Prime rating, awarded to companies with an ESG performance above the sector Prime threshold, fulfilling ambitious absolute performance requirements and we were also recognized as a top ESG performer by Sustainalytics.

Climate change continues to be one of the greatest challenges of our time, and Cadence is committed to enhancing our actions to combat climate change and taking steps to lessen the environmental impact of our facilities and business operations. We are investing our resources to improve our own operational footprint. In 2022, we secured CarbonNeutral® certification and achieved 100% renewable energy for our global operations. We expanded the breadth, depth, and transparency of our environmental sustainability program as evidenced by our reporting to the TCFD recommendations and formally committed to the Science Based Targets initiative and provision of our plan by 2025. While we are excited about our progress, we remain focused on our full value chain to achieve Net-Zero by 2040 and joined The Climate Pledge to partner with around 400 companies who share our commitment.

Cadence understands that the success of our business depends upon the success of our employees and the communities in which we live and work. To expand the impact, commitments, and legacy of our company giving

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initiatives, we formed the Cadence Giving Foundation. The Cadence Giving Foundation promotes the power of technology to support critical needs in our global communities like diversity and inclusion, environmental sustainability, and education.

We encourage you to review the Corporate Social Responsibility section of this proxy statement, as well as our 2022 ESG Report, which will be available on the Corporate Social Responsibility page at www.cadence.com, for more information on our environmental, social and governance initiatives.

Close of CEO Leadership Transition and Continued Focus on Board Composition

The board is actively involved in succession planning and is focused on ensuring leadership continuity. In December 2021, Lip-Bu Tan stepped down as our CEO and transitioned to Executive Chair and Anirudh Devgan, Ph.D., became our President and CEO. Mr. Tan is not standing for re-election at the annual meeting when his current term as Executive Chair expires. This will mark the culmination of a smooth and successful leadership transition, a testament to our strong management philosophy and succession planning.

Dr. Devgan contributes comprehensive, in-depth knowledge of Cadence’s business as well as valuable insights on leadership and strategy. Under his leadership in 2022, Cadence delivered record results driven by innovative solutions and strong execution. In 2023, the company intends to build on that momentum to drive further innovation and customer success.

In keeping with the transition plan, we will return to an independent, non-executive board leadership structure after the annual meeting, which we believe is in the best interests of the company and its stockholders. ML Krakauer will lead the board as Chair. Ms. Krakauer has extensive experience at several global technology companies, and we value her key strategic and operational insights.

As we continue to evaluate board refreshment, we remain committed to seeking diverse leaders who can apply their unique and valuable experiences to the stewardship of our company. In the past three years, we have added five directors to the board, and each of those directors enhances the diversity of our board through his or her distinct professional experiences, gender and ethnicity. We strive to build on this trend as the composition of our board evolves.

Focus on Corporate Governance and Stockholder Engagement

We regularly review our corporate governance in light of common practices at fellow S&P 500 companies, investor guidelines and alignment with Cadence’s strategy and needs. As our stockholders play an important role in governance, Cadence maintains a robust stockholder engagement program to better understand your viewpoints on topics such as sustainable business practices, board composition and refreshment, climate change, culture, diversity, equity and inclusion and executive compensation. Our stockholders also have the opportunity to communicate their views at Cadence’s annual meeting or by writing to us at the address provided in the section of this proxy statement entitled “Communication with Directors.”

We encourage you to read this proxy statement and vote your shares, irrespective of whether you plan to attend the annual meeting. Your vote is important to us.

Thank you for your continued support of Cadence.

Sincerely,

John B. Shoven, Ph. D.
Lead Independent Director

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE HIGHLIGHTS

Board:

✓   Following the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), an independent director will serve as chair of the Board of Directors of Cadence (the “Board”)

✓    Substantial majority of independent directors – nine of the ten director nominees are independent

✓   All Board committees comprised entirely of independent directors

✓   Regular executive sessions of the independent directors

✓   Annual Board and committee evaluations – overseen by the Corporate Governance and Nominating Committee

✓   Board refreshment and succession planning

✓   Annual CEO and senior leadership succession review

✓  Principled Code of Business Conduct

✓  Robust insider trading and related party transactions policies

✓  Committee authority to retain independent advisors

✓  Stock Ownership Guidelines – each non-employee director required to hold Cadence shares valued at a minimum of $375,000 within five years of appointment or election

✓  Proactive, ongoing and responsive stockholder engagement program, including direct involvement by the Board

✓  Board continuing education – new director orientation and continuing education on critical topics and issues

Stockholder Rights:	Compensation:

✓   No “poison pill” (stockholders’ rights plan)

✓   No dual class common stock structure

✓   Ability to act by written consent

✓   Ability to call a special meeting

✓   Proxy access

✓   No supermajority voting requirements

✓   Robust stockholder engagement program

✓   Directors elected by majority vote in an uncontested election

✓   All directors elected annually (no classified Board structure)

✓  Annual Say-on-Pay stockholder vote

✓  Clawback Policy

✓  Prohibition on hedging of Cadence securities

✓  Use of an independent compensation consultant

✓  Stock Ownership Guidelines – (i) 3X annual base salary for the CEO and (ii) 1X annual base salary for all other executive officers, in each case within five years of appointment

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CORPORATE GOVERNANCE PRACTICES

Cadence is governed by the Board and the committees of the Board, which meet throughout the year. Cadence and its Board are committed to sound corporate governance which helps Cadence compete more effectively, sustain its success and build long-term stockholder value. The Board and management regularly review and evaluate Cadence’s corporate governance practices. Cadence’s corporate governance documents, including the charters of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee, the Code of Business Conduct, the Related Party Transactions Policies and Procedures and the Board’s Corporate Governance Guidelines, are available on the Corporate Governance page at www.cadence.com. Paper copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which cover various topics relating to the Board and its activities, including the selection and composition of the Board, Board leadership, compensation of directors, responsibilities of directors, Board access to senior management and outside advisors, meeting procedures, Board and committee responsibilities and other matters. The Corporate Governance and Nominating Committee annually reviews the Corporate Governance Guidelines, which may be amended by the Board at any time and were most recently amended in February 2022.

Code of Business Conduct

Cadence has adopted a Code of Business Conduct to provide standards for ethical conduct in dealing with customers, suppliers, agents, government officials and others. The Code of Business Conduct applies to Cadence’s directors, officers and employees (and those of its subsidiaries), including Cadence’s Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct also applies to certain independent contractors and consultants who work at Cadence’s facilities or at Cadence’s direction. Compliance with the Code of Business Conduct is a condition to continued service or employment with Cadence. The Code of Business Conduct covers topics including integrity, diversity and inclusion, health and safety, confidentiality of assets and information, conflicts of interest, anonymous reporting of non-compliance, compliance with federal and state securities laws, employment practices, political contributions, payment practices and compliance with competition, human rights, anti-corruption and other laws and regulations.

Any waiver of a provision of the Code of Business Conduct with respect to a director or an executive officer may only be made by the Board. Any waivers for other employees may be granted only by the Chief Executive Officer or the General Counsel or their respective designees. To the extent required under applicable U.S. Securities and Exchange Commission (the “SEC”) or Nasdaq Stock Market (“Nasdaq”) rules, Cadence will disclose material amendments to the Code of Business Conduct and any waiver of its provisions with respect to any director or executive officer in accordance with applicable law by posting such information on its website at www.cadence.com.

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines for Cadence’s directors and executive officers to further align the interests of the directors and executive officers with the interests of stockholders and to reinforce Cadence’s commitment to sound corporate governance. Each non-employee member of the Board is required to hold shares of Cadence common stock with a value of at least $375,000 within five years of the date of his or her initial appointment or election to the Board. Cadence’s current Executive Chair is required to hold shares of Cadence common stock with a value of at least three times his annual base salary. Cadence’s Chief Executive Officer is required to hold shares of Cadence common stock with a value of at least three times his or her annual base salary within five years of the date of his or her appointment, and Cadence’s other executive officers are required

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to hold shares of Cadence common stock with a value of at least his or her annual base salary within five years of the date of his or her appointment.

As of the Record Date, all directors and executive officers met the stock ownership guidelines applicable to them.

Anti-Hedging Policy and Trading Restrictions

Cadence’s Securities Trading Policy restricts certain transactions in Cadence securities and prohibits Cadence’s directors, executive officers and all other Cadence employees (and their respective family and household members) from hedging their ownership of Cadence securities (regardless of whether such securities were granted as compensation or are otherwise held, directly or indirectly, by such employee or director), including by purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or trading in publicly-traded options, puts, calls or other derivative instruments related to Cadence securities. Cadence’s Securities Trading Policy also prohibits short-sales and similar transactions and pledges of Cadence stock or deposits of Cadence stock in margin accounts.

CORPORATE SOCIAL RESPONSIBILITY

Cadence’s commitment to corporate social responsibility and its environmental, social and governance (“ESG”) initiatives create value for the company and all of its stakeholders. Our employees are at the center of everything we create and the business success we achieve. Cadence is committed to maximizing innovation by fostering an environment where all employees have an equal opportunity to share their ideas and to be heard. Fostering a high-performing, inclusive culture is a foundational tenet of our business strategy. We believe that as a global leader in electronic design whose offerings enable the world’s most innovative companies to bring to market products that transform the way people live, work and play, Cadence has an opportunity and a responsibility to be an organization that positively impacts society. As we work towards this goal, Cadence is committed to building ethical and sustainable business operations and supply chains and to maintaining governance structures that are in line with the best practices of our peers.

For more information on Cadence’s ESG strategy, programs and activities, see Cadence’s 2022 ESG Report, which will be available on the Corporate Social Responsibility page at www.cadence.com. The contents of Cadence’s ESG Report and website are not part of or incorporated by reference into this proxy statement.

Environmental Sustainability

As the impact of climate change intensifies, Cadence is increasingly providing creative solutions to reduce power consumption and enable more sustainable innovation across the tech industry. We also remain committed to investing our resources to improve our own operational footprint. In 2021, we secured operational CarbonNeutral® certification, and we are in progress for our 2022 GHG operational footprint. We expanded the breadth, depth, and transparency of our environmental sustainability program as evidenced by our reporting to the Task Force on Climate-Related Financial Disclosures, or TCFD, recommendations. While we are excited about our progress, we remain focused on our full value chain to achieve Net-Zero by 2040 and joined The Climate Pledge to partner with around 400 companies who share our commitment.

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Diversity, Equity and Inclusion

Embracing diversity and fostering inclusion are key tenets of our One Cadence–One Team culture. We believe diversity plays a crucial role in bringing strengths and talents to the workplace, leading to broad and creative thinking and, ultimately, innovation. We recognize that gender and racial disparities remain a challenge in our industry and Cadence is deeply committed to addressing this issue. Our key programs and initiatives, which are described in more detail in our 2022 ESG Report which will be located at www.cadence.com, are focused on improving diversity in our hiring pipeline, increasing recruiting and engagement efforts in underrepresented communities, providing career support for top women, Black and Latinx talent, maintaining pay equity among our employees, raising awareness of unconscious biases in management and nurturing an inclusive community. For example, we partner with organizations such as the National GEM Consortium, National Society of Black Engineers, Society of Hispanic Professional Engineers and Society of Women Engineers to advance our inclusion efforts and provide scholarships to women and Black and Latinx students in technology in order to promote a broad and diverse candidate pool. Cadence also provides diverse top talent with specialized coaching, mentorship and other career development and support. We currently support global Cadence Inclusion Groups for Black, Latinx, LGBTQ+, Veterans, and Women employees and allies. In 2022 in the U.S., we launched groups for Asian American and Pacific Islanders, Indian and South Asians, and employees who are neurodivergent and/or have disabilities. These forums encourage dialogue for sharing and connecting, promoting awareness of experiences and the impact of bias. We bring awareness to barriers, like unconscious bias, through training and engagement. To this end, 89% of our management team in North America has completed inclusive leadership training to elevate inclusiveness and promote equity in the workplace.

2022 Human Capital Highlights

Pay Equity	Company-Wide Attraction & Retention

Cadence maintained global salary pay parity based on gender and U.S. salary pay parity based on race and ethnicity.

Our 42% headcount growth over the last five years and average tenure of 6.5 years reflect our efforts to create an environment that attracts and retains high-performing talent. Approximately half (47%) of all Cadence hires were early career* employees.

Great Place to Work	Hiring and Retention of Women

30+ Best Workplaces recognitions across 14 countries, including Fortune’s 100 Best Companies to Work For, Fortune’s World’s Best Workplaces, and Forbes America’s Best Employers.

Recognized as #87 on Newsweek’s 500 Most Responsible Companies and #8 among 50 companies in our industry.

Of employees surveyed, 93% say they are proud to tell others they work at Cadence and 90% say Cadence is a great place to work.

25% of all new hires were women and 26% of early career* and intern hires were women. Women comprised 24% of our global workforce and filled 20% of our technical roles, 46% of our non-technical roles and 17% of all management positions.

  *  under the age of 30 working in entry-level positions

100 Best ESG Companies	Human Rights Campaign Foundation for LGBTQ+ Equality

We have been named to Investor’s Business Daily 100 Best Environmental, Social, and Corporate Governance Companies list, which considers both financial profitability and socially responsible business practices.

We have been named one of the Best Places to Work for LGBTQ+ Equality by the Human Rights Campaign Foundation with a perfect score of 100 on their Corporate Equality Index.

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Supply Chain Management

Cadence is committed to doing business honestly and ethically and we expect the same from our suppliers. We partner with suppliers that share our values and aim to build long-lasting relationships that are mutually beneficial and create value for society beyond our respective organizations.

To demonstrate our commitment to climate progress, we joined The Climate Pledge and partnered with several key suppliers to improve the accuracy of carbon emissions calculations. We continue to track and analyze key suppliers’ carbon reduction goals and disclosures and 100 of our key suppliers were included in our climate-risk assessment to better understand our upstream climate-related risk and opportunities. In 2022, we continued to identify and promote diversity in our supply chain as well as to extend our rigorous governance standards across our value chain with our Supplier Code of Conduct that was introduced in 2021.

Oversight and Management of Corporate Social Responsibility

Our Board, through its Corporate Governance and Nominating Committee, oversees our corporate social responsibility program and the progress of our environmental (including climate-related risks and opportunities), social (including health, wellness, and safety), and governance efforts, matters, and initiatives. The Corporate Governance and Nominating Committee formally reviews our environmental, social, and governance efforts and climate-related issues within the organization at every regular meeting and regularly reports to the Board on such programs. In 2022, the Corporate Governance and Nominating Committee held three meetings. The Board and its Compensation Committee formally review the benefits provided to our employees, including health and wellness, once a year. In 2023, the Compensation Committee Charter was amended to add that the Compensation Committee is responsible for overseeing our human capital management practices.

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BOARD OF DIRECTORS

OVERVIEW OF DIRECTOR NOMINEES

BOARD MEMBERSHIP

The Board currently consists of eleven members: Mark W. Adams, Ita Brennan, Lewis Chew, Anirudh Devgan, ML Krakauer, Julia Liuson, James D. Plummer, Alberto Sangiovanni-Vincentelli, John B. Shoven, Young K. Sohn and Lip-Bu Tan. Mr. Tan is not standing for re-election at the Annual Meeting and we have ten nominees.

Cadence remains committed to ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds and effectively represent the long-term interests of stockholders. See “Director Qualifications and Diversity of Background” below for more information.

DIRECTOR INDEPENDENCE

The Board determines director independence in accordance with the Corporate Governance Guidelines, which require that at least a majority of the Board be “independent” within the meaning of the Nasdaq listing standards.

To be “independent” under the Nasdaq listing standards, among other bright line tests enumerated in the standards, a director must not be an executive officer or employee of the company and must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In determining each director’s independence, the Board

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considers all relevant facts and circumstances in conjunction with the guidelines provided by the Nasdaq listing standards. This includes, without limitation, Mr. Adams’ role as President and Chief Executive Officer of SMART Global Holdings, Inc. (“SMART”), Ms. Brennan’s role as Senior Vice President, Chief Financial Officer of Arista Networks, Inc. (“Arista”) and Mr. Sohn’s role as co-founder and co-manager, along with Mr. Tan, of one of Walden International’s funds, Walden Catalyst, and Cadence’s ordinary course business transactions with SMART, Arista and companies in which Mr. Sohn, his family members and Walden Catalyst are involved. The Board considers these transactions as part of its overall analysis of the independence of the Board. The Board also considers other employment, advisory and academic relationships of its members with other companies and institutions with which Cadence does business or to which it makes charitable gifts.

In addition, all such transactions are subject to the terms of the Code of Business Conduct and Related Party Transactions Policies and Procedures. These policies and internal procedural guidelines also require that directors recuse themselves from any discussion or approval by the Corporate Governance and Nominating Committee of Cadence’s transactions with those companies that are associated with such directors, except to provide material information concerning such transactions to the Corporate Governance and Nominating Committee.

The aggregate annual amounts involved in each of the foregoing transactions involving an entity in which an independent director is or was a partner, or a controlling shareholder or an executive officer in each of the last three fiscal years were less than the greater of 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, and the affiliated Board members were determined not to have a direct or indirect material interest in such transactions.

CURRENT INDEPENDENT DIRECTORS

Among the current members of the Board, the Board has determined that Directors Adams, Brennan, Chew, Krakauer, Liuson, Plummer, Sangiovanni-Vincentelli, Shoven and Sohn are independent directors within the meaning of the Nasdaq listing standards. Dr. Devgan, the President and Chief Executive Officer of Cadence, and Mr. Tan, our current Executive Chair and the former Chief Executive Officer of Cadence, are not deemed independent. Mr. Tan will no longer serve as Executive Chair or as a member of the Board following the Annual Meeting but is expected to continue to serve as a non-officer employee of the Company through March 31, 2024.

BOARD LEADERSHIP

In December 2021, Mr. Tan transitioned from the role of Chief Executive Officer to Executive Chair and the independent directors of the Board appointed Dr. Shoven, the Board’s former Chair, to serve as Lead Independent Director. While the Corporate Governance Guidelines permit the role of Chair to be filled by an officer or employee of Cadence, a lead independent director is required if the Chair is also a Cadence officer or employee. This provides the Board with flexibility to determine whether the two roles should be combined based on the Board’s assessment of Cadence’s needs and leadership from time to time.

Mr. Tan is not standing for re-election at the Annual Meeting and we will no longer have an Executive Chair or a Lead Independent Director following the Annual Meeting. Instead, the Board will return to an independent, non-executive leadership structure and Ms. Krakauer will be Chair. The Board believes that at this time, Cadence and its stockholders are best served by this leadership structure because it facilitates effective oversight and further strengthens the Board’s independent leadership and commitment to sound governance. This also allows the Chief Executive Officer to focus on the day-to-day business of Cadence, while allowing the Chair to lead the Board in its oversight of management.

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PROCESS FOR SELECTING DIRECTOR NOMINEES AND CANDIDATES

The Corporate Governance and Nominating Committee evaluates and recommends director candidates for nomination by the full Board. The Corporate Governance and Nominating Committee regularly discusses and annually reviews as a committee and with the Board the appropriate skills and characteristics required of directors (such as integrity, experience, judgment, diversity of background (including, among other factors, race, ethnicity and gender), independence, ability to commit sufficient time and attention to Board activities, understanding of Cadence’s products, technologies and strategy, and the specific skills set forth under “Director Nominee Qualifications, Skills and Experience” below in Proposal 1 regarding the election of directors) in the context of the current composition of the Board and its committees.

STOCKHOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES

Stockholders who wish to recommend a prospective candidate for the Board must notify Cadence’s Corporate Secretary in writing with the supporting materials required by Cadence’s Bylaws as described under “Information About the Annual Meeting” below and any other material the stockholder considers necessary or appropriate in order for their recommended candidate to be considered by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will evaluate any such candidate in the same manner as it evaluates candidates recommended from other sources.

DIRECTOR ATTENDANCE

During the fiscal year ended December 31, 2022, the Board held seven meetings, in addition to taking actions by unanimous written consent in lieu of a meeting. Each of our current directors attended at least 75% of the meetings of the Board and the committees on which he or she served that were held during the period for which he or she was a director or committee member during fiscal 2022. The Corporate Governance Guidelines encourage directors to attend the Annual Meeting of stockholders, and all of Cadence’s directors attended the 2022 Annual Meeting.

INDEPENDENT DIRECTOR SESSIONS

Pursuant to the Corporate Governance Guidelines, Cadence’s independent directors meet privately at least twice each year. Either an Independent Chair of the Board or a Lead Independent Director presides over portions of Board meetings attended exclusively by independent directors.

BOARD EVALUATIONS

The Board is committed to reviewing its performance through an annual evaluation process. Through the evaluations, the Board assesses its processes, meetings, planning and overall effectiveness. The directors provide feedback on the Board and its committees through questionnaires and interviews with an independent third party. Each year, the independent third party reviews the results and feedback provided by the directors and follows up with the directors regarding their evaluations and presents to the full Board. Any findings that require additional consideration are addressed at subsequent Board and committee meetings, as appropriate.

BOARD SUCCESSION PLANNING

Board succession planning is a regular topic for discussion at Board meetings. The Corporate Governance and Nominating Committee reviews with the Board at least annually the appropriate experience, skills and characteristics required of Board members in the context of the current composition of the Board. New directors undergo a robust orientation process overseen by the Corporate Governance and Nominating Committee that includes a series of briefings with senior management and other experts designed to enable new directors to quickly become active, knowledgeable and effective members of the Board. The briefings include profiles on Cadence’s business, industry, technology, financial landscape, people and culture, as well as corporate governance and regulatory matters.

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CEO AND MANAGEMENT SUCCESSION PLANNING

The Board is actively engaged and involved in the succession planning of Cadence’s management. The Compensation Committee regularly discusses and annually reports to the Board with respect to CEO succession planning, including policies for CEO selection and succession in the event of incapacitation, emergency situations, operational needs, retirement or removal of the CEO and evaluations of and development plans for potential successors to the CEO. In addition, the Compensation Committee, in consultation with the CEO, regularly discusses and annually reviews senior leadership succession planning and reports to the Board with respect to Cadence’s management development program and succession planning.

BOARD RISK OVERSIGHT

The Board exercises its risk oversight function through the Board as a whole and through certain of its committees. The Board and the relevant committees seek to understand and oversee the most critical risks facing Cadence. The Board does not view risk in isolation but considers risk as part of its regular consideration of business decisions and business strategy. The Board as a whole has the ultimate responsibility for the oversight of risk management but has delegated the oversight of certain risks to the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee as set forth in the table below.

Committee	Primary Areas of Risk Oversight

Audit Committee	Cadence’s financial condition, financial statements, financial reporting process, accounting, internal control and cybersecurity matters

Compensation Committee	Cadence’s overall compensation and senior leadership succession planning practices, policies and programs, and human capital management practices

Corporate Governance and Nominating Committee	Cadence’s corporate governance, the composition, structure and evaluation of, and succession planning for, the Board and its committees, ESG practices, and review and approval of related party policy and transactions

The Board and the relevant committees review with Cadence’s management the risk management practices for which they have oversight responsibility. Since overseeing risk is an ongoing process and inherent in Cadence’s strategic decisions, the Board and the relevant committees also discuss risk throughout the year in relation to specific proposed actions.

Cybersecurity

Cybersecurity continues to be an important area of focus and the Board received training on this topic in 2022. Cadence is committed to the protection of our customers’, vendors’, partners’ and employees’ personal information and our Information Security team works to identify and prevent cybersecurity risks through enhanced privacy and data cybersecurity initiatives. Our Chief Information Security Officer administers our data privacy and cybersecurity program with oversight by the Audit Committee and regularly updates the Board and Audit Committee on our cybersecurity performance and risk profile. In 2022, with many of employees continuing to work from home or transitioning to a hybrid work environment, the Audit Committee and our senior management maintained a focus on ensuring that Cadence has secure remote access with endpoint security controls and infrastructure resiliency. As part of this process, we enhanced our security incident response procedures to address risks specific to remote working conditions and enhanced our verification controls to further ensure only trusted devices can access Cadence’s network. In the event of a data breach, we have documented response procedures and a cybersecurity insurance policy to cover certain losses from a data breach. We also review and further revise as necessary the company’s mandatory data privacy and cybersecurity training for employees, which we use to train our employees on these important matters. Overall, we believe in implementing effective cybersecurity practices to counteract evolving risks. We structure our data privacy and security program to align with the EU, National Institute of Standards and Technology (NIST 800-*), Cloud Security Alliance (CSA) and ISO 27001 standards and are ISO/IEC 27001:2013 and ISO/IEC 27017 certified.

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COMMITTEES OF THE BOARD

The Board currently has the following committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. Each of these committees meets regularly, reports on its activities to the full Board, is authorized to engage external advisors and has a written charter that is approved by the Board and available on the Corporate Governance page at www.cadence.com. The table below shows the current composition of the committees.

Director	Audit	Compensation	Corporate Governance and Nominating	Finance

Mark W. Adams				✓

Ita Brennan	✓

Lewis Chew				✓

Anirudh Devgan

ML Krakauer		✓	✓

Julia Liuson		✓	✓

James D. Plummer	✓		✓

Alberto Sangiovanni-Vincentelli			✓	✓

John B. Shoven	✓	✓

Young K. Sohn

Lip-Bu Tan

   Committee Chair    ✓ Member

Audit Committee

The Board has determined that all four members of the Audit Committee are “independent” as defined by the Nasdaq listing standards applicable to audit committee members and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Directors Brennan, Chew and Shoven are “audit committee financial experts” as defined in rules promulgated by the SEC.

The Audit Committee charter was last amended in February 2023 and complies with the Nasdaq listing standards. The duties and responsibilities of the Audit Committee include:

•	Appointing, retaining, compensating, evaluating, overseeing and discharging Cadence’s independent registered public accounting firm;

•	Pre-approving (or where permitted by SEC rules in the case of de minimus non-audit services, subsequently approving) all audit and permissible non-audit services to be provided by the independent registered public accounting firm and establishing policies and procedures for such pre-approval;

•	Engaging in dialogues with the independent registered public accounting firm with respect to any relationships or services between Cadence and the independent registered public accounting firm that may impact the objectivity and independence of the independent registered public accounting firm;

•	Setting clear policies regarding employment by the Company of individuals employed or formerly employed by the independent auditors;

•	Reviewing audit and internal quality control procedures, the results of the annual audit and any audit problems, difficulties or significant disagreements with management;

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•	Reviewing Cadence’s annual and quarterly financial statements, annual reports on Form 10-K and quarterly reports on Form 10-Q, and recommending to the Board whether the financial statements should be included in Cadence’s annual report on Form 10-K;

•	At least annually, reviewing, discussing with management and assessing the adequacy and effectiveness of Cadence’s internal controls and procedures, disclosure controls and procedures, and Cadence’s guidelines, policies and practices with respect to risk assessment and risk management as they relate to Cadence’s financial condition, financial statements, financial reporting process and accounting matters, cybersecurity, and overseeing financial risk exposures;

•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints received by Cadence regarding accounting, internal controls, auditing or violations of federal securities law matters;

•	At least on a quarterly basis, inquiring from the independent auditor whether the Company’s financial statements have been selected by the Public Company Accounting Oversight Board, or PCAOB, for inspection. The Committee shall be apprised on a “real time” basis of any material developments in connection with any inspection; and

•	Annually reviewing and evaluating its performance, including by reviewing its compliance with the Audit Committee Charter.

The Audit Committee held five meetings during fiscal 2022. See “Audit Committee Report” below for more information.

Compensation Committee

The Compensation Committee is currently comprised of four members, each of whom the Board has determined to be “independent” as defined by the Nasdaq listing standards applicable to compensation committee members and satisfies the applicable independence standards under the Exchange Act for compensation committee service. All Compensation Committee members are also “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act.

The Compensation Committee may delegate its authority over certain matters to management when it deems it to be appropriate and in the best interests of Cadence. In fiscal 2022, the Compensation Committee did not delegate any authority with respect to the consideration and determination of executive officer compensation in fiscal 2022 and does not currently expect to delegate any such authority in the future. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and other executive officers of Cadence. In addition, the Compensation Committee administers and, if deemed necessary, may amend Cadence’s Senior Executive Bonus Plan, Cadence’s equity-based compensation plans and stock purchase plans, and Cadence’s deferred compensation plans. The Compensation Committee also reviews and recommends to the Board the compensation of Cadence’s directors, and the Compensation Committee did not delegate any authority with respect to the consideration and determination of director compensation in fiscal 2022.

The Compensation Committee charter was last amended in February 2023. The duties and responsibilities of the Compensation Committee include:

•	Identifying, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and any director who is also a Cadence employee, and evaluating the performance of the CEO and any employee director in light of those goals and objectives;

•	Overseeing the evaluation of Cadence’s management;

•	Reviewing at least annually Cadence’s senior leadership succession planning in consultation with the CEO;

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•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

•	Overseeing Cadence’s overall compensation practices, policies and programs, assessing whether Cadence’s compensation structure establishes appropriate incentives for management and employees, assessing the risks associated with such practices, policies and programs, and assessing the results of Cadence’s most recent advisory vote on executive compensation;

•	Reviewing annually an assessment of any potential conflicts of interest raised by the work of compensation consultants, whether retained by the Compensation Committee or management, who are involved in determining or recommending executive or Board compensation;

•	Assessing the independence of any consultants or other outside advisors that the Compensation Committee selects or receives advice from, and being directly responsible for the appointment, compensation and oversight of the work of any consultants and advisors retained by the Compensation Committee; and

•	Overseeing the Company’s human capital management practices, including periodically reviewing the development, implementation and effectiveness of Cadence’s policies and strategies relating to talent management and development, talent acquisition, culture, employee engagement, and diversity, equity and inclusion.

The Compensation Committee believes that having an outside evaluation of executive officer salary, bonus and equity compensation is a valuable tool for the Compensation Committee and Cadence stockholders. In fiscal 2022, the Compensation Committee retained the services of a compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”), for advice regarding the compensation of Cadence’s executive officers and Board. The Compensation Committee retained Semler Brossy for a number of purposes, including constructing and reviewing peer groups for compensation comparison purposes, performing a competitive assessment of Cadence’s compensation programs, practices and levels for its executive officers and certain other employees and providing information on typical industry practices concerning employment, equity practices, severance and change in control agreements. Semler Brossy has not been engaged to perform any other work for Cadence. Pursuant to the factors set forth in Item 407 of Regulation S-K promulgated by the SEC and the Nasdaq listing standards, the Compensation Committee has reviewed the independence of Semler Brossy and conducted a conflicts of interest assessment, and has concluded that Semler Brossy is independent and Semler Brossy’s work for the Compensation Committee has not raised any conflicts of interest.

In determining the compensation of Cadence’s executive officers, including Cadence’s named executive officers (as defined below in “Compensation Discussion and Analysis”), the Compensation Committee considers the competitive assessments provided by and through consultation with Semler Brossy. In addition, Cadence’s CEO typically makes assessments and recommendations to the Compensation Committee on whether there should be adjustments to the annual base salary, annual cash incentive compensation and equity incentive compensation of executive officers other than himself based upon an assessment of certain factors described in “Compensation Discussion and Analysis” below. The Compensation Committee reviews such assessments and recommendations and determines whether or not to approve or modify the CEO’s recommendations. The Compensation Committee’s decisions are made, however, by the Compensation Committee in its sole discretion. See “Compensation Discussion and Analysis” below for more information.

The Compensation Committee, in consultation with Semler Brossy, reviews Cadence’s compensation practices, policies and programs for all employees, including the named executive officers, to assess the risks associated with such practices, policies and programs. The risk-mitigating factors considered by the Compensation Committee include the following:

•	The use of different types of compensation that provide a balance of short-term and long-term incentives with fixed and variable components;

•	Cadence’s Securities Trading Policy, which restricts certain transactions in Cadence’s securities, prohibits hedging by members of the Board and all employees and requires executive officers and

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members of the Board to obtain permission from the general counsel or their designee before trading any shares of Cadence common stock, except those transactions expressly permitted in such policy;

•	Cadence’s Clawback Policy, which, in the event of a restatement of Cadence’s reported financial results, allows Cadence to seek to recover or cancel performance-based bonuses and equity awards made to executive officers to the extent that performance goals would not have been met under such restated financial results;

•	Caps on bonus awards to limit windfalls; and

•	The consideration of ethical behavior, which is integral in assessing the performance of all executive officers, including the named executive officers.

The Compensation Committee held five meetings during fiscal 2022.

Corporate Governance and Nominating Committee

The Board has determined that all five members of the Corporate Governance and Nominating Committee are “independent” as defined by the Nasdaq listing standards.

The Corporate Governance and Nominating Committee charter was last amended in February 2021. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

•	Determining the Board’s criteria for selecting new directors and recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•	Considering potential director candidates recommended by Cadence’s management and stockholders in the same manner as nominees identified by the Corporate Governance and Nominating Committee; provided that, with respect to those candidates recommended by stockholders, such stockholders have provided Cadence with a notice that sets forth information as to such stockholders and director candidates in accordance with Cadence’s Bylaws;

•	Overseeing the annual evaluation of the Board and its committees, and considering the results of the annual evaluation;

•	Retaining, terminating and approving the fees and retention terms with respect to any search firm employed to identify director candidates;

•	Evaluating, at least annually, each director’s performance and effectiveness and determining whether the Board desires his or her continued service;

•	Overseeing the administration of the Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

•	Reviewing and approving any related party transactions and recommending to the full Board for approval policies and procedures for the review, approval and ratification of such transactions and amendments to such policies and procedures;

•	Reviewing whether it is appropriate for a director to continue to serve as a member of the Board if his or her business responsibilities or personal circumstances change and making a recommendation to the Board as to any action to be taken with respect to such change;

•	Determining whether to approve any director (a) accepting employment, directorship, consulting engagement, advisory board position or any other affiliation with another company or (b) starting a new business which may be, or give the appearance of, a conflict of interest;

•	Overseeing the orientation program that Cadence provides to new directors and making recommendations regarding director continuing education programs; and

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•	Overseeing Cadence’s policies and practices regarding corporate social responsibility and sustainability programs, including environmental / climate-related, social and governance (ESG) matters and initiatives, and reporting to the Board at least annually on such programs.

The Corporate Governance and Nominating Committee regularly discusses and annually reviews the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board. If vacancies on the Board are anticipated or otherwise arise, the committee considers potential director candidates, which may come to the committee’s attention through a variety of channels, including current directors, officers, professional search firms, stockholders or other persons. The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee.

The Corporate Governance and Nominating Committee held three meetings during fiscal 2022.

Finance Committee

The Finance Committee, on behalf of the Board, evaluates and approves financings, mergers, acquisitions, divestitures and other financial commitments of Cadence to third parties and has the authority to approve those that involve amounts up to $200 million. The Finance Committee charter was last amended in July 2020.

The Finance Committee held four meetings during fiscal 2022.

COMPONENTS OF DIRECTOR COMPENSATION

The Compensation Committee, with input from its independent compensation consultant Semler Brossy, annually reviews and recommends to the Board the compensation program for directors who are not employees of Cadence. Directors who are Cadence employees, such as Mr. Tan and Dr. Devgan, do not receive additional compensation for their service on the Board. In setting non-employee director compensation, the Compensation Committee considers the competitiveness of Cadence’s director compensation from a number of different perspectives, including average total compensation, aggregate compensation for the full Board and individual director compensation as differentiated by committee membership and leadership roles. The Compensation Committee also reviews Cadence’s director compensation relative to Cadence’s peer group, which is also used to determine market levels for executive compensation (see “Compensation Discussion and Analysis” below for more information).

The following table sets forth the components of the non-employee directors’ compensation for fiscal 2022:

Compensation Component	Director Compensation

Annual Retainer(1)	$80,000

Lead Independent Director Fees(2)	$80,000 for Lead Independent Director

Chair Fees	$40,000 for Chair of the Audit Committee $30,000 for Chair of the Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee(3)

Meeting Attendance Fees(4)	$2,000 per meeting attended in person or by videoconference $1,000 per meeting attended by telephone.

Incentive Stock Award(5)	Incentive stock award with a grant date fair value of $220,066 for each non-employee director that fully vests on the first anniversary of the date of grant

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Compensation Component	Director Compensation

New Director Equity Award (one-time grant)(6)	Each non-employee director who joins the Board may be granted incentive stock awards, stock options and restricted stock units (“RSUs”) under the 1995 Directors Stock Incentive Plan (the “Directors Plan”), the amounts of which are determined at the sole discretion of the Board or its designated committee

Stock Ownership Guidelines(7)	Each non-employee director is required to hold shares of Cadence common stock with a value equal to at least $375,000 within five years of initial appointment or election to the Board.

(1)

The annual retainer fees paid to our non-employee directors are typically paid quarterly, with proration for partial terms served. Directors may elect to defer cash compensation payable to them under Cadence’s deferred compensation plan. These deferred compensation amounts are credited to participant accounts, with values indexed to the performance of mutual funds or money market accounts selected by the participant. Cadence does not match contributions made under Cadence’s deferred compensation plan.

(2)

Dr. Shoven was appointed as Lead Independent Director effective December 15, 2021. Dr. Shoven served as Chair of our Board until Mr. Tan’s appointment as Executive Chair effective December 15, 2021. As the Lead Independent Director, Dr. Shoven received the same fees for service that he previously received as Chair of the Board.

(3)	Committee Chair fees are typically paid quarterly.

(4)

No additional compensation is paid when the Board or a committee acts by unanimous written consent in lieu of a meeting. Non-employee directors are also eligible for reimbursement of expenses they incur in connection with attending Board meetings in accordance with Cadence’s expense reimbursement policy.

(5)

On May 5, 2022, each then-serving non-employee director was granted an incentive stock award of 1,473 shares of Cadence common stock under Cadence’s Directors Plan (which award had a grant date fair value of approximately $220,066). Incentive stock awards granted to each of the non-employee directors will vest in their entirety on the earlier to occur of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of stockholders, provided that the director continues to serve Cadence on that date.

(6)

On January 31, 2022, Ms. Krakauer was granted an incentive stock award of 86 shares of Cadence common stock under the Directors Plan (which award had a grant date fair value of approximately $13,084) in connection with her appointment to the Board. The incentive stock award fully vested on February 25, 2022, aligned with the vesting of annual incentive stock awards granted to Cadence’s other Board members in February 2021.

(7)

As of the Record Date, all directors met the stock ownership guidelines applicable to them. Separately, Cadence’s Securities Trading Policy restricts certain transactions in Cadence securities, as discussed above under “Anti-Hedging Policy and Trading Restrictions.”

In addition, a medical and prescription benefits coverage reimbursement plan is available to active non-employee directors who were directors on December 31, 2014 (the “Eligible Directors”), eligible retired directors who retired from the Board on or prior to December 31, 2014 (the “Eligible Retired Directors”) and their respective dependents (the “Medical Reimbursement Plan”). Directors first elected or appointed to the Board after December 31, 2014 are not eligible to participate in the Medical Reimbursement Plan. Eligible Directors and their dependents may obtain coverage under the Medical Reimbursement Plan during their term of service on the Board. Eligible Retired Directors, Eligible Directors and their dependents may continue coverage under the Medical Reimbursement Plan starting immediately after the director’s termination of service for a continuous term not to exceed such director’s term of service on the Board.

A director’s eligibility for participation in the Medical Reimbursement Plan immediately ceases if the plan administrator determines that he or she has violated the Code of Business Conduct or is engaged as an

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employee, consultant, director or advisor of, or significant investor in, a competitor of Cadence. Under the Medical Reimbursement Plan, Cadence reimburses 100% of the premiums for participants and their dependents up to a maximum of $20,000 for expenses incurred per calendar year, which maximum amount may be adjusted for future changes in medical costs. Benefits under the Medical Reimbursement Plan are fully taxable to the participants and Cadence does not gross up reimbursement payments to cover any such taxes.

DIRECTOR COMPENSATION FOR FISCAL 2022

The following table sets forth the compensation earned in fiscal 2022 by Cadence’s non-employee directors who served on the Board in fiscal 2022. Anirudh Devgan, Cadence’s President and CEO, and Lip-Bu Tan, Cadence’s Executive Chair, did not receive any additional compensation for serving as directors in fiscal 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Mark W. Adams	$140,000	$220,066	$—	$—	$360,066

Ita Brennan	127,885	220,066	—	—	347,951

Lewis Chew	150,000	220,066	—	—	370,066

ML Krakauer(5)	91,151	233,150	—	—	324,301

Julia Liuson	110,000	220,066	—	—	330,066

James D. Plummer	128,198	220,066	—	—	348,264

Alberto Sangiovanni-Vincentelli	106,000	220,066	—	18,170	344,236

John B. Shoven	200,000	220,066	—	13,290	433,356

Young K. Sohn	132,000	220,066	—	—	352,066

(1)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards granted during fiscal 2022 calculated pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (Compensation — Stock Compensation) (“FASB ASC 718”). The assumptions used to calculate the valuation of the stock awards for fiscal 2022 are set forth in Note 9 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The amount shown is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore may not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award.

(2)	As of December 31, 2022, the number of unvested shares of restricted stock held by each non-employee director was as follows:

Mark W. Adams	1,473	James D. Plummer	1,473
Ita Brennan	1,473	Alberto Sangiovanni-Vincentelli	1,473
Lewis Chew	1,473	John B. Shoven	1,473
ML Krakauer	1,473	Young K. Sohn	1,473
Julia Liuson	1,473

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(3)	No option awards were granted to the non-employee directors during fiscal 2022. As of December 31, 2022, the number of outstanding stock options held by each non-employee director was as follows:

Mark W. Adams	0	James D. Plummer	0
Ita Brennan	0	Alberto Sangiovanni-Vincentelli	20,000
Lewis Chew	0	John B. Shoven	0
ML Krakauer	0	Young K. Sohn	10,000
Julia Liuson	0

(4)	The amounts listed in the “All Other Compensation” column above for Dr. Sangiovanni-Vincentelli and Dr. Shoven consist of reimbursements pursuant to the Medical Reimbursement Plan described above.

(5)	Ms. Krakauer was appointed to the Board effective January 31, 2022.

BOARD DIVERSITY MATRIX

The table below provides certain highlights of the composition of our current board members. Each of the categories listed in the below table has the meaning as it is used in the Nasdaq listing standards.

Board Diversity Matrix (As of March 6, 2023)
Board Size:
Total Number of Current Directors	11
Gender:	Male	Female	Non-Binary	Gender Undisclosed

Number of directors based on gender identity	8	3	0	0
Number of directors who identify in any of the categories below:

African American or Black	0	0	0	0

Alaskan Native or American Indian	0	0	0	0

Asian	4	1	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	4	2	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Undisclosed	0

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STOCKHOLDER ENGAGEMENT

Cadence values and actively solicits input from its stockholders, which directly informs the Board’s decision-making on a variety of topics. In addition to management’s regular engagement with stockholders throughout the year, the Lead Independent Director annually leads a robust outreach program to obtain stockholder feedback on numerous important issues, which in 2022 year included our CEO succession, ESG, sustainable business practices, board composition and refreshment, culture, diversity, equity and inclusion, executive compensation, and the 2022 stockholder proposal regarding special meetings as more fully described below. The Board’s leadership and management will continue to engage with stockholders throughout 2023.

Responsiveness to Voting Results of 2022 Annual Meeting Proposals

At Cadence’s 2022 Annual Meeting, stockholders voted on a stockholder proposal to enable stockholders owning 10% of the outstanding shares of Cadence common stock to call a special stockholder meeting (the “2022 Stockholder Proposal”). Of the shares present and entitled to vote at the 2022 Annual Meeting, approximately 63% voted against the 2022 Stockholder Proposal and accordingly, the 2022 Stockholder Proposal did not pass.

As part of the Board’s annual outreach program, the Lead Independent Director and senior management engaged with our stockholders on the results of the 2022 Annual Meeting, including the 2022 Stockholder Proposal, discussing generally Cadence’s corporate governance practices and the stockholders’ input and viewpoints on Cadence’s stockholders’ rights. As part of the outreach program, the Lead Independent Director and senior management received stockholder feedback on numerous important governance issues. The majority of stockholders expressing an opinion regarding the 2022 Stockholder Proposal generally indicated that, in light of the company’s amendment to its Bylaws in February 2021 to reduce the ownership threshold for stockholders to call special meetings to 15% and given the concentration of the company’s stockholder base, they were satisfied with the company’s current bundle of stockholder rights, including the one-year holding period required to be eligible to call a special stockholder meeting.

Cadence continues to welcome stockholder feedback on these and other matters of importance and will incorporate such feedback appropriately into its decision-making and approach to stockholder engagement and corporate governance.

COMMUNICATION WITH DIRECTORS

Stockholders interested in communicating directly with the Board may do so by sending a letter to the following address:

Cadence Design Systems, Inc.

Board of Directors

c/o the Office of the Corporate Secretary

2655 Seely Avenue, Building 5

San Jose, California 95134

The Corporate Secretary will review the correspondence and will transmit such communications as soon as practicable to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that the Corporate Secretary determines is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that the Board or individual directors so addressed will be advised of any communication withheld for legal or other considerations as soon as practicable.

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MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee has recommended, and the Board has nominated, the ten nominees named below for election to the Board. Each director elected at the Annual Meeting will hold office until Cadence’s 2024 annual meeting of stockholders and until his or her successor is elected and qualified, or until the director’s earlier resignation, removal or death.

Each nominee listed below is currently a Cadence director, and all nominees were previously elected by Cadence stockholders at the 2022 Annual Meeting.

DIRECTOR QUALIFICATIONS AND DIVERSITY OF BACKGROUND

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee Cadence’s business and that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and Cadence’s current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing the Board membership criteria and recommending them to the Board for approval. The criteria, which are set forth in the Corporate Governance Guidelines, include a prospective nominee’s integrity, experience, judgment, diversity of background (including, among other factors, race, ethnicity and gender), independence, financial literacy, ability to commit sufficient time and attention to Board activities, skills such as an understanding of electronic design, semiconductor and electronics systems technologies, international background and other relevant characteristics. The Corporate Governance and Nominating Committee considers all of these criteria in the context of the needs of the Board from time to time. In addition, the Corporate Governance and Nominating Committee regularly discusses and annually reviews as a committee and with the Board the appropriate experience, skills and characteristics required of directors in the context of the current composition of the Board and its committees. In seeking diversity of background, the Corporate Governance and Nominating Committee seeks a variety of occupational and personal backgrounds and race, ethnicity and gender diversity on the Board in order to obtain a range of viewpoints and perspectives. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as Cadence’s needs evolve and change over time, and also enables the Board to assess the effectiveness of its policy to seek a diversity of background on the Board. In identifying director candidates from time to time, the Corporate Governance and Nominating Committee and the Board may establish specific skills and experience that it believes Cadence should seek in order to have an effective board of directors.

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DIRECTOR NOMINEE QUALIFICATIONS, SKILLS AND EXPERIENCE

The Corporate Governance and Nominating Committee has determined that it is important for an effective Board to have directors with a balance of the qualifications, skills and experience set forth in the table below.

Summary of Qualifications, Skills and Experience

Compensation / Talent Management Experience in compensation, organizational management, leadership, talent development and identifying, recruiting and motivating top talent	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Corporate Governance Experience in providing oversight and support of the goals of the Board and management and experience in protection of stockholder interests	✓	✓	✓	✓	✓		✓	✓	✓	✓

Cybersecurity Understanding cybersecurity risks in enterprise operations		✓	✓	✓	✓	✓		✓	✓

Financial Expertise Experience in evaluating financial statements and capital structures and overseeing financial reporting and internal controls	✓	✓	✓	✓	✓		✓		✓	✓

Government / Regulatory / Public Policy Experience in or working with governmental and regulatory organizations		✓	✓						✓

International Experience with global businesses, operations, strategy and customer bases	✓	✓	✓	✓	✓	✓		✓	✓	✓

Marketing Experience in marketing and branding of products and services and identifying and developing new markets for products and services	✓	✓	✓	✓	✓	✓				✓

Operations

Current or former executives with significant operating experience, who are able to provide insight into developing, implementing and assessing an enterprise’s operating plan, business and strategy

	✓	✓	✓	✓	✓	✓				✓

Risk Management Experience in overseeing risk management and understanding risks faced by enterprise operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Strategic Planning Experience in providing insight into developing, implementing and assessing businesses and strategy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Technology / Semiconductor / Electronic Design Automation

In-depth understanding of electronic design automation, semiconductor and electronics systems technologies; ability to understand and oversee the overall business and strategy, including product development and the acquisition of businesses that offer complementary products, technologies or services

	✓			✓	✓		✓	✓		✓

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DIRECTOR NOMINEES

The Corporate Governance and Nominating Committee believes that all ten director nominees listed below are highly qualified and have the skills and experience required for service on the Board. The biographies set forth below contain information regarding their qualifications, skills and experience, including term of service as a Cadence director and age as of the Annual Meeting.

Mark W. Adams
Occupation: President and Chief Executive Officer, SMART Global Holdings, Inc. Age: 58 Director Since: 2015

Mr. Adams has served as President and Chief Executive Officer of SMART Global Holdings, Inc., a compute, memory, and LED solutions provider, since August 2020. Mr. Adams served as Chief Executive Officer of Lumileds Holding B.V., a light engine technology company, from February 2017 to February 2019. Mr. Adams served as President of Micron Technology, Inc., a semiconductor solutions company, from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in several positions at Micron Technology, Inc., including interim Chief Financial Officer, Vice President of Worldwide Sales and Vice President of Digital Media. Prior to joining Micron Technology, Inc., Mr. Adams served as Chief Operating Officer of Lexar Media, Inc. in 2006 and as Vice President of Sales and Marketing of Creative Labs, Inc. from 2002 to 2006.

Mr. Adams also serves as a director of SMART Global Holdings, Inc. and served as a director of Seagate Technology plc from January 2017 to October 2022.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

Cadence Committees:

•  Compensation (Chair)

•  Finance

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Ita Brennan
Occupation: Senior Vice President and Chief Financial Officer, Arista Networks, Inc. Age: 56 Director Since: 2020

Ms. Brennan has served as Senior Vice President, Chief Financial Officer of Arista Networks, Inc., a cloud networking solutions company, since 2015. Prior to joining Arista held several key finance roles including Chief Financial Officer of QuantumScape Corporation and Chief Financial Officer of Infinera Corporation.

Ms. Brennan joined the board of Planet Labs PBC in August 2021 and served as a director of LogMeln, Inc. from November 2018 to September 2020.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  Government / Regulatory / Public Policy

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

Cadence Committees:

•  Audit

•  Corporate Governance and Nominating (Chair)

Lewis Chew
Occupation: Former Executive Vice President and Chief Financial Officer, Dolby Laboratories, Inc. Age: 60 Director Since: 2020

Mr. Chew served as Executive Vice President and Chief Financial Officer of Dolby Laboratories, Inc., an audio, voice and imaging technology company, from June 2012 to October 2021. Mr. Chew served as Senior Vice President of Finance and Chief Financial Officer of National Semiconductor Corporation, a designer and manufacturer of semiconductor components, from 2001 to 2011. Prior to joining National Semiconductor Corporation, Mr. Chew was a partner at KPMG LLP, an accounting firm.

Mr. Chew also serves as a director of Arista Networks, Inc. and served as a director of PG&E Corporation and Pacific Gas and Electric Company from 2009 to 2019.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  Government / Regulatory / Public Policy

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

Cadence Committees:

•  Audit (Chair)

•  Finance

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Anirudh Devgan, Ph.D.
Occupation: President and Chief Executive Officer, Cadence Design Systems, Inc. Age: 53 Director Since: 2021

Dr. Devgan has served as Chief Executive Officer of Cadence since December 2021 and President of Cadence since November 2017 and has been a member of the Cadence Board of Directors since August 2021. Prior to becoming President, he was Executive Vice President and General Manager of the Digital & Signoff and System & Verification groups at Cadence. Prior to joining Cadence in 2012, Dr. Devgan was General Manager and Corporate Vice President of the Custom Design Business Unit at Magma Design Automation. Previous roles include management and technical positions at IBM, where he received numerous awards including the IBM Outstanding Innovation Award. Dr. Devgan is the recipient of the IEEE/SEMI Phil Kaufman Award, has been inducted into the National Academy of Engineering, is an IEEE Fellow, has written numerous research papers, and holds several patents.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

Cadence Committees:

•  N/A

ML Krakauer
Occupation: Former Executive Vice President and Chief Information Officer, Dell Corporation Age: 66 Director Since: 2022

Ms. Krakauer has served as a director of Cadence since 2022. Ms. Krakauer retired as executive vice president, chief information officer of Dell Corporation, a global information technology company, in January 2017. Prior to that, she served in various executive positions at EMC Corporation, a global IT infrastructure company, which she joined in 2008, including executive vice president, chief information officer in 2016; executive vice president, business development, Global Enterprise Services during 2015; and executive vice president, Global Human Resources from 2012 to 2015. Ms. Krakauer also held executive general management roles at Hewlett-Packard Enterprise, Compaq Computer Corporation, and Digital Equipment Corporation.

Ms. Krakauer also serves as a director of Mercury Systems, Inc. and Proterra Inc. Ms. Krakauer served as a director of Xilinx, Inc. from October 2017 to February 2022 and DXC Technology from May 2018 to July 2022.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

Cadence Committees:

•  Compensation

•  Corporate Governance and Nominating

25

Julia Liuson
Occupation: President of the Developer Division of Microsoft Corporation Age: 52 Director Since: 2021
Ms. Liuson has served as President of the Developer Division of Microsoft Corporation, a global technology provider since November 2021 and previously served as Corporate Vice President of the Developer Division from 2012 to November 2021. Prior to 2012, Ms. Liuson served in several leadership roles in product and engineering in the Microsoft Visual Studio product line and served as General Manager of Microsoft’s Server and Tools business in Shanghai. Ms. Liuson first joined Microsoft in 1992 and began her career as a software design engineer.

Skills & Qualifications:

•  Compensation / Talent Management

•  Cybersecurity

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

Cadence Committees:

•  Compensation

•  Corporate Governance and Nominating

James D. Plummer, Ph.D.
Occupation: John M. Fluke Professor of Electrical Engineering, Stanford University Age: 78 Director Since: 2011

Dr. Plummer has been a Professor of electrical engineering at Stanford University since 1978 and served as the Dean of the Stanford School of Engineering from 1999 to 2014. Dr. Plummer has received numerous awards for his research and is a member of the National Academy of Engineering. Dr. Plummer directed the Stanford Nanofabrication Facility from 1994 to 2000.

Dr. Plummer served as a director of Intel Corporation from 2005 to 2017 and International Rectifier Corporation from 1994 to 2014.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Financial Expertise

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

Cadence Committees:

•  Audit

•  Corporate Governance and Nominating

26

Alberto Sangiovanni-Vincentelli, Ph.D.
Occupation: Edgar L. and Harold H. Buttner Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley Age: 75 Director Since: 1992

Dr. Sangiovanni-Vincentelli was a co-founder of SDA Systems, Inc., a predecessor of Cadence. Dr. Sangiovanni-Vincentelli has been a Professor of electrical engineering and computer sciences at the University of California, Berkeley since 1976. Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering in 1998 and received the Kaufman Award from the Electronic Design Automation Consortium in 2001, the IEEE/RSE Wolfson James Clerk Maxwell Medal for his exceptional impact on the development of electronics and electrical engineering or related fields in 2008, the ACM/IEEE A. Richard Newton Technical Impact Award in Electronic Design Automation in 2009, the EDAA Lifetime Achievement Award in 2012 and the BBVA Foundation Frontiers Knowledge Award in Information and Communications Technologies in 2023.

Dr. Sangiovanni-Vincentelli also serves as a director of Cy4Gate SpA and KPIT Technologies Ltd.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  International

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

Cadence Committees:

•  Corporate Governance and Nominating

•  Finance

27

John B. Shoven, Ph.D.
Occupation: Lead Independent Director, Cadence Design Systems, Inc. Charles R. Schwab Professor of Economics, Emeritus, Stanford University Age: 75 Director Since: 1992

Dr. Shoven has served as a director of Cadence since 1992 and as Lead Independent Director since 2021. He served as Chair of the Board from 2005 to 2021. Dr. Shoven is the Charles R. Schwab Professor of Economics, Emeritus at Stanford University and served as the Director of the Stanford Institute for Economic Policy Research from 1999 to September 2015. He is also a senior fellow and the Chair, Emeritus of the Steering Committee at the Stanford Institute for Economic Policy Research, senior fellow at the Hoover Institution, fellow at the American Academy of Arts and Sciences and a research associate at the National Bureau of Economic Research. Dr. Shoven has been a member of the faculty at Stanford University since 1973, serving as Chairman of the Economics Department from 1986 to 1989, director of the Center for Economic Policy Research from 1988 to 1993 and as Dean of the School of Humanities and Sciences from 1993 to 1998.

Dr. Shoven also serves as a director of Exponent, Inc. and the Mountain View Board of American Century Funds. Dr. Shoven served as a director of Financial Engines, Inc. from 2010 to 2018.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  Government / Regulatory / Public Policy

•  International

•  Risk Management

•  Strategic Planning

Cadence Committees:

•  Audit

•  Compensation

28

Young K. Sohn
Occupation: Former Corporate President and Chief Strategy Officer, Samsung Electronics Age: 67 Director Since: 2013

Mr. Sohn has served as senior advisor at Samsung Electronics, a consumer electronics company, since 2021, and as a founding managing partner at Walden Catalyst Management LLC, a venture capital firm, since November 2021. Mr. Sohn previously served as Corporate President and Chief Strategy Officer of Samsung Electronics from 2012 to 2020. Mr. Sohn also served as a senior advisor to Silver Lake Management LLC, a private investment firm, from 2012 through January 2021 and at Inphi Corporation, a provider of high-speed mixed signal semiconductor solutions, from 2012 to 2013 and as President and Chief Executive Officer from 2007 to 2012. Prior to joining Inphi Corporation, Mr. Sohn served as President of Agilent Technologies, Inc.’s Semiconductor Group from 2003 until 2005, as Chief Executive Officer of Oak Technology, Inc. from 1999 until it was acquired by Zoran Corporation in 2003, and in executive positions at Quantum Corporation from 1992 to 1999, including co-President and General Manager.

Mr. Sohn served as a director of ARM Holdings plc from 2007 to 2012, Cymer, Inc. from 2003 to 2013 and Inphi Corporation from 2007 to 2012.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

Cadence Committees:

•  Finance (Chair)

DIRECTOR TENURE

The Corporate Governance and Nominating Committee regularly reviews the tenure of Cadence’s directors and practices a long-term approach to board refreshment which is a regular topic in the Lead Independent Director-led stockholder engagement sessions. A number of changes have occurred in our Company’s Board over the past several years as part of our continuing efforts to ensure that our Board has the right skills and tenures to best oversee management and the execution of our strategy and the associated risks. Our Board is of the view that a mix of tenures that takes into consideration appropriate levels of continuity, institutional memory and fresh perspectives is critical in achieving and maintaining a high-performing board. Half of our director nominees joined the Board within the last five years. In light of the addition of these new directors and the Chief Executive Officer transition in December 2021, our Board remains of the view that the continued stewardship of our longer tenured directors is an important complement to the substantial changes and refreshment the Board has made in recent years. The Board will continue to proactively manage its composition to ensure it has the appropriate mix of tenures and the requisite skills to address the Company’s current and future needs.

The following table sets forth the summary of the tenure of the director nominees:

Years of Service (as of the Annual Meeting)

0 – 2 Years	3 – 5 Years	6 – 10 years	11+ Years

• Anirudh Devgan • Julia Liuson • ML Krakauer	• Ita Brennan • Lewis Chew	• Mark W. Adams • Young K. Sohn	• James D. Plummer • Alberto Sangiovanni- Vincentelli • John B. Shoven

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VOTING INFORMATION AND BOARD RECOMMENDATION

The Board of Directors recommends a vote FOR the election of each director nominee.

The election of directors at the Annual Meeting requires that each director receive a majority of the votes cast with respect to that director, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If, however, the election of directors is contested, the directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. The election this year is not contested, so the majority voting standard outlined above applies.

Under the Corporate Governance Guidelines, in order for an incumbent Cadence director to become a nominee at the Annual Meeting, such director must submit an irrevocable resignation that becomes immediately effective if (1) the number of votes cast “for” such director does not exceed the number of votes cast “against” such director in an election that is not a contested election, and (2) the Board accepts the resignation in accordance with the policies and procedures adopted by the Board for such purpose. If a nominee who is currently serving as a Cadence director is not elected at the Annual Meeting, the Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject such director’s resignation, or whether to take other action. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose (as required by applicable law) its decision and the reasons behind it within 90 days from the date the election results are certified.

If any nominee should be unavailable for election as a result of unexpected circumstances, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for such substitute nominee. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.

Abstentions will be treated as being present and entitled to vote on the election; however, abstentions will not be counted as votes “for” or “against” directors and will not have an effect on the election of directors. Broker non-votes will be treated as not being entitled to vote on the election of directors, and, therefore, will not be counted for purposes of determining whether the directors have been elected. Unless marked to the contrary, proxies received will be voted FOR the election of each of the ten director nominees.

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PROPOSAL 2: APPROVAL OF THE AMENDMENT OF THE OMNIBUS EQUITY INCENTIVE PLAN

OVERVIEW

Cadence is requesting that Cadence stockholders approve an amendment of the Omnibus Equity Incentive Plan (as amended and restated, the “Omnibus Plan”), in the form of the Amended and Restated Omnibus Equity Incentive Plan (the “Amended Plan”), to:

•	Increase the number of shares of common stock authorized for issuance by 6,500,000 shares,

•	Clarify that the issuance of substitute awards under the Amended Plan in connection with the assumption, substitution or exchange of awards issued by an acquired entity in a merger or acquisition will not count against the share limit under the Amended Plan, and

•	Modify certain other provisions related to the administration and interpretation of the Amended Plan.

The Board approved such amendment on February 8, 2023, subject to stockholder approval.

The Omnibus Plan was initially approved by Cadence stockholders on May 6, 2014, with 14,866,116 authorized shares of common stock reserved for issuance. Since then, Cadence stockholders have approved increases of an aggregate of 35,000,000 shares authorized for issuance and extended the expiration date of the Omnibus Plan to April 30, 2030.

As of February 10, 2023, 273,161,624 shares of common stock remained available for issuance under the Omnibus Plan. The proposed increase in the number of shares authorized for issuance under the Amended Plan represents approximately 2.38% of Cadence’s outstanding common stock as of the Record Date.

REASONS FOR THE PROPOSED INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE

The primary purpose of the amendment of the Omnibus Plan is to ensure that Cadence can continue to grant awards to eligible participants. The Omnibus Plan provides broad-based equity compensation that is viewed as an essential and long-standing element of Cadence’s culture and success and is deemed critical in building stockholder value by attracting and retaining the most talented employees and consultants. Giving eligible employees and consultants the opportunity to become Cadence stockholders and participate in Cadence’s success aligns the interests of participating individuals with those of stockholders. The Omnibus Plan also helps to attract and retain employees and consultants because equity incentive plans are a common benefit offered by Cadence’s competitors and other industry leaders. Cadence believes that the Omnibus Plan is a highly valued benefit that is necessary in order for Cadence to compete with other companies in attracting and retaining employees and consultants.

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In determining the amount of the increase in the number of shares reserved for issuance under the Omnibus Plan, the Board considered a number of factors, including those described in the “Key Data Regarding Share Usage Under Cadence’s Equity Plans” section below.

KEY DATA REGARDING SHARE USAGE UNDER CADENCE’S EQUITY PLANS

Outstanding Awards and Share Reserve

The following table includes information regarding outstanding awards and shares available for future awards under Cadence’s equity plans as of February 10, 2023:

	1995 Directors Stock Incentive Plan	Omnibus Plan(1)

Total shares underlying outstanding stock options	30,000	2,761,974

Weighted average exercise price of outstanding stock options	$13.81	$62.80

Weighted average remaining contractual life of outstanding stock options, in years	0.98	3.45

Total shares underlying outstanding unvested incentive stock awards and RSUs	13,257	2,881,246

Total shares currently available for grant (stock options, incentive stock awards and RSUs)	447,867	10,533,495

(1)

This column includes shares underlying awards granted under the Amended and Restated 1997 Nonstatutory Stock Incentive Plan, which merged into the Amended and Restated 2000 Equity Incentive Plan (the “2000 Plan”) in 2011, the 2000 Plan, which was consolidated into the Amended and Restated 1987 Stock Incentive Plan (the “1987 Plan”) in 2014, and the 1987 Plan, which was amended and restated into the Omnibus Plan in 2014. Other than the Omnibus Plan, these plans are collectively referred to herein as the “predecessor plans.”

This table excludes 348,754 shares available for grant under equity plans that were assumed in connection with acquisitions.

Burn Rate

•	Three-Year Net Burn Rate

Cadence measures net burn rate as the number of shares underlying awards granted by Cadence in the applicable fiscal year (including the effect of cancellations and forfeitures), divided by the basic weighted average number of shares of common stock outstanding at fiscal year-end. Based on this approach, Cadence’s three-year average annual net burn rate is 1.45%, as set forth below.

	Net Stock Options Granted(1)	Net Time- Based Incentive Stock Awards and RSUs Granted(1)	Net Performance- Based Incentive Stock Awards and RSUs Granted(1)(2)	Total Net Grants	Weighted Average Number of Common Shares Outstanding	Net Burn Rate = Total Net Shares Granted or Earned / Common Shares Outstanding

2022	251,066	1,642,807	483,528	2,377,401	271,198,000	0.88%

2021	551,221	1,238,171	555,809	2,345,201	273,504,000	0.86

2020	497,286	1,564,438	590,015	2,651,739	273,728,000	0.97

Three-Year Average	433,191	1,481,805	543,117	2,458,114	272,810,000	0.90

(1)	Amounts in this column take into account the effect of cancellations and forfeitures.

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(2)

Performance-based incentive stock awards granted in fiscal 2020 and 2022 exclude the 104,651 shares and 1,825,612 shares, respectively, comprising long-term equity awards subject to stockholder return targets (“LTP Awards”) granted to the executive officers in such fiscal years, which are described in “Compensation Discussion and Analysis” and the table entitled “Outstanding Equity Awards at 2022 Fiscal Year End” below. The LTP Awards will be included in the year in which they vest. As set forth below, no LTP Awards were granted in fiscal 2021.

	LTP Awards Granted	LTP Awards Vested
2022	1,825,612	347,435
2021	—	434,981
2020	104,651	393,424

•	Three-Year Weighted Gross Burn Rate

Cadence measures weighted gross burn rate as the number of shares underlying awards granted by Cadence in the applicable fiscal year (converting full value shares to option equivalents and excluding the effect of cancellations and forfeitures), divided by the basic weighted average number of shares of common stock outstanding at fiscal year-end. Based on this approach, Cadence’s three-year average annual weighted gross burn rate is 1.88%, as set forth below.

	Stock Options Granted(1)	Time- Based Incentive Stock Awards and RSUs Granted(1)	Performance- Based Incentive Stock Awards and RSUs Granted(1)(2)	Total Grants(3)	Weighted Average Number of Common Shares Outstanding	Weighted Gross Burn Rate = Total Granted or Earned / Common Shares Outstanding

2022	251,066	1,922,968	483,528	5,064,058	271,198,000	1.87%

2021	612,146	1,550,099	573,204	4,858,752	273,504,000	1.78

2020	533,753	1,868,752	599,737	5,470,731	273,728,000	2.00

Three-Year Average	465,655	1,780,606	552,156	5,131,180	272,810,000	1.88

(1)	Amounts in this column do not take into account the effect of cancellations and forfeitures.

(2)

Performance-based incentive stock awards granted in fiscal 2020 and 2021 exclude the 104,651 shares and 1,825,612 shares, respectively, comprising the LTP Awards granted to the executive officers in such fiscal years. The LTP Awards will be included in the year in which they vest. See “Compensation Discussion and Analysis” and the table entitled “Outstanding Equity Awards at 2022 Fiscal Year End” below for more information regarding the outstanding LTP Awards. As set forth below, no LTP Awards were granted in fiscal 2021.

	LTP Awards Granted	LTP Awards Vested
2022	1,825,612	347,435
2021	—	434,981
2020	104,651	393,424

(3)

The calculation in this column places greater weight on full-value awards (that is, incentive stock awards and RSUs) than stock options, using a 2:1 ratio, consistent with the methodology employed by certain proxy advisory firms for fiscal 2022.

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Overhang

Cadence calculates overhang as (i) the number of shares underlying all outstanding awards under all equity plans (which, as of February 10, 2023, consisted of 2,791,974 shares underlying vested and unvested stock options, 3,467,744 shares underlying unvested incentive stock awards and 2,881,246 shares underlying unvested RSUs), divided by (ii) the number of shares of Cadence common stock outstanding excluding unvested incentive stock awards (which, as of February 10, 2023, was 269,684,880 shares). Based on this approach, as of February 10, 2023, equity compensation overhang was approximately 3.39%.

HIGHLIGHTS OF THE AMENDED PLAN

The Amended Plan includes the following key features and practices:

•	Limited number of shares authorized, no evergreen provision

•	No liberal share recycling

•	No automatic single-trigger vesting upon change in control

•	Minimum 3-year vesting period for awards granted to executive officers

•	No discounted stock option grants

•	No repricing of stock options without stockholder approval

•	No current payment of dividends on RSUs or incentive stock awards until vesting

•	Individual limit on awards that may be granted to any person each year

•	Clawback policy

•	No tax gross-up payments

SUMMARY OF THE AMENDED PLAN

The following summary of the material provisions of the Amended Plan is qualified in its entirety by the complete text of the Amended Plan, a copy of which is attached as Appendix A to this proxy statement.

General

The Amended Plan provides for the grant of incentive stock options, nonstatutory stock options, incentive stock awards and RSUs. Incentive stock options granted under the Amended Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Nonstatutory stock options granted under the Amended Plan are not intended to qualify as “incentive stock options” under the Internal Revenue Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of awards that may be granted under the Amended Plan.

Purpose

The purposes of the Amended Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of Cadence and its affiliates, and to promote the success of Cadence’s business.

Administration

The Board administers the Amended Plan and has the final power to interpret the Amended Plan, including the power to prescribe, amend and rescind rules and regulations relating to the Amended Plan and to delegate administration of the Amended Plan to a committee, such as the Compensation Committee, consisting of one or

34

more members of the Board. The Board has the power to determine which of the persons eligible under the Amended Plan will be granted awards, the types of awards that will be granted, when and how each award will be granted, and the terms and provisions of each award to be granted in accordance with the provisions of the Amended Plan, and to interpret the provisions of the Amended Plan and make all other determinations necessary or advisable to administer the Amended Plan.

Upon stockholder approval of this proposal, the Board may, by resolution, delegate to one or more persons or bodies the authority to designate recipients of awards who are not executive officers or members of the Board and approve grants to such persons up to limits and subject to terms specified by the Board, to the extent permitted by applicable law.

The Board has delegated administration of the Amended Plan to the Compensation Committee. As used in this proxy statement solely with respect to describing the terms of the Amended Plan, the “Board” refers to any committee the Board appoints to administer the Amended Plan as well as to the Board itself.

Eligibility

Only employees of Cadence and its affiliates are eligible for incentive stock options under the Amended Plan. Employees and consultants of Cadence and its affiliates are eligible to receive nonstatutory stock options, incentive stock awards and RSUs under the Amended Plan. Non-employee directors are not eligible to receive awards under the Amended Plan.

No person may be granted awards under the Amended Plan covering more than an aggregate of 2,216,702 shares of common stock in any calendar year.

Employees and consultants of Cadence and its subsidiaries, including Cadence’s executive officers, are eligible to receive awards under the Amended Plan if selected by the Board. As of the Record Date, Cadence had approximately 10,200 employees.

Shares Subject to the Amended Plan

Upon stockholder approval of this proposal, an additional 6,500,000 shares of common stock would be reserved for issuance under the Amended Plan. The proposed increase in the number of shares authorized for issuance under the Amended Plan represents approximately 2.38% of Cadence’s outstanding common stock as of the Record Date.

As of February 10, 2023, there were 273,161,624 shares of common stock available for issuance under the Omnibus Plan, and there were 5,643,220 shares subject to outstanding awards under the Omnibus Plan and its predecessor plans.

All of the shares that are available under the Amended Plan may be used for any type of award permitted under the Amended Plan (whether stock options, incentive stock awards or RSUs). If an award under the Amended Plan (or its predecessor plans) should expire, become unexercisable, be forfeited or otherwise terminate for any reason without having vested or been exercised in full, then the unpurchased or forfeited shares that were subject to the award will, unless the Amended Plan has been terminated, become available for future grant under the Amended Plan. However, shares subject to an award may not again be made available for issuance under the Amended Plan if such shares are: (i) shares used to pay the exercise price of an option, (ii) shares delivered to or withheld by Cadence to pay the withholding taxes related to an award or (iii) shares that Cadence repurchases on the open market with the proceeds of an option exercise. To the extent an award under the Amended Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Plan. Further, the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Amended Plan.

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Upon stockholder approval of this proposal, if Cadence issues substitute awards under the Amended Plan in connection with the assumption, substitution or exchange of awards issued by an acquired entity in a merger or acquisition, the number of shares subject to the substitute awards will not reduce the number of shares available for issuance under the Amended Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by Cadence or any of its subsidiaries or with which Cadence or any subsidiary combines may be used for awards under the Amended Plan and will not reduce the number of shares available for issuance under the Amended Plan.

Stock Option Provisions

The following describes the permissible terms of the stock options granted under the Amended Plan. All of the shares of common stock reserved for issuance under the Amended Plan may be granted as incentive stock options.    Individual stock option grants may be more restrictive as to any or all of these permissible terms.

•	Exercise Price. The exercise price of stock options granted under the Amended Plan may not be less than the fair market value of Cadence common stock on the grant date. In the case of an incentive stock option granted to a 10% stockholder, the exercise price of the option may not be less than 110% of the fair market value on the grant date. The fair market value for purposes of the Amended Plan is the closing price of Cadence common stock on the grant date as reported by Nasdaq.

•	Payment of Exercise Price. The exercise price of stock options granted under the Amended Plan may be paid by cash, check, shares of Cadence common stock with a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised, or any combination of these methods, or such other consideration and payment method as may be determined by the Board. In determining the type of consideration to accept, the Board considers whether the acceptance of such consideration may be reasonably expected to benefit Cadence. The particular forms of consideration available to exercise a specific stock option are set forth in the terms of the option agreement for that option.

•	Option Exercise. Stock options granted under the Amended Plan become exercisable at the times and under the conditions determined by the Board and set forth in terms of the option agreement for that option. The Board has the power to accelerate the time at which a stock option may first be exercised or the time during which a stock option will vest.

•	Term. The maximum term of stock options granted under the Amended Plan is seven years. However, the maximum term of incentive stock options granted to a 10% stockholder is five years. Stock options granted under the Amended Plan generally terminate three months (twelve months in the case of termination due to death or disability), or such other period of time as determined by the Board, after termination of the optionee’s employment or consulting relationship with Cadence or one of its affiliates.

Incentive Stock Award and Restricted Stock Unit Provisions

The following describes the permissible terms of the grant of restricted stock (“incentive stock awards”) and RSUs under the Amended Plan.

•	Sales Price and Payment of Sales Price. The Board determines the price, if any, at which shares subject to incentive stock awards or shares underlying RSUs are sold or awarded to a participant under the Amended Plan, subject to applicable law. The sales price may vary among participants and may be below the fair market value of the shares of common stock on the grant date. The Board also determines the form of consideration that may be used to pay the sales price, if any, of shares subject to incentive stock awards or shares underlying RSUs.

•	Vesting. The grant, issuance, retention and/or vesting of incentive stock awards and RSUs granted under the Amended Plan occur at the times and in the installments determined by the Board. The timing of the grant, the issuance, the ability to retain shares and the vesting of incentive stock awards and RSUs

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may be subject to continued service, the passage of time and/or the performance criteria as the Board deems appropriate as described below. However, if the vesting of the incentive stock awards or RSUs granted to an executive officer is based solely on continued service, the award may not vest in full sooner than three years after the grant date and may not have a vesting schedule more favorable, at any point in time, than what would become vested under a monthly pro rata vesting schedule (i.e., 1/36th per month) over those three years. If vesting of an award granted to an executive officer is also subject to the achievement of performance criteria, the award may not vest in full sooner than one year after the grant date. The Board may accelerate the vesting of incentive stock awards and RSUs in the event of a participant’s termination of service as an employee or consultant, a change in control of Cadence or a similar event.

•	Performance Criteria. The Board may establish performance criteria for the grant, vesting or retention of any incentive stock award or RSU. Under the Amended Plan, performance criteria may consist of any one or more of the following performance criteria, either individually, alternatively or in any combination, applied either to Cadence as a whole or to a Cadence business unit, segment or affiliate, either individually, alternatively or in any combination, and measured over a performance period determined by the Board, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, in each case as specified by the Board in the agreement relating to the incentive stock award or RSU (and in each case on a GAAP or non-GAAP basis, if applicable): (a) cash flow (including measures of operating or free cash flow); (b) earnings per share (diluted or basic); (c) earnings per share from continuing operations; (d) earnings (including but not limited to earnings before interest, taxes, depreciation and amortization); (e) return on equity; (f) total stockholder return; (g) return on capital; (h) return on assets or net assets; (i) revenue or revenue growth; (j) income or net income; (k) operating income or net operating income; (l) operating profit or net operating profit; (m) operating margin; (n) return on operating revenue; (o) market share; (p) customer loyalty or satisfaction as measured by a customer loyalty or satisfaction index determined by an independent consultant or expert in measuring such matters; (q) return on investment; (r) stock price; (s) market capitalization; (t) cash from operations; (u) product innovation or release schedule; (v) capital expenditure; (w) working capital; (x) cost of capital; (y) cost reductions; (z) bookings and segments of bookings such as net product bookings; (aa) market penetration; (bb) technology development or proliferation; or (cc) any other performance criteria selected by the Board, whether or not listed in the Amended Plan.

The Board, in its discretion, may reduce the number of shares granted, issued, retainable and/or vested under an incentive stock award or RSU grant on account of either financial performance or personal performance evaluations, despite the satisfaction of any performance criteria. In addition, the Board may appropriately adjust any evaluation of performance with respect to any performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; and (e) any unusual or infrequently occurring items as described in the Financial Accounting Standards Board Accounting Standards Update and/or in management’s discussion and analysis of financial condition and results of operations in Cadence’s annual report to stockholders for the applicable year.

Effect of Certain Corporate Events

The Amended Plan provides that, in the event of a change in control of Cadence, the surviving or acquiring corporation will assume the awards outstanding under the Amended Plan or substitute similar awards. If the surviving or acquiring corporation does not assume such awards or substitute similar awards, (i) the vesting of awards held by participants then providing services to Cadence as an employee or consultant will be accelerated prior to the change in control event and will terminate if not exercised after such acceleration and at, or prior to, such event, and (ii) all other option awards outstanding under the Amended Plan, if any, will terminate if not exercised prior to the change in control event.

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Adjustment Provisions

Upon an increase or decrease in the number of issued shares of Cadence common stock resulting from a stock split, reverse stock split, spin-off, recapitalization, combination of shares, reclassification of shares or other similar change in capitalization, the payment of or any dividend or distribution (other than a normal cash dividend), including any stock dividend, or any other increase or decrease effected without receipt of consideration by Cadence, the number and class of shares authorized for issuance under the Amended Plan, the number and class of shares covered by each outstanding award, the price per share of common stock covered by each outstanding award, and any applicable performance measures will be equitably adjusted for any increase or decrease.

Duration, Amendment and Termination

The Board may terminate the Amended Plan without stockholder approval at any time. The Amended Plan will terminate on April 30, 2030, unless it is sooner terminated. However, any termination of the Amended Plan will not adversely affect awards previously granted, and awards will remain in full force and effect unless mutually agreed upon in a writing signed by the participant and Cadence.

The Board may also amend the Amended Plan at any time or from time to time. However, if the amendment would require stockholder approval to comply with any securities exchange or national market system listing requirements or any other applicable law, the amendment will not be effective unless approved by the stockholders before or after its adoption by the Board. Any amendment of the Amended Plan will not adversely affect awards previously granted unless mutually agreed upon in a writing signed by the participant and Cadence.

Clawback Policy

All awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any award or upon the receipt or resale of any shares underlying the award) are subject to forfeiture and/or repayment to Cadence to the extent and in the manner required to comply with the terms of Cadence’s clawback policy, as in effect from time to time, and any requirements under applicable laws and the rules of the securities exchange system on which the shares of Cadence common stock is listed, including, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Restrictions on Transfer

Under the Amended Plan, except as specifically provided in an award agreement, an award may not be transferred by the participant other than by will or by the laws of descent and distribution and, during the lifetime of the participant, may be exercised only by the participant or the participant’s legal representative. However, the participant may designate in writing a beneficiary, legal guardian, legal representative or other third party who may exercise the award in the event of the participant’s death.

FEDERAL INCOME TAX INFORMATION

The following is only a summary of the federal income tax consequences with respect to the grant and exercise of awards under the Amended Plan based upon applicable federal law as currently in effect, is not complete, does not discuss the income tax laws of any locality, state or foreign country in which a participant may reside, and is subject to change. Participants in the Amended Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the Amended Plan.

Nonstatutory Stock Options

Options granted under the Amended Plan that are not intended to qualify as incentive stock options are referred to in this proxy statement as nonstatutory stock options (“NSOs”). A participant will not recognize any taxable income when an NSO is granted. A participant will generally recognize ordinary income upon the exercise of an NSO

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equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price. The ordinary income recognized by an employee participant will be subject to applicable tax withholding, including applicable income and employment taxes.

Upon the disposition of the shares acquired upon exercise of an NSO, the participant will recognize gain or loss equal to the difference between the amount realized on the disposition and the sum of the exercise price plus the amount of ordinary income recognized by the participant as a result of the exercise of the NSO. Any such gain or loss will generally be treated as long-term or short-term capital gain or loss, depending on whether the holding period for the shares exceeds one year at the time of the disposition.

Cadence will generally be entitled to a deduction to the extent a participant realizes ordinary income upon the exercise of an NSO, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Incentive Stock Options

The Amended Plan permits grants of incentive stock options (“ISOs”). ISOs granted under the Amended Plan are intended to be eligible for the favorable federal income tax treatment accorded to “incentive stock options” under Section 422 of the Internal Revenue Code. Generally, a participant will not recognize any taxable income at the time of the grant of an ISO. In addition, the participant will not recognize income for regular federal income or employment tax purposes (except for alternative minimum tax purposes) at the time of exercise of an ISO. Cadence is not entitled to a deduction at the time of the grant or exercise of an ISO.

If the participant holds the shares acquired through the exercise of an ISO for at least one year from the date of exercise and two years from the grant date, referred to in this proxy statement as the ISO holding period, the participant generally will realize long-term capital gain or loss upon disposition of the shares. This gain or loss will generally equal the difference between the amount realized upon the disposition of the shares and the exercise price of the shares.

If a participant disposes of the shares acquired through the exercise of an ISO before expiration of the ISO holding period, referred to in this proxy statement as a disqualifying disposition, the participant will have: (i) ordinary income equal to the lesser of (a) the amount by which the sales price of such shares exceeds the exercise price and (b) the amount by which the fair market value of such shares on the date of exercise exceeds the exercise price; (ii) in the event that the sales price exceeds the fair market value of the shares on the date of exercise, capital gain equal to the amount by which the sales price of such shares exceeds the fair market value of such shares on the date of exercise; and (iii) in the event that the sales price is less than the exercise price, capital loss equal to the amount by which the exercise price exceeds the sales price of such shares.

In the event of a disqualifying disposition, Cadence will generally be entitled to a deduction to the extent that the participant realizes ordinary income as a result of the disqualifying disposition, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Incentive Stock Awards

A participant who receives an incentive stock award subject to restrictions that constitute a substantial risk of forfeiture generally will not recognize any taxable income upon the award of the shares. When the restrictions constituting a substantial risk of forfeiture on the shares subsequently lapse, the participant will recognize ordinary income in the amount by which the fair market value of the shares on the date such restrictions lapse exceeds the purchase price (if any) paid for the shares. However, a participant who makes a timely election under Section 83(b) of the Internal Revenue Code with respect to shares subject to restrictions constituting a substantial risk of forfeiture will instead recognize ordinary income in the year the incentive stock award is granted equal to the amount by which the fair market value of the shares on the award date exceeds the purchase price (if any) paid for the shares and will not recognize any additional ordinary income when the restrictions on those shares subsequently lapse.

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Cadence will generally be entitled to a deduction equal to the amount of ordinary income recognized by a participant in connection with the grant or vesting, as applicable, of shares of Cadence common stock pursuant to an incentive stock award, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

RSUs

Participants who are granted unvested RSUs do not recognize income at the time of the grant. When the award vests or is paid, participants generally recognize ordinary income in an amount equal to the fair market value of any shares delivered and the amount of any cash paid to the participant, and Cadence will receive a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to a “covered employee.” A “covered employee” is any individual serving as the corporation’s principal executive officer or principal financial officer at any time during the taxable year, the corporation’s three other most highly compensated executive officers, and any individual who was a covered employee of the corporation (or any predecessor) for any taxable year beginning after December 31, 2016.

STOCK PRICE

On the Record Date, the closing price of Cadence common stock as reported by Nasdaq was $197.40.

NEW PLAN BENEFITS

Because the Board has the discretion to grant awards under the Amended Plan, it is not possible as of the date of this proxy statement to determine future awards that will be received by executive officers and other employees under the Amended Plan. During fiscal 2022, the following awards were granted in the aggregate under the Omnibus Plan: awards for an aggregate of 1,433,539 shares to all executive officers and an aggregate of 2,509,087 shares to other employees. See the table entitled “Grants of Plan-Based Awards in Fiscal Year 2022” for grants made to each of the named executive officers (as defined below in “Compensation Discussion and Analysis”) during fiscal 2022.

HISTORY OF GRANTS UNDER OMNIBUS PLAN

As of February 10, 2023, since the approval of the Omnibus Plan by Cadence stockholders in April 2020, awards covering 8,138,268 shares had been granted under the Omnibus Plan, including awards that were subsequently forfeited (and therefore the shares underlying the awards became available for grant under the Omnibus Plan).

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The table below provides the number of shares of Cadence common stock subject to stock awards granted or earned under the Omnibus Plan since its inception through February 10, 2023 for certain individuals. As of February 10, 2023, the closing price per share of Cadence common stock was $183.80 per share.

Name of Individual or Group	Stock Options	RSUs	Incentive Stock Awards

Anirudh Devgan	991,066	—	—

John M. Wall	172,176	10,000	85,135

Neil Zaman	373,205	—	80,000

Paul Cunningham	35,239	—	137,970

Chin-Chi Teng	116,730	—	136,000

All current executive officers as a group	4,383,282	10,000	491,998

All current directors who are not executive officers as a group	—	—	—

Each nominee for election as a director	—	—	—

All employees who are not executive officers, as a group	144,194	1,619,046	3,649,600

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR approval of the amendment of the Omnibus Plan.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, will not be counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment of the Omnibus Plan.

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PROPOSAL 3: ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, Cadence stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of Cadence’s named executive officers as disclosed in this proxy statement. This proposal, which is commonly known as the “say-on-pay” proposal, provides stockholders the opportunity to express their views on the named executive officers’ compensation. Cadence has held a vote on the say-on-pay proposal annually, as determined by the Board and consistent with the past advisory vote by Cadence stockholders. The next say-on-pay proposal is expected to occur at the 2024 Annual Meeting of Cadence stockholders.

The Board and the Compensation Committee value feedback from Cadence stockholders on executive compensation and will review and consider the voting results when evaluating Cadence’s executive compensation program. At the 2022 Annual Meeting, approximately 91% of votes cast by Cadence stockholders approved the compensation of the named executive officers as disclosed in the 2022 proxy statement. Over the past five years, our say-on-pay proposals have had an average level of stockholder support of approximately 93% of the votes cast. In deciding how to vote on this proposal, stockholders are encouraged to read the “Compensation Discussion and Analysis” and the related tables and narrative in this proxy statement for the details of Cadence’s executive compensation program. As described in “Compensation Discussion and Analysis” below, the Board and the Compensation Committee designed Cadence’s executive compensation program to support the long-term success of Cadence and the creation of stockholder value. Cadence’s executive compensation program for fiscal 2022 tied a significant majority of the named executive officers’ compensation to performance. As a result, the pay-for-performance component in Cadence’s executive compensation program should be considered an important factor in Cadence’s strong performance in fiscal 2022, including its revenue of $3.562 billion for the year.

The Board and the Compensation Committee believe that the leadership provided by Cadence’s management team, including the named executive officers, was key to Cadence’s execution and strong performance in fiscal 2022, which contributed to a total stockholder return of 284% over the five fiscal year period through 2022. In accordance with Section 14A of the Exchange Act, Cadence is asking its stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to Cadence’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion in this proxy statement, is hereby APPROVED.

Cadence stockholders should note that because the advisory vote on named executive officer compensation occurs well after the beginning of the compensation year, and because the different elements of Cadence’s executive compensation program are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change such executive compensation program in consideration of any one year’s advisory vote on named executive officer compensation by the time of the following year’s annual meeting of stockholders.

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR the advisory resolution to approve named executive officer compensation.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, will not be counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR the advisory resolution to approve named executive officer compensation.

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PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON NAMED EXECUTIVEOFFICER COMPENSATION

In Proposal 3 above, Cadence stockholders are asked to vote to approve, on a non-binding advisory basis, named executive officer compensation as disclosed in this proxy statement. Pursuant to Section 14A of the Exchange Act, in this Proposal 4, Cadence stockholders must have an opportunity, at least once every six years, to cast a non-binding advisory vote on whether the advisory vote to approve the compensation of the named executive officers, as disclosed in the applicable year’s proxy statement, should occur every one, two or three years. The next frequency advisory vote proposal is expected to occur at Cadence’s 2029 annual meeting of stockholders.

Although the vote is non-binding, the Board values feedback from Cadence stockholders on executive compensation and other important matters. The Board and the Compensation Committee will take into consideration the voting results when determining how often a non-binding stockholder advisory vote to approve the compensation of the named executive officers should occur.

REASONS FOR THE BOARD RECOMMENDATION

After careful consideration, the Board has determined that holding an advisory vote on named executive officer compensation every year continues to be appropriate for Cadence and recommends that Cadence stockholders vote for future advisory votes on named executive officer compensation to occur every year.

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote for 1 YEAR with respect to the frequency of the advisory vote on named executive officer compensation.

The proxy card provides Cadence stockholders with four choices with respect to the advisory vote on the frequency of the advisory vote on named executive officer compensation: “1 Year,” “2 Years,” “3 Years” or “ABSTAIN”. Unless marked to the contrary, proxies received will be voted 1 YEAR.

The frequency receiving the greatest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be considered the advisory vote of Cadence stockholders. Abstentions will have no effect on the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, will not be counted for purposes of determining the advisory vote on the frequency of the advisory vote on named executive officer compensation.

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PROPOSAL 5: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Cadence’s independent registered public accounting firm for the fiscal year ending December 31, 2023. PwC has served as our independent registered public accounting firm since February 26, 2020. Pursuant to the Audit Committee charter, the Audit Committee and the Board have directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives from PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PwC as Cadence’s independent registered public accounting firm is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If Cadence stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR ratification of the selection of PwC as Cadence’s independent registered public accounting firm.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. This proposal is considered a routine matter, and brokers are therefore permitted to exercise discretionary voting authority and vote shares held by them if the beneficial owners of the shares do not provide voting instructions. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of PwC.

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AUDIT COMMITTEE REPORT

The Audit Committee is currently comprised of four directors of Cadence who are “independent” as defined by Nasdaq’s listing standards and the Exchange Act. The Audit Committee met five times in fiscal 2022.

The Audit Committee operates under a charter that is available on the Corporate Governance page at www.cadence.com. As more fully described in its charter, the Audit Committee appoints and retains the independent registered public accounting firm and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the performance of Cadence’s internal audit function, Cadence’s accounting and financial reporting processes and the audits of Cadence’s financial statements on behalf of the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements included in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with Cadence’s management and PricewaterhouseCoopers LLP (“PwC”), Cadence’s independent registered public accounting firm. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, as well as PwC’s independence from Cadence and its management. In addition, the Audit Committee has received from PwC the written disclosures and letter regarding PwC’s communications with the Audit Committee concerning these matters and PwC’s independence, as required by the Public Company Accounting Oversight Board. The Audit Committee has also considered whether the provision of non-audit services by PwC to Cadence is compatible with PwC’s independence.

In reliance on the reviews and discussions referred to above, the then-current members of the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

AUDIT COMMITTEE

Lewis Chew, Chair

Ita Brennan

James D. Plummer

John B. Shoven

The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

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FEES BILLED TO CADENCE BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL 2022 AND 2021

The following table presents fees incurred by Cadence for professional services rendered by PwC for the fiscal year ended December 31, 2022 and for the fiscal year ended January 1, 2022:

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended January 1, 2022

	(In thousands)

Audit Fees(1)	$4,491	$3,659

Audit-Related Fees(2)	—	—

Total Audit and Audit-Related Fees	4,491	3,659

Tax Fees(3)	288	233

All Other Fees(4)	9	10

Total Fees	$4,788	$3,903

(1)

Includes fees for the audit of Cadence’s consolidated financial statements in Cadence’s annual report on Form 10-K, fees for the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, fees for the review of the interim condensed consolidated financial statements in Cadence’s quarterly reports on Form 10-Q and fees for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or other engagements.

(2)

Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.” There were no audit-related fees for fiscal 2022 or fiscal 2021.

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)

Includes fees for products and services provided by the independent registered public accounting firm, other than the services reported above. Other fees in fiscal 2022 and 2021 include subscription fees paid to access web-based research software and regulatory applications.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee pre-approves, or where permitted by the rules of the SEC, subsequently approves, the audit services and non-audit services provided by Cadence’s independent registered public accounting firm. In accordance with its charter, the Audit Committee has delegated its authority to pre-approve services to the Chair of the Audit Committee or, if the Chair is unavailable, another member of the Audit Committee, provided that such designees present any such approvals to the full Audit Committee at its next regularly scheduled meeting. All of the audit and non-audit fees reported in the table above were approved by the Audit Committee.

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PROPOSAL 6: STOCKHOLDER PROPOSAL TO REMOVE THE ONE-YEAR HOLDING PERIOD REQUIREMENT TO CALL A SPECIAL STOCKHOLDER MEETING

Cadence received a stockholder proposal from John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who beneficially owns 50 shares of Cadence common stock (the “Proponent”). The Proponent has requested that Cadence include the following proposal and supporting statement in this proxy statement for the Annual Meeting. This proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative at the Annual Meeting.

This proposal and supporting statement are quoted verbatim below and Cadence is not responsible for any inaccuracies contained in them.

For the reasons set forth following the Proponent’s proposal, the Board opposes adoption of this proposal and recommends that you vote AGAINST this proposal.

Proposal 6 – Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 15% of our outstanding common stock the power to call a special shareholder meeting. This includes that each share shall have an equal right per share to formally participate in the calling for a special shareholder meeting to the fullest extent possible.

The current Cadence Design Systems right to call for a special shareholder meeting is like a bait and switch right. The bait is the 15% figure which seems favorable.

The downhill bump is that all shares not owned for one full continuous year are 100% excluded. Thus the owners of such 15% of Cadence stock could determine that they own 30% of Cadence stock if they include the shares that are owned for less than a full continuous year. Thus a somewhat favorable figure of 15% can translate into an unfavorable 30% of shares to call a special shareholder meeting.

Calling for a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call for a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.

The Cadence Board claims that it sought shareholder feedback on the current right which this proposal seeks to improve. However the Cadence Board was silent on whether its so-called seeking of feedback was upfront in telling shareholders that all shares not held for a full continuous year are excluded.

Please vote yes:

Special Shareholder Meeting Improvement – Proposal 6

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote AGAINST this proposal because the Board believes it is not in the best interests of Cadence and its stockholders. The Board shares the Proponent’s commitment to strong corporate governance and believes in maintaining policies and practices that serve the best interests of all stockholders. However, as

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discussed further below, the Board has already adopted a meaningful, balanced right for stockholders to call a special meeting that the Board believes is aligned with current best practices. This proposal seeks the elimination of the nominal one-year holding requirement that would unnecessarily disrupt that balance by increasing the potential for misuse of the special meeting right to advance narrow and short-term oriented interests, which may not be in the best interests of Cadence or its stockholders. In addition, the Board believes that Cadence’s overall corporate governance reflects current best practices and provides its stockholders with meaningful rights to communicate their views and ensure Board accountability and responsiveness to stockholders.

The Board recognizes the importance of providing stockholders with a balanced right to call special meetings and has already made improvements to that right based on input from extensive stockholder outreach.

The current special meeting right, including the nominal one-year holding period, reflects the perspectives of Cadence’s stockholders generally and is consistent with best practices. Cadence conducted an extensive stockholder outreach program in late 2020 to better understand the views and specific concerns of our stockholder base regarding the special meeting right. This stockholder outreach program contacted approximately 65% of Cadence’s then-outstanding shares of common stock, including nine of our ten largest stockholders. After careful consideration and with the benefit of input from that extensive stockholder outreach, the Board adopted an amendment to Cadence’s Bylaws in February 2021 to decrease the ownership threshold required to call a special meeting from 25% to 15% of our outstanding common stock. That amendment retained the provision that stockholders requesting a special meeting must have held such shares for at least one year, which the Board believes is a best practice. Of the companies in our Peer Group (identified in “Compensation Discussion and Analysis”) that offer their stockholders the right to call a special meeting, we are among the majority that require a one-year holding period. The Board believes that the current special meeting right strikes an appropriate balance by ensuring that stockholders have a meaningful right to call a special meeting to act on extraordinary, pressing events, while also protecting Cadence and its broader stockholder base against narrow and short-term oriented interests.

Special meetings require substantial time, effort and management resources, and the one-year holding requirement provides a reasonable safeguard against financial expense and administrative burdens associated with conducting a special meeting of stockholders.

The elimination of the one-year holding requirement as suggested by this proposal would enable a minority of stockholders who have not held a financial stake in Cadence for a meaningful period of time to call meetings and draw on company resources, which could subject Cadence to regular disruptions by stockholders with narrow short-term interests. Given the size of Cadence and our number of stockholders, a special meeting is a significant undertaking that requires substantial company expense and Board and management resources. For every special meeting, Cadence is required to provide each stockholder a notice of meeting and proxy materials, which results in significant legal, administrative and distribution expenses, as well as other costs. Additionally, conducting a special meeting diverts the Board’s and management’s attention from their focus on enhancing stockholder value and operating our business in a competitive and rapidly evolving landscape. Special meetings also draw on stockholder resources and command the time and attention of other stockholders to consider and vote on any matters presented. The Board believes that such diversion of attention and resources is only appropriate for a special meeting supported by stockholders who have held a financial stake in Cadence for a meaningful period of time.

Cadence’s existing corporate governance practices provide Board accountability and responsiveness to stockholder concerns.

The Board believes that Cadence’s current special meeting stockholder right should be evaluated in the context of our demonstrated, ongoing commitment to best practices with respect to accountability and responsiveness to our stockholders and, in doing so, finds the proposed elimination of the nominal one-year holding requirement to be

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unnecessary. Cadence already provides its stockholders with opportunities to communicate their priorities to, and engage with, Board leadership and senior management between annual meetings and in addition to earnings’ calls. Some of these corporate governance practices are:

•	No Supermajority Voting. In 2019, at the Board’s recommendation, Cadence stockholders amended our Certificate of Incorporation to eliminate supermajority vote requirements and implemented a majority of outstanding voting stock standard for certain corporate actions.

•	Proxy Access. Cadence stockholders have proxy access rights to nominate directors for election to be included in the company’s proxy statement.

•	Stockholder Input on Director Nominations Outside of Proxy Access. In addition to proxy access, Cadence stockholders have the ability to recommend director candidates to the Board’s Corporate Governance and Nominating Committee, which evaluates any such candidate in the same manner as it evaluates candidates recommended from other sources. Stockholders also have the option to directly nominate director candidates and solicit proxies for the election of those candidates in accordance with our Bylaws and the federal securities laws.

•	Annual Election of Board of Directors. Cadence’s directors are elected annually, and stockholders can remove directors with or without cause.

•	Majority Voting Standard. Cadence’s directors are elected by majority vote in uncontested elections. Cadence requires each director to submit a contingent resignation letter in advance of each annual meeting in case the director fails to receive a majority vote.

•	Independent Board Leadership. Cadence’s Board is currently led by our Executive Chair and our Lead Independent Director. Our Executive Chair is not standing for re-election this year and following the Annual Meeting, Cadence will return to an independent, non-executive Chair leadership structure. Additionally, all Board committees are chaired by independent directors.

•	Majority Independent Board. Nine of ten directors nominated for election to the Board are independent.

•	Independent Committees. All of Cadence’s Board committees are comprised entirely of independent directors.

•	No Stockholder Rights Plan. Cadence does not have a stockholder rights plan, also known as a poison pill.

•	Active Stockholder Engagement. Cadence welcomes stockholder feedback on any matter of importance and will incorporate such feedback appropriately into its decision-making and approach to stockholder engagement and corporate governance.

After careful consideration, the Board believes that adoption of this proposal is neither necessary nor in the best interests of Cadence or its stockholders.

For the reasons above, the Board recommends a vote AGAINST Proposal 6: Stockholder Proposal to Remove the One-Year Holding Period Requirement to Call a Special Stockholder Meeting

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on this proposal and, therefore, will have the effect of votes against this proposal. Broker non-votes will be treated as not being entitled to vote on this proposal and, therefore, will not be counted for purposes of determining whether this proposal has been approved. Unless marked to the contrary, proxies received will be voted AGAINST this proposal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP

The following table sets forth certain information regarding the ownership of Cadence common stock as of March 6, 2023, the Record Date, unless otherwise indicated below, by:

•	All those known by Cadence to be beneficial owners of more than 5% of its common stock;

•	Each of the current or former executive officers named in the 2022 Summary Compensation Table presented below under “Compensation of Executive Officers;”

•	All directors and director nominees; and

•	All current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)

Beneficial Owner	Number of Shares	Percent of Total

Five Percent Stockholders:

BlackRock, Inc.(2)	32,630,669	11.69%

55 East 52nd Street New York, NY 10055

The Vanguard Group(3)	32,323,435	11.58%

100 Vanguard Blvd. Malvern, PA 19355

Directors and Executive Officers:

Mark W. Adams(4)(5)	14,257	*

Ita Brennan(4)	5,650	*

Lewis Chew(4)	5,697	*

Paul Cunningham(4)	105,554	*

Anirudh Devgan(4)	576,321	*

ML Krakauer(4)	1,559	*

Julia Liuson(4)	3,007	*

James D. Plummer(4)(6)	32,147	*

Alberto Sangiovanni-Vincentelli(4)	88,410	*

John B. Shoven(4)(7)	201,641	*

Young K. Sohn(4)	46,372	*

Lip-Bu Tan(4)(8)	2,567,634	*

John M. Wall(4)	211,444	*

Chin-Chi Teng(4)	225,159	*

Neil Zaman(4)	111,941	*

All current executive officers and directors as a group (17 persons)(9)	4,605,566	1.67%

*	Less than 1%.

(1)

This table is based upon information provided by stockholders pursuant to Schedules 13G filed with the SEC and by Cadence’s executive officers and directors. Unless otherwise indicated in the footnotes to this table

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and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than 5% of Cadence outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of the executive officers and directors is as of the Record Date. Applicable percentages are based on 273,208,191 shares of Cadence common stock outstanding on the Record Date, adjusted as required by rules promulgated by the SEC.

(2)

As of December 31, 2022, based on Amendment No. 16 to its Schedule 13G filed with the SEC on February 9, 2023, BlackRock, Inc. indicated that it beneficially owns 32,630,669 shares, for which it has sole voting power with respect to 29,548,294 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 32,630,669 shares and shared dispositive power with respect to none of the shares.

(3)

As of December 30, 2022, based on Amendment No. 12 to its Schedule 13G filed with the SEC on February 9, 2023, The Vanguard Group indicated that it beneficially owns 32,323,435 shares, for which it has sole voting power with respect to none of the shares, shared voting power with respect to 407,823 shares, sole dispositive power with respect to 31,174,263 shares and shared dispositive power with respect to 1,149,172 shares.

(4)

Includes shares that executive officers named in the 2022 Summary Compensation Table presented under “Compensation of Executive Officers” and directors of Cadence have the right to acquire within 60 days after the Record Date upon exercise of outstanding stock options as follows:

Mark W. Adams	0	Alberto Sangiovanni-Vincentelli	10,000
Ita Brennan	0	John B. Shoven	0
Lewis Chew	0	Young K. Sohn	10,000
Paul Cunningham	13,964	Lip-Bu Tan	1,032,605
Anirudh Devgan	403,907	John M. Wall	90,704
ML Krakauer	0	Chin-Chi Teng	83,011
Julia Liuson	0	Neil Zaman	25,888
James D. Plummer	0

(5)	Includes 11,406 shares held by the Adams Family Trust dated 10/27/2000, of which Mr. Adams and his spouse are trustees, and for which Mr. Adams shares voting and investment power with his spouse.

(6)	Includes 2,000 shares held by the Plummer Family Trust, of which Dr. Plummer and his spouse are trustees, and for which Dr. Plummer shares voting and investment power with his spouse.

(7)	Includes 195,781 shares held by the Shoven Family Trust dated 03/01/2012, of which Dr. Shoven and his spouse are trustees, and for which Dr. Shoven shares voting and investment power with his spouse.

(8)

Includes 868,040 shares held by the Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992, of which Mr. Tan and his spouse are trustees and for which Mr. Tan shares voting and investment power with his spouse; 15,000 shares held by A&E Investment LLC, the sole member of which is the Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992 and Mr. Tan and the co-trustee disclaim pecuniary interest in those shares; 7,000 shares held by L Tan & N Lee TTEE, Pacven Walden Inc. 401(k) PSPS, FBO Lip-Bu Tan for which Mr. Tan has sole voting and investment power; 31,400 shares held by IRA FBO Lip-Bu Tan DB Securities Inc. Custodian Rollover Account dated 5/19/1997 for which Mr. Tan has sole voting and investment power; and 11,000 shares held by Tan and Loo Family Foundation dated 4/20/2020 for which Mr. Tan has sole voting and investment power.

(9)	Includes 1,852,886 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days after the Record Date upon exercise of outstanding stock options.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the directors and executive officers of Cadence and persons who beneficially own more than 10% of a registered class of Cadence’s equity securities file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities.

To Cadence’s knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC and written representations that no other reports were required during fiscal 2022, all reports required by Section 16(a) applicable to its executive officers and directors and greater than 10% beneficial owners were filed on a timely basis during fiscal 2022. On February 10, 2023, a late Form 4 was filed on behalf of Dr. Sangiovanni-Vincentelli to report a gifting transfer of shares to his sons.

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COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation program for Cadence’s named executive officers (the “NEOs”). Cadence’s NEOs for fiscal 2022 were the CEO, the CFO and the three most highly compensated executive officers other than the CEO and the CFO:

•	Anirudh Devgan, President and CEO

•	John M. Wall, Senior Vice President and CFO

•	Neil Zaman, Senior Vice President and Chief Revenue Officer

•	Paul Cunningham, Senior Vice President, System Verification Group

•	Chin-Chi Teng, Senior Vice President, Digital & Signoff Group

EXECUTIVE SUMMARY

Cadence’s Fiscal 2022 Performance Highlights

Cadence delivered record results in fiscal 2022 and exceeded all key operating metrics for the year, including 19 percent year-over-year revenue growth and over 40 percent non-GAAP operating margin. These results were driven by Cadence’s innovative solutions and strong execution of its Intelligent System Design™ strategy. Secular megatrends such as 5G, hyperscale computing, and AI/ML that are driving sustained long-term semiconductor and system growth remain unchanged. Amid ongoing macroeconomic uncertainty, companies continue making significant investments in their next generation products, resulting in robust design activity.

In particular in fiscal 2022, Cadence:

•	drove broad-based expansions at several market shaping customers,

•	deepened partnerships with leading foundry, IP and cloud service providers and won six Open Innovation Platform Partner of the Year awards from TSMC,

•	delivered dramatic productivity and optimization results for leading customers using the JedAI analytics platform,

•	established deployment of its digital software in all top 20 semiconductor companies and Cadence Cerebrus has been adopted by 10 of the top 20 semiconductor companies, including 7 of the top 10 semis, and several major hypserscalers, and

•	grew its Verification business 20 percent year-over-year fueled by another record year for hardware, with more than two-thirds of orders including both the Palladium and Protium platforms.

The Board and the Compensation Committee believe that the leadership provided by Cadence’s management team was key to Cadence’s continued execution and strong performance in fiscal 2022, which contributed to a total stockholder return (“TSR”) of 129% over the three fiscal year period through 2022. While one-year TSR decreased 14%, our share price was largely insulated from broader macroeconomic pressures and we were less impacted than our peers in the indices described below.

During the five fiscal year period through 2022, Cadence’s cumulative total return has significantly outperformed that of the S&P 500 Index, the S&P 500 Information Technology Index and the Nasdaq Composite Index, as shown in the graph below. Over the five fiscal year period through 2022, Cadence achieved TSR of 284% and its market capitalization increased from $12 billion to $44 billion.

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(*)

The graph assumes that the value of the investment in Cadence common stock and in each index on December 30, 2017 (including reinvestment of dividends) was $100 and tracks it each year thereafter on the last day of Cadence’s fiscal year through December 31, 2022, and, for each index, on the last day of the calendar year.

Cadence’s Fiscal 2022 Compensation Structure and Mix

Cadence’s fiscal 2022 executive compensation program was designed to be consistent with its executive compensation principles, pay-for-performance philosophy and commitment to sound corporate governance, as summarized below.

•	Compensation Structure and Mix. A significant majority of the NEOs’ target direct compensation was delivered in the form of at-risk compensation. The graphics below show that the fiscal 2022 target direct compensation, which excludes special awards, for the CEO and the other NEOs was heavily weighted towards at-risk, variable incentive awards (in the form of both short-term cash incentives and equity incentives) rather than base salaries.

CEO TARGET COMPENSATION MIX	OTHER NEO AVERAGE TARGET COMPENSATION MIX

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•	Cadence Culture Modifier Introduced to Short-Term Cash Incentive Compensation. For fiscal 2022, the Compensation Committee introduced a Cadence Culture Modifier to the Individual Performance Factor of the Short-Term Cash Incentive Compensation program, with a weighting of 20%. It replaces the former Quality Component of the Individual Performance Factor. The introduction of the Cadence Culture Modifier was intended to encourage accountability by rewarding achievement of specific performance goals and is assessed based on criteria such as diversity, equity and inclusion, sustainability and climate and talent development.

•	2022 LTP Awards. In furtherance of the Compensation Committee’s focus on aligning compensation with stock performance, the Compensation Committee has periodically granted LTP Awards to complement the executive officers’ annual equity grants. By design, the LTP Awards are entirely performance-based and provide value to the recipients only if there are sustained and significant increases in stockholder value during the multi-year performance period of the awards.

The Compensation Committee granted a new set of LTP Awards in January 2022 to all then-serving executive officers (the “2022 LTP Awards”). The timing of this award is consistent with Cadence’s previous practice to grant LTP awards to the executive team every three years (previous awards made in 2016 and 2019) and closely aligns with the timing of Dr. Devgan’s promotion to the CEO role. The 2022 LTP Awards are similar in design to LTP Awards granted in prior years in that the awards do not fully vest until more than five years after the date of grant (i.e., on March 15, 2027) and vesting is contingent upon Cadence’s stock performance exceeding both absolute price targets and a relative performance benchmark measured in the first quarter of 2025, 2026 and 2027. These awards also contain a new provision not included in previous LTP awards, requiring executives to hold any earned shares for an additional one-year period after the shares vest (subject to withholding for payroll taxes upon vesting and different treatment upon various termination scenarios).

As noted above in the performance highlights, we believe that the prior LTP Awards have contributed to driving top of market shareholder returns since their implementation in 2016. For the 2022 LTP Awards, the Compensation Committee maintained similar rigorous performance requirements such that the maximum amount of the award will only be earned if Cadence more than doubles the share price from the grant date. The threshold and maximum price targets for the 2022 LTP Award are $245.00 and $359.00, respectively, which were anchored on the 20-trading day trailing average closing trading price of $179.05 at the time of the grant. The closing trading price of our common stock on the grant date of the 2022 LTP Awards was $163.16.

No value is shared with executives from the 2022 LTP Award until the share price reaches the threshold value of $245.00 (representing approximately 50% appreciation from the closing trading price on the grant date). At this threshold, Cadence would reach roughly $70 billion in market value, which is a $23 billion increase from the market value at the date of grant. In order for the executives to share in the maximum value of the 2022 LTP Award, the share price will have to reach a value of $359.00 (representing approximately 120% appreciation from the closing trading price on the grant date), and at this level Cadence would reach roughly $102 billion in market value, or a $54 billion increase from the date of grant.

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The following graphic provides an overview of the 2016, 2019 and 2022 LTP Award cycles.

[1]	This chart illustrates the primary LTP Awards granted to executive officers and does not reflect the terms of any off-cycle grants.

•	CEO Compensation with Annualized LTP Awards. Under SEC disclosure rules, the entire grant date fair value of the LTP Awards is required to be reported in the Summary Compensation Table in the year of grant rather than over the performance period of the award. However, when determining grant levels, the Compensation Committee considers the long-term performance period of the LTP Awards and reviews executive pay on an annualized basis rather than on a grant date basis. The Compensation Committee believes that annualizing the LTP Awards over their performance period is more representative of how the awards are earned and provides a better comparison to the market levels that the Compensation Committee reviews from Semler Brossy which treats other awards similarly and values on an annualized basis.

The following graphs illustrate how the Compensation Committee views the LTP Awards granted to Dr. Devgan in 2019 and 2022 over their five-year performance periods, as compared to the grant date fair value basis required under SEC disclosure rules.

Using the annualized values of the LTP Awards, as provided in the graph below, Dr. Devgan’s fiscal 2022 annualized value of his 2019 LTP Award is $777,600 and his 2022 LTP Award is $4,106,811. If these fiscal 2022 annualized values of the LTP Awards are used in the calculation of Dr. Devgan’s total compensation in lieu of the grant date fair value, Dr. Devgan’s total compensation for fiscal 2022 in the Summary Compensation Table is $16,566,388.

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LTP Awards	2019	2020	2021	2022	2023	2024	2025	2026

Grant Date Fair Value

2019	$3,888,000	$—	$—	$—	$—	$—	$—	$—

2022	—	—	—	20,534,057	—	—	—	—

Total	$3,888,000	—	—	$20,534,057	—	—	—	—

Annualized Values

2019	777,600	777,600	777,600	777,600	777,600	—	—	—

2022	—	—	—	4,106,811	4,106,811	4,106,811	4,106,811	4,106,811

Total	$777,600	$777,600	$777,600	$4,884,411	$4,884,411	$4,106,811	$4,106,811	$4,106,811

See “Elements of Fiscal 2022 Executive Compensation” below for a more detailed discussion of Cadence’s fiscal 2022 executive compensation program.

Cadence’s Executive Compensation Practices

Cadence continued its commitment to sound corporate governance in its executive compensation program, as demonstrated by the following highlights:

•	Clawback Policy. Cadence has a clawback policy that is applicable to the executive officers’ performance-based compensation.

•	Anti-Hedging Policy. Cadence’s Securities Trading Policy prohibits hedging, short-sales and similar transactions by Cadence employees, including its executive officers.

•	No Material Perquisites Provided to Executive Officers. Cadence did not provide material perquisites to its executive officers.

•	No Tax Gross-Ups. Cadence did not provide tax gross-ups to any of its executive officers and executive officers are not entitled to receive tax gross-ups in connection with a change in control.

•	Regular Compensation Risk Review. The Compensation Committee conducts a formal review of the risks associated with Cadence’s executive compensation practices, policies and programs on an annual basis and assesses such risks as part of its regular decision-making process.

•	Stock Ownership Guidelines. All of Cadence’s executive officers are in compliance with Cadence’s Stock Ownership Guidelines, which require ownership of shares of Cadence common stock with a minimum value of three times the annual base salary for each of Cadence’s Executive Chair and CEO and the annual base salary for Cadence’s other executive officers, in each case, within five years of appointment as an officer.

•	Independent Compensation Consultant. The Compensation Committee engages its own compensation consultant, Semler Brossy, which does not provide any services to management or otherwise to Cadence and has no prior relationship with any of Cadence’s executive officers.

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SAY-ON-PAY

At the 2022 Annual Meeting, stockholders again expressed strong support for Cadence’s executive compensation program, with approximately 91% of the votes cast for approval of the advisory “say-on-pay” vote, and an average level of stockholder support of approximately 93% of the votes cast for approval of the advisory “say-on-pay” vote over the past five years. The Compensation Committee determined that the company’s executive compensation objectives and compensation elements continued to be appropriate and did not make any changes to the company’s executive compensation program in response to the 2022 say-on-pay vote. In addition, our stockholders regularly affirm that they support our executive compensation program during our routine engagement with them.

DETERMINING EXECUTIVE COMPENSATION

Executive Compensation Objectives

Cadence is engaged in a very competitive industry, and its success depends on its ability to attract, motivate, and retain highly qualified, talented and creative executives with the leadership and innovation skills necessary to achieve Cadence’s annual and long-term business objectives. Cadence seeks to accomplish these objectives by means that are designed to be aligned with the long-term interests of its stockholders.

Cadence’s executive compensation program is based on the following principles:

•	Total direct compensation and other compensation elements are targeted to be competitive with peer companies and market practices, taking into account each executive officer’s scope of responsibility, impact, criticality and individual performance; and

•	A substantial portion of compensation of the executive officers is at-risk and is highly dependent on Cadence’s short-term and long-term financial, operational and stock performance.

The Compensation Committee oversees the executive compensation program and assesses executive compensation on a continuous basis to monitor Cadence’s adherence to these principles. The executive compensation program is designed to be results-oriented and dependent on the achievement of key financial goals, strategic objectives, and the long-term performance of Cadence’s stock.

Competitive Compensation Levels

For fiscal 2022, the Compensation Committee assessed the competitiveness of each element of the executive officers’ total direct compensation, including the annualized impact of any outstanding LTP Awards, against Cadence’s peer group, as discussed below. The Compensation Committee also periodically reviews the competitiveness of the executive officers’ severance and change in control arrangements and the broad-based employee benefit plans in which the executive officers participate.

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In particular, the Compensation Committee considered the competitiveness of the executive officers’ compensation as compared to executives with similar titles and responsibilities at companies with which Cadence competes for executive talent (the “Peer Group”). In order to accurately reflect the pool from which executive talent is drawn and to which it is lost, the Peer Group includes publicly listed companies located throughout the United States that the Compensation Committee deems comparable to Cadence in revenue, market capitalization and scope, are in similar technical fields, and compete in the same talent market as Cadence, each as further described in the Peer Group selection criteria chart below. The Peer Group excludes companies that are foreign or are in businesses or industries that are not considered by the Compensation Committee to be reasonably comparable.

Selection Criteria	Fiscal 2022 Peer Group

Geographic Location	Located in the United States

Industry	Application Software, Communications Equipment, Electronic Components, Electronic Equipment and Instruments, Semiconductor, Internet Services and Infrastructure, IT Consulting and Other Services, Semiconductor Equipment, and Systems Software

Financial Scope	Revenue approximately one-half to two times that of Cadence’s trailing twelve-month revenue at the time the Peer Group is determined, and greater than $5 billion market capitalization

In August 2021, the Compensation Committee worked with Semler Brossy to review and approve the Peer Group for fiscal 2022 and it was determined at that time that the fiscal 2021 Peer Group remained appropriate based on the selection criteria above. The median revenue of the companies included in the fiscal 2022 Peer Group was approximately $2.9 billion (calculated based on the most recently available trailing four fiscal quarters as of June 22, 2021) and the median market value of the companies included in the fiscal 2022 Peer Group was approximately $29 billion (calculated on June 22, 2021). Cadence’s revenue for the same period was approximately $2.8 billion with a market value of approximately $40 billion. In determining the Peer Group that would be used for fiscal 2022, the Compensation Committee assessed the companies fitting the selection criteria stated above and sought to include companies located in the Bay Area with similar growth profiles and market multiples.

The Peer Group approved by the Compensation Committee for evaluating fiscal 2022 competitive compensation levels is comprised of the following companies:

Fiscal 2022 Peer Group

ANSYS, Inc.	Keysight Technologies, Inc.	ServiceNow, Inc.

Autodesk, Inc.	Marvell Technology Group Ltd.	Skyworks Solutions, Inc.

Arista Networks	Maxim Integrated Products, Inc.	Splunk Inc.

Citrix Systems, Inc.	National Instruments Corporation	Synopsys, Inc.

Dolby Laboratories, Inc.	Nutanix, Inc.	Workday, Inc.

Fortinet, Inc.	PTC Inc.	Xilinx, Inc.

In August 2022, the Compensation Committee reviewed the Peer Group that would be used to evaluate fiscal 2023 compensation decisions and removed six companies and replaced with five companies. Three of our Fiscal 2022 Peer Group companies (Citrix Systems, Maxim Integrated Products, and Xilinx) were acquired or in the process of being acquired and were no longer relevant peers. Additionally, given Cadence’s continued revenue and market value growth, three existing Fiscal 2022 Peer Group companies (Dolby Laboratories, National Instruments, and Nutanix) were removed since they were undersized relative to our financial screening criteria (less than 0.5x of Cadence on revenues and less than 0.25x of Cadence on market value). The Compensation

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Committee reviewed companies that fit the criteria listed above and added five companies that were determined to have closer business and overall scope with Cadence. These new companies included CrowdStrike Holdings, Datadog, Microchip Technology, Palo Alto Networks, and Veeva Systems. The resulting Peer Group had a median revenue of approximately $4.6 billion (calculated based on the most recently available trailing four fiscal quarters as of June 30, 2022) and a median market value of approximately $35 billion (calculated based on the 90-day average as of July 28, 2022). Cadence’s revenue for the same period was approximately $3.3 billion and had a market value of $42 billion. The Compensation Committee considered the balanced positioning on both revenue and market value when making these adjustments.

Compensation Determinations

Consistent with the principles of Cadence’s executive compensation program outlined above, the Compensation Committee determines the market levels of each executive officer’s compensation by reference to the compensation paid by the companies in the Peer Group, with consideration to similar titles and responsibilities. For the purposes of this assessment, the Compensation Committee considers the annual base salary, short-term cash incentive compensation, grants of equity incentive compensation (based on the grant date fair value of such equity awards), and the annualized value of outstanding LTP Awards. Cadence does not target executive compensation at a specific level or percentile relative to compensation provided by the companies in the Peer Group, whether for total direct compensation or any element of executive compensation. Instead, when determining compensation for the executive officers, the Compensation Committee takes into account each of the following compensation factors, without prescribing particular weightings:

•	Cadence Compensation Factors:

•	Cadence’s financial and operational performance as compared to the performance of the companies in the Peer Group

•	Cadence’s relative size and scope of business as compared to the companies in the Peer Group

•	Cadence’s budget considerations

•	Individual Compensation Factors:

•	Compensation paid to executives with similar titles and responsibilities as the individual at the companies in the Peer Group

•	Individual performance over the preceding year

•	Strategic importance of the individual’s position

•	Criticality, experience and ability of the individual to impact corporate and/or business group results

•	Marketability and scarcity in the market of the individual’s skills and talents

•	Expected future contributions of the individual

•	Historical compensation of the individual

•	Retention risks related to the individual

•	Relative positioning/performance of the individual versus other Cadence executives

The Compensation Committee retains and does not delegate any of its responsibility to determine executive compensation. However, for executive officers other than the Executive Chair and CEO, the CEO makes assessments and recommendations to the Compensation Committee on their respective base salaries, short-term cash incentive compensation and equity incentive compensation based upon an assessment of the “Cadence Compensation Factors” and the “Individual Compensation Factors” outlined above. The Compensation Committee then reviews these assessments and recommendations and determines whether to approve or modify the CEO’s recommendations. The Compensation Committee also evaluates the Executive Chair and CEO based on the

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compensation factors described above, and the assessment from such evaluation is used to determine the Executive Chair and CEO’s compensation. The Compensation Committee, in its sole discretion, makes all decisions related to the Executive Chair’s, CEO’s and the other NEOs’ compensation.

ELEMENTS OF FISCAL 2022 EXECUTIVE COMPENSATION

The fiscal 2022 compensation of Cadence’s executive officers, including the NEOs, was comprised of the following main elements:

•	Total direct compensation, consisting of:

•	Base salary

•	Short-term cash incentive compensation

•	Equity incentive compensation (including stock options, incentive stock awards and LTP Awards)

•	Other compensation and benefits, consisting of:

•	Broad-based employee benefit plans

•	Non-qualified deferred compensation plan

•	Severance benefits

Consistent with Cadence’s executive compensation principles outlined above, an executive officer’s total direct compensation is based on Cadence’s performance and on the performance of the individual executive officer, as well as on the Compensation Committee’s view of the level of total direct compensation sufficient to attract, motivate and retain qualified executives. Cadence does not have a pre-established policy or target for allocating compensation between fixed and variable pay elements or for allocating among the different types of variable compensation, although the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the Peer Group and Cadence’s short-term and long-term strategic objectives. The Compensation Committee believes that the executive compensation program should motivate the executive officers to drive strong and sustained performance for Cadence. Accordingly, the executive officers’ compensation is heavily weighted towards at-risk, variable incentive awards — short-term cash incentives and equity grants — rather than base salaries.

Base Salaries

Cadence offers its executive officers an annual base salary to compensate them for services rendered during the year. Base salaries are considered essential for the attraction and retention of talented executive officers and are determined using the compensation factors described above. The executive officers’ base salaries are reviewed annually by the Compensation Committee, but do not automatically or necessarily increase each year. Changes to the executive officers’ base salaries, if any, are typically made in the first quarter of a fiscal year or in connection with an executive officer’s promotion or change in responsibilities.

In February 2022, consistent with the process discussed under “Compensation Determinations” above, the Compensation Committee reviewed the base salaries of the NEOs except for Dr. Devgan, whose base salary was reviewed in December 2021 in conjunction with his promotion to CEO and increased to bring his cash compensation in line with Cadence’s historical practices. The base salaries for each NEO (other than the CEO) were increased to bring their target cash compensation more in line with competitive market levels for their position and, in the case of Messrs. Wall, Cunningham and Teng, in recognition of strong performance in each of their respective roles. Dr. Devgan’s 2022 base salary increase reflected his promotion to the CEO role and considered his positioning against competitive market levels, taking into account his tenure in role, as well as the base salary from the prior CEO.

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The fiscal 2021 and 2022 base salaries of the NEOs are shown in the chart below.

Name	Fiscal 2021 Base Salary	Fiscal 2022 Base Salary

Anirudh Devgan	$550,000	$725,000	(1)

John M. Wall	500,000	550,000

Neil Zaman	500,000	550,000

Paul Cunningham	400,000	450,000

Chin-Chi Teng	425,000	450,000

(1)	Fiscal 2022 base salary reflects promotion to CEO and was effective December 15, 2021.

Short-Term Cash Incentive Compensation under the Senior Executive Bonus Plan (“SEBP”)

Overview. Cadence provides its executive officers with the opportunity to earn short-term cash incentive compensation under its SEBP. The purpose of SEBP is to reward executive officers for performance during a single fiscal year (or portions thereof) and to provide incentives for them to achieve Cadence’s short-term financial and operational goals, as measured against specific performance criteria relative to Cadence’s overall business results and individual performance. Cash bonus payouts under SEBP for fiscal 2022 were determined semi-annually based on base salary earned in each half of the fiscal year.

For each executive officer other than the CEO, the CEO makes an assessment and recommendation for each individual’s target bonus. The Compensation Committee reviews the CEO’s recommendation, as described above under “Compensation Determinations,” and approves (with or without modification, in its sole discretion) the CEO’s recommendation. For the Executive Chair and CEO, the Compensation Committee is solely responsible for assigning a target bonus based on its review of the performance of Cadence and the Executive Chair and CEO, as applicable, as described above under “Compensation Determinations.”

In February 2022, consistent with the process discussed under “Compensation Determinations” above, the Compensation Committee reviewed the target bonus levels of the NEOs except for Dr. Devgan, whose target bonus opportunity was reviewed and increased to 125% from 115% in December 2021 in conjunction with his promotion to CEO. The Compensation Committee determined that the fiscal 2022 target bonus levels as a percentage of base salary for Messrs. Wall, Zaman and Teng were appropriate and would remain unchanged for fiscal 2022. Dr. Cunningham’s target bonus level as a percentage of base salary was increased from 75% to 100%. Similar to his base salary, Dr. Devgan’s 2022 target bonus opportunity reflected his promotion to the CEO role and considered his positioning against competitive market levels, taking into account his tenure in role, as well as the target bonus opportunity from the prior CEO.

The base salaries, target bonus levels under SEBP, and actual bonuses earned by the NEOs for fiscal 2022 (as determined using the criteria described below) are set forth in the table below.

		Senior Executive Bonus Plan

Name	Base Salary	Target Bonus (as % of Base Salary)	Target Bonus	Actual Bonus

Anirudh Devgan	$725,000	125%	$906,250	$1,381,859

John M. Wall	550,000	100	550,000	845,326

Neil Zaman	550,000	100	550,000	845,326

Paul Cunningham	450,000	100	450,000	661,438

Chin-Chi Teng	450,000	100	450,000	650,089

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Performance Factors. Each NEO’s actual bonus under SEBP for fiscal 2022 was determined by multiplying his or her base salary earned during the bonus period by his or her target bonus percentage, the product of which is then multiplied by two factors: (i) a “Company Performance Factor” and (ii) an “Individual Performance Factor.” In fiscal 2022, the Company Performance Factor was comprised of (a) a “Revenue Component” (weighted 45%) and (b) an “Operating Margin Component” (weighted 55%), and the Individual Performance Factor was comprised of (y) a “Cadence Culture Modifier” (weighted 20%) and (z) an “Executive Leadership Component” (weighted 80%). The combination of these performance factors is intended to ensure that all critical aspects of performance are considered in determining short-term cash incentive awards.

The bonus determination under SEBP is illustrated below:

Determination of Company Performance Factor. The Company Performance Factor is designed to reflect Cadence’s overall financial performance. The weightings and performance components used to determine the Company Performance Factor are reviewed by the Compensation Committee, in consultation with the CEO, for each performance period to evaluate whether the weightings and performance components align with what the Compensation Committee and the CEO believe are the most important factors that influence Cadence’s business and financial performance and directly impact long-term stockholder value.

The Revenue Component is a percentage ranging from 0% to 150% that is a function of Cadence’s total revenue for the performance period as compared to the pre-established revenue target (the “Revenue Target”) for the same performance period.

The Operating Margin Component is a percentage ranging from 0% to 150% that is a function of Cadence’s non-GAAP operating margin for the performance period divided by a pre-established non-GAAP operating margin target (the “Operating Margin Target”) for the same performance period. For purposes of SEBP, non-GAAP operating margin is defined as the ratio of non-GAAP income from operations (that is, GAAP operating income adjusted for amortization of acquired intangibles, stock-based compensation expense, non-qualified deferred compensation expenses or credits, restructuring and other charges or credits, acquisition- and integration-related costs, and special charges) divided by total revenue.

For both components of the Company Performance Factor, the Compensation Committee excludes the impact of acquisitions made by Cadence during the applicable performance period if such acquisitions were not taken into account in the setting of the targets.

For each half of fiscal 2022, the revenue and non-GAAP operating margin performance targets and actual performance against such targets used to determine the Company Performance Factor were as follows:

	1st Half 2022		2nd Half 2022

	Revenue (in millions)	Non-GAAP Operating Margin	Revenue (in millions)	Non-GAAP Operating Margin

2022 SEBP Target	$1,675	39.5%	$1,731	36.2%

Actual Achievement	$1,759	43.2%	$1,802	39.1	%(1)

Company Performance Factor	124.2%		120.28%

(1)	Non-GAAP operating margin for the second half of fiscal 2022 excludes a special bonus paid to employees below the NEO level for exceptional performance.

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Determination of Individual Performance Factor. As described under “Performance Factors” above, for fiscal 2022, the Individual Performance Factor consisted of two components (both expressed as a percentage ranging from 0% to 150%): (i) a Cadence Culture Modifier based on criteria such as diversity, equity and inclusion, sustainability and climate and talent development and (ii) an Executive Leadership Component based on criteria such as the achievement of strategic objectives, leadership within the organization, talent acquisition and retention, and fiscal management.

The Individual Performance Factor criteria specific to each NEO that were considered by the Compensation Committee for fiscal 2022 are set forth below:

•	Dr. Devgan: Successfully completed transition to CEO with respect to all stakeholders, internally and externally. Achieved record levels of revenue growth and profitability. Drove signature wins at key customers, market expansion and operational discipline. Launched nine new, significant products and completed key acquisitions to broaden our Total Available Market in furtherance of Cadence’s Intelligent System Design strategy. Sponsored talent initiatives critical to competitive differentiation and spearheaded programs, such as a separate metric to determine executive performance for bonuses in support of diversity, equity and inclusion (“DE&I”).

•	Mr. Wall: Exceeded all major financial targets for the year: revenue, operating margin, cash from operations and EPS and, reached the milestone of over $3.5B in revenue and 40% operating margin; execution against long-term operating model; and sponsored advancement of Cadence’s sustainable business practices. Impressive contributions to the development and advancement of women leaders.

•	Mr. Zaman: Exceeded revenue, bookings and new business targets. Partnered effectively with the General Managers to capitalize on Cadence’s Intelligent System Design strategy, enabling expansion to new customers and markets. Sponsor and mentor for women leaders and driver of numerous DE&I programs, including a campaign to hire women re-entering the workforce.

•	Dr. Cunningham: Took System & Verification business to a new level of scale and success. Drove our expansion with double-digit growth fueled by a record year for hardware. Continued leadership and development of innovative products. Led System & Verification DE&I taskforce.

•	Dr. Teng: Led exceptional growth for the Digital business with continued proliferation of our digital full flow solutions at market-leading customers and key wins with several major hyper-scalers. Launched innovative products to drive competitive differentiation with our digital software now deployed in all top 20 semiconductor companies. Leader for the company’s University Talent Program (UTP), emphasizing the next generation of diverse Cadence talent.

Actual Bonus Payments. Based on its assessment of Cadence’s performance and individual performance as described above, the Compensation Committee approved the following bonus payouts under SEBP for each half of fiscal 2022:

	1st Half 2022		2nd Half 2022

Name	(% of Target)(1)	($)	(% of Target)(1)	($)

Anirudh Devgan	150.3%	$680,965	154.7%	$700,894

John M. Wall	151.0	415,325	156.4	430,001

Neil Zaman	151.0	415,325	156.4	430,001

Paul Cunningham	145.1	326,398	148.9	335,040

Chin-Chi Teng	145.3	326,957	143.6	323,132

(1)	The percentage of target is equal to (a) the actual bonus amount divided by (b) the actual base salary earned during each bonus period multiplied by the target bonus percentage.

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Equity Incentive Compensation

Overview. Consistent with the principles of Cadence’s compensation for its executive officers outlined above, equity incentives are designed to provide executive officers with an ownership stake in Cadence, promote stock ownership to align the executive officers’ interests with those of other Cadence stockholders, and create significant incentives for executive retention. Specifically, equity incentives in the form of stock options provide an opportunity for Cadence to reward its executive officers solely to the extent Cadence’s stock price increases from the date of grant, which aligns the interests of executive officers with those of Cadence stockholders. Further, the executive officers generally must remain employed at Cadence during the period required for the stock options to vest, except as otherwise provided for in the award agreement or the Company’s severance arrangements. Equity incentive awards in the form of incentive stock awards also align the interests of executive officers with the interests of stockholders through stock ownership, require continued employment of the executive throughout the vesting period, and increase in value when Cadence’s stock price increases. The vesting of incentive stock awards granted to Cadence’s executive officers is also subject to the achievement of performance goals originally intended to qualify the awards as “performance-based compensation” under Section 162(m) of the Internal Revenue Code before passage of the Tax Cuts and Jobs Act. Although the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code has been repealed, the Compensation Committee continued to maintain the performance goal requirement for incentive stock awards granted in fiscal 2022.

Additionally, as an important component of executive officers’ equity incentive compensation, since 2016 the Compensation Committee has made grants of LTP Awards every three years. The Compensation Committee granted LTP Awards to all then-serving executive officers in fiscal 2016 and fiscal 2019. The Compensation Committee, with input and collaboration from its independent compensation consultant, designed the LTP Awards to further focus the executive officers on building strong, sustained levels of growth, to provide a pay opportunity for exceptional market performance by Cadence, and to inspire innovation and resourcefulness to achieve Cadence’s strategic priorities over a multi-year performance period. By design, the LTP Awards provide value to the recipients only if there is a significant increase in stockholder value during the multi-year performance period of the awards. The Compensation Committee continues to assess Cadence’s equity incentive compensation program and may make future grants of LTP Awards, such as the fiscal 2022 LTP awards described below, with similar or different design parameters as prior LTP Awards, as it deems appropriate.

When the Compensation Committee determines and approves individual equity grants to executive officers, it considers each of the compensation factors set forth under “Compensation Determinations,” without prescribing particular weight to any of the compensation factors. In addition, the Compensation Committee reviews the CEO’s assessments and recommendations as to the equity compensation for all of the executive officers except himself.

Fiscal 2022 Equity Grants. The Compensation Committee believes equity incentive grants provide the appropriate level of executive alignment with Cadence stockholder interests and reward Cadence’s executives for building long-term stockholder value. The fiscal 2022 equity grants were designed to create balance among stock options (which provide value only if the stock price increases) and incentive stock awards (which provide more certain retention value subject to the fulfillment of certain vesting conditions, while still providing an incentive to improve Cadence’s stock performance).

In March 2022, the Compensation Committee approved stock option and incentive stock award grants for the NEOs as part of the annual equity program. Approximately 50% of the fiscal 2022 equity grants for the CEO consisted of stock options, and approximately 34%% of the other NEOs’ annual fiscal 2022 equity grants in the aggregate consisted of stock options, with the remainder of the equity grants being incentive stock awards. The Compensation Committee continued to place significant weight on stock options to focus on stock price appreciation over the seven-year term of the stock option. The stock options granted to the NEOs in March 2022 vest monthly over four years from the date of grant and expire seven years from the date of grant. The incentive stock awards granted to the NEOs in March 2022 vest over three years, with one-third of the award shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to achievement of the performance goal requirement described above.

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Please see the Grants of Plan-Based Awards table for a description of the grants awarded to our named executive officers during 2022. The values included in the Summary Compensation Table and the Grants of Plan-Based Awards Table reflect the accounting grant date fair value of the grants. These values do not reflect amounts actually realizable by our executive officers.

2022 LTP Awards. Consistent with the Compensation Committee’s historical practice and after extensive consultation with Semler Brossy, in January 2022, the Compensation Committee deemed it appropriate to grant a new set of LTP Awards to Cadence’s then-serving executive officers to create additional incentives that extend beyond the stockholder return objectives and time frame of the LTP Awards granted previously. The structure of the 2022 LTP Awards is similar in design to Cadence’s prior LTP Awards, with performance to be measured over a five-year performance period through March 15, 2027, and the ability to vest in a portion of the LTP Award in years three and four in the event the performance goals are achieved by such dates. These grants are intended to provide value to the executive officers only if there is a significant and sustained increase in stockholder value over the five-year performance period.

The following summarizes certain key features of the 2022 LTP Awards.

Design Purpose:	The 2022 LTP Awards are designed to motivate executives to lead Cadence to achieve outstanding levels of performance and value creation. Any vesting of the 2022 LTP Awards is subject to the achievement of rigorous absolute stock price targets and relative stockholder return hurdles, as well as the recipient’s continuous service to Cadence through each applicable vest date (except as set forth below under “Severance and Change in Control Provisions”).

Term and Measurement Dates:	All shares subject to 2022 LTP Awards that have not vested by March 15, 2027 will be forfeited and cancelled. The performance conditions necessary for vesting, as described below, are measured on March 15, 2025, March 15, 2026, and March 15, 2027 (each, a “measurement date”). Any shares that vest on a measurement date are subject to a one-year holding period and will not be delivered to the executive until the first anniversary of such measurement date.

Vesting Caps:	Even if the performance conditions necessary for vesting are achieved by the 2025 measurement date and/or the 2026 measurement date, no more than 33% and 67% of the shares on a cumulative basis can vest on such dates.

Performance Vesting:

The 2022 LTP Awards will vest based on the Company’s stock performance exceeding both absolute stock price and relative total shareholder return (“TSR”) hurdles, calculated based on a 20-trading day trailing average closing trading price on each measurement date, subject to the recipient’s continued service through the applicable measurement date. The threshold and maximum stock price targets are $245.00 (representing approximately 50% appreciation from the closing trading price on the grant date) and $359.00 (representing approximately 120% appreciation from the closing trading price on the grant date), respectively, which were anchored on the 20-trading day trailing average closing trading price of $179.05 at the time of the grant. The closing trading price of our common stock on the grant date of the 2022 LTP Awards was $163.16.

Subject to the vesting caps noted above, for each measurement date, the percentage of shares underlying the award that are eligible to vest based on absolute stock price performance is determined by linear interpolation between the threshold and maximum stock price targets.

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To vest into the maximum 33% of total shares on the 2025 measurement date, a stock price target of $282.62 must be met. To vest into the maximum 67% of total shares on the 2026 measurement date, a stock price target of $321.38 must be met. And to vest into all remaining unvested shares on the 2027 measurement date, the maximum stock price target of $359.00 must be met.

The relative TSR hurdle requires performance equal to or in excess of the 35th percentile of the companies included in either the S&P MidCap 400 Information Technology Index or the S&P 500 Information Technology Index. On each measurement date, if the relative TSR performance is below the 35th percentile, no RSUs will vest on that measurement date, regardless of absolute stock price performance on the measurement date.

Any shares that do not vest on the 2025 or 2026 measurement date will carry forward and be eligible to vest on the final 2027 measurement date.

(1)  Even if such stock price targets are achieved at each measurement date, no portion of the LTP Award will vest unless Cadence’s relative TSR performance is at or above the 35th percentile of the companies in either the S&P MidCap 400 Information Technology Index or the S&P 500 Information Technology Index.

(2)  Up to 33% of the shares are eligible for vesting on the 2025 measurement date, subject to the achievement of the stock price target shown.

(3)  Up to 67% of the shares are eligible for vesting on the 2026 measurement date, subject to the achievement of the stock price target shown.

(4)  All unvested shares are eligible for vesting on the 2027 measurement date, subject to the achievement of the stock price target shown.

Measurement:

For purposes of measuring achievement against each stock price target and relative TSR hurdle, Cadence’s stock price as of each measurement date is determined by calculating the trailing 20-trading-day average closing stock price on such measurement date.

For each measurement date there will be a three-month lookback for the absolute stock price targets. Subject to the TSR hurdle, the maximum cumulative shares for a measurement date will be earned if at any point during that lookback period for the measurement date the rolling 20-day average closing price is at or above the stock price required to earn the maximum number of shares for the measurement date.

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Award Size:	The sizes of the 2022 LTP Awards were calibrated based on market data from Cadence’s Peer Group, as well as input from the Compensation Committee’s independent compensation consultant regarding similar programs in the marketplace. Particular attention was paid to the annualized value of such awards as compared to Cadence’s Peer Group.

Severance and Change in Control Provisions:

The 2022 LTP Awards are subject to the following severance and change in control provisions:

•  In the case of termination of employment without “cause” or a “constructive termination” of employment as defined in the applicable employment agreement or the Executive Severance Plan that is not in connection with a change in control of Cadence and which occurs after the 24-month anniversary of the grant date, the award recipient would remain eligible to receive the amounts that are earned on each subsequent measurement date, prorated based on the recipient’s service from the grant date of the award through the 2027 measurement date.

•  In the event of an award recipient’s death or “permanent disability,” the recipient would be eligible to earn the number of shares, if any, that actually vest on the immediately following measurement date, based on actual performance as of such date.

•  In the case of voluntary termination of employment or termination of employment for “cause”, the award recipient would forfeit any unvested shares.

•  Upon a change in control where awards are not assumed in the transaction, the recipient would be eligible to earn a number of shares, if any, based on the per-share price stockholders of Cadence receive in the transaction.

•  Upon a change in control where awards are assumed in the transaction, the recipient would be eligible to earn a number of shares, if any, based on the per-share price stockholders of Cadence receive in the transaction, with such earned shares converting to time-based awards and remaining subject to underlying service-vesting conditions, and subject to vesting acceleration on certain qualifying terminations.

Outstanding LTP Awards. LTP Award grants on March 15, 2019 (the “2019 LTP Awards”) to the then-serving executive officers were eligible to begin vesting when Cadence’s 20-day average stock price exceeded a threshold of $77.80 per share and full vesting is scheduled to occur when the average stock price reaches a goal of $138 per share, with the first vesting date on March 15, 2022 and subject to a vesting cap of 33% of the award shares. The 2019 LTP Awards also require relative TSR to exceed the 35th percentile of the companies in both the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of March 15, 2019 in order for the awards to vest. Cadence’s 20-day average stock price on March 15, 2022 was $146.72 and its TSR relative to the comparator groups was in the 89th percentile. Accordingly, 33% of the shares under each 2019 LTP Award vested on such date.

Grant Timing Policy

The Compensation Committee and senior management monitor Cadence’s equity grant policies to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. Historically, grants to the executive officers have generally been made at the Compensation Committee meeting held in February of each year, after results for the preceding fiscal year become available and after review and evaluation of each executive officer’s performance, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. The Compensation Committee reviewed this policy in February 2022 and revised its grant timing policy, effective with the 2022 grants, to provide that annual grants to the executive officers will be made March 15th of each year rather than at the February Compensation Committee meeting. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions.

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Deferred Compensation

In fiscal 2022, all of the NEOs were eligible to defer compensation otherwise payable to them under a nonqualified deferred compensation plan maintained by Cadence (the “Deferred Compensation Plan”). The Deferred Compensation Plan is designed to allow for salary deferral above the limits imposed by the Internal Revenue Code for 401(k) plans on an income tax-deferred basis. Under the Deferred Compensation Plan, non-employee directors and selected employees who are classified as officers, vice presidents, directors, or an equivalent title are eligible to participate. Amounts deferred under the Deferred Compensation Plan are held in accounts with values indexed to the performance of mutual funds or money market accounts selected by the participant. The investment options made available under the Deferred Compensation Plan are substantially similar to those available under Cadence’s tax-qualified 401(k) plan. Cadence does not match contributions made under the Deferred Compensation Plan. Unlike 401(k) plans with contributions housed in a trust and protected from creditors under the Employee Retirement Income Security Act of 1974 (ERISA), the Deferred Compensation Plan is unfunded and is subject to the claims of creditors. As a result, participants in the Deferred Compensation Plan have rights in the plan only as unsecured creditors. Cadence maintains the Deferred Compensation Plan for the purposes of providing a competitive benefit and allowing all participants, including the NEOs, an opportunity to defer income tax payments on their cash compensation.

Other Employee Benefit Plans

The executive officers, including the NEOs, are eligible for the same benefits generally available to Cadence employees. These include participation in a tax-qualified 401(k) plan, employee stock purchase plan, and group life, health, dental, vision, and disability insurance plans. Cadence does not currently offer guaranteed pension benefits in the United States. Cadence periodically assesses the competitiveness of its broad-based employee benefit plans. Cadence aims to provide benefits to its employees that are competitive with market practices.

Perquisites

Cadence did not provide material perquisites to any NEO in fiscal 2022. Cadence does not provide its executive officers with club memberships, financial planning assistance, personal use of private aircraft or tax gross-up payments.

Severance Benefits

The Compensation Committee periodically reviews typical industry practices concerning severance and change in control arrangements and considers how those practices compare to Cadence’s severance and change in control arrangements. Cadence has entered into an employment agreement with Dr. Devgan that provide for benefits upon termination of employment under certain circumstances, such as in connection with a change in control of Cadence.

Cadence’s Executive Severance Plan provides certain severance benefits to individuals promoted to or hired as executive officers of Cadence, to the extent designated as a participant in the Executive Severance Plan by the Compensation Committee. Each of the NEOs other than Dr. Devgan have each been designated as a participant in the Executive Severance Plan. In designing the Executive Severance Plan, the Compensation Committee structured the severance benefit levels based on Cadence’s historical practices, as reflected in the executive employment agreement in place with Dr. Devgan.

Cadence provides these severance benefits as a means of retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. In general, the employment agreements and the Executive Severance Plan provide for severance benefits upon Cadence’s termination of the executive’s employment without “cause.” The employment agreements, but not the Executive Severance Plan, provide severance benefits upon resignation by

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the executive in connection with a “constructive termination” without a change in control. In the event of a change in control of Cadence, and if the executive’s employment is terminated without “cause” or by the executive in connection with a “constructive termination,” the executive will receive enhanced severance benefits. Accordingly, Cadence provides for enhanced severance benefits only in the event of a “double trigger” because it believes that the executive officers would be materially harmed only if a change in control results in reduced responsibilities or compensation, or loss of employment.

See “Potential Payments upon Termination or Change in Control” below for a more detailed discussion of the severance and change in control arrangements with the NEOs.

STOCK OWNERSHIP GUIDELINES

Cadence’s Stock Ownership Guidelines require that Cadence’s executive officers hold shares of Cadence common stock with a value equal to or greater than a specific value, as set forth below. These guidelines are designed to further align the interests of Cadence’s executive officers with the interests of stockholders and to reinforce Cadence’s commitment to sound corporate governance.

Position	Minimum Value of Shares	Years to Meet Guidelines

Executive Chair (if applicable)	3X annual base salary	5 years

Chief Executive Officer	3X annual base salary	5 years

Other Executive Officers	1X annual base salary	5 years

Compliance with the Stock Ownership Guidelines is measured on the last trading day of each fiscal year in which the guidelines are applicable (the “Ownership Measurement Date”), based on the average closing price of Cadence common stock during the 20 trading day period ending on the Ownership Measurement Date (the “Measurement Price”). As of December 30, 2022 (the last trading day of Cadence’s fiscal 2022), all NEOs satisfied Cadence’s Stock Ownership Guidelines.

Should any executive officer not meet the Stock Ownership Guidelines on the Ownership Measurement Date based on the Measurement Price or on any other date based on the closing price of Cadence common stock on such date, such executive officer is required to retain an amount equal to 100% of the “net shares” received as a result of the exercise, vesting or settlement of any Cadence equity award granted to such executive officer until the guideline is met. “Net shares” are those shares that remain after the shares are sold or withheld to pay any applicable exercise price or taxes for the award. The Compensation Committee retains the discretion to grant a hardship exception to an executive officer if he or she fails to meet the guidelines as of the Ownership Measurement Date.

The following forms of equity interests in Cadence count towards satisfaction of the Stock Ownership Guidelines: restricted or incentive shares (whether vested or unvested), shares subject to RSUs, shares obtained through Cadence’s Employee Stock Purchase Plan (the “ESPP”), shares obtained through the exercise of stock options or upon settlement of restricted stock, shares purchased on the open market, shares owned outright by the executive officer or his or her immediate family members residing in the same household, shares held in trust for the benefit of the executive officer or his or her family and restricted shares granted under Cadence’s equity plans.

CLAWBACK POLICY

Cadence has adopted a clawback policy, which provides that if Cadence restates its reported financial results, the Board will review all bonuses and other awards made to the NEOs on the basis of having met or exceeded performance goals during the period covered by the restatement and will, to the extent practicable and considered in the best interests of stockholders, instruct Cadence to seek to recover or cancel such bonuses or awards to the extent that performance goals would not have been met under such restated financial results.

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COMPENSATION COMMITTEE REPORT

The current members of the Compensation Committee have reviewed and discussed the “Compensation Discussion and Analysis” above with management. Based on this review and discussion, the current members of the Compensation Committee recommended to the Board the inclusion of the “Compensation Discussion and Analysis” in this proxy statement and incorporation by reference into Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

COMPENSATION COMMITTEE

Mark W. Adams, Chair

ML Krakauer

Julia Liuson

John B. Shoven, Ph.D.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2022, an officer or employee of Cadence or any of its subsidiaries. None of Cadence’s executive officers serves or served as a director or member of the compensation committee of another entity where an executive officer of such other entity serves or served as a director of Cadence or member of the Compensation Committee.

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COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation awarded to, paid to, or earned by Cadence’s NEOs in fiscal 2022 and, to the extent required by SEC disclosure rules, in fiscal 2021 and fiscal 2020.

2022 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(5)	Total ($)

Anirudh Devgan President and Chief Executive Officer	2022	$725,000	$25,318,495	$4,779,658	$1,381,859	$11,022	$32,216,034
	2021	604,808	2,499,956	17,496,404	1,109,054	25,572	21,735,794
	2020	561,539	2,640,035	1,359,478	972,416	10,422	5,543,890
John M. Wall Senior Vice President and Chief Financial Officer	2022	550,000	8,528,597	1,218,800	845,326	11,022	11,153,745
	2021	500,000	7,310,069	1,189,938	788,207	10,572	9,798,786
	2020	448,462	1,419,019	730,724	688,197	10,160	3,296,562

Neil Zaman Senior Vice President and Chief Revenue Officer	2022	550,000	8,370,707	1,137,557	845,326	11,022	10,914,612
	2021	500,000	1,980,035	1,019,901	784,476	10,572	4,294,984

Paul Cunningham Senior Vice President GM, System Verification Group	2022	450,000	7,461,699	975,070	661,438	10,036	9,558,243

Chin-Chi Teng Senior Vice President, GM, Digital & Signoff Group	2022	450,000	7,461,699	975,070	607,057	12,260	9,549,118
	2021	425,000	1,484,957	764,946	657,251	11,638	3,343,792
	2020	407,692	1,485,020	764,701	581,953	10,259	3,249,625

(1)	Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code and the Deferred Compensation Plan.

(2)

Variances in the “Salary” column above versus annual base salary amounts for fiscal 2020 are a result of the impact of a 53-week fiscal year in fiscal 2020 as compared to 52-week fiscal years in fiscal 2022 and fiscal 2021.

(3)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during fiscal 2022 calculated pursuant to FASB ASC 718. The assumptions used to calculate the valuation of the awards for fiscal 2022 are set forth in Note 9 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the assumptions used to calculate the valuation of the awards for prior years are set forth in the Notes to Consolidated Financial Statements in Cadence’s annual reports on Form 10-K for the corresponding years. While the grant date fair value of awards reflects the full value of the awards in the year of grant, the awards will be earned by the holder over a number of years, and the stock awards are subject to performance conditions. The terms of the applicable awards are discussed in more detail in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2022” and “Outstanding Equity Awards at 2022 Fiscal Year End.” The amount shown is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

(4)

The amount shown includes both the grants of incentive stock awards (“ISAs”) and LTP Awards. LTP Awards were granted to all of the NEOs in fiscal 2022 as set forth below. As a result of the foregoing, stock award

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values and total compensation for years in which an executive officer received an LTP Award are significantly higher than Cadence’s historical compensation levels.

The per share and aggregate grant date fair values of the ISAs and the LTP Awards granted in fiscal 2022, calculated pursuant to FASB ASC 718, are set forth below. The grant date fair values of the LTP Awards were calculated based on the application of a Monte Carlo simulation model to determine the probable outcomes of the market-based performance conditions. The grant date fair values of the LTP Awards do not correspond to the actual values that may be recognized by the holders of these awards, which may be higher or lower based on a number of factors, including Cadence’s performance, the performance of the companies included in the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index, stock price fluctuations and the satisfaction of other applicable vesting conditions. When reviewing the LTP Awards, the vesting alignment with stockholder return, the time-based vesting limits and the relative TSR performance requirements, among other features of the LTP Awards, should be considered in addition to their grant date fair values. Since certain vesting conditions related to the LTP Awards are considered market conditions and not performance conditions pursuant to FASB ASC 718, maximum grant date fair values are not provided below. The vesting conditions and other terms of the LTP Awards are discussed in more detail in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2022” and “Outstanding Equity Awards at 2022 Fiscal Year End” and in “Compensation Discussion and Analysis.”

The table below sets forth the per share and aggregate grant date fair values of the ISAs and the LTP Awards granted to Cadence’s NEOs in fiscal 2022:

	ISAs			LTP Awards
Name	Shares	Per Share ($)	Aggregate ($)	Shares	Per Share ($)	Aggregate ($)
Anirudh Devgan	33,575	$142.50	$4,784,438	409,208	$50.18	$20,534,057
John M. Wall	16,620	142.50	2,368,350	122,763	50.18	6,160,247
Neil Zaman	15,512	142.50	2,210,460	122,763	50.18	6,160,247
Paul Cunningham	13,296	142.50	1,894,680	110,941	50.18	5,567,019
Chin-Chi Teng	13,296	142.50	1,894,680	110,941	50.18	5,567,019

(5)

The amounts listed in the “All Other Compensation” column above reflect the following and, unless noted below, are based upon the actual cost expended by Cadence in connection with the following amounts for fiscal 2022:

•	For Dr. Devgan, the amount shown includes $9,150 for 401(k) matching contributions and $1,872 for term life insurance premium payments.

•	For Mr. Wall, the amount shown includes $9,150 for 401(k) matching contributions and $1,872 for term life insurance premium payments.

•	For Mr. Zaman, the amount shown includes $9,150 for 401(k) matching contributions and $1,872 for term life insurance premium payments.

•	For Dr. Cunningham, the amount shown includes $9,150 for 401(k) matching contributions and $886 for term life insurance premium payments.

•	For Dr. Teng, the amount shown includes $9,150 for 401(k) matching contributions and $3,110 for term life insurance premium payments.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2022

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Anirudh Devgan	3/15/22	—	—	—	—	—	—	—	97,601	142.50	4,779,658
	1/13/22	—	—	—	—	—	—	409,208	—	—	20,534,057
	3/15/22	—	—	—	—	—	—	33,575	—	—	4,784,438
	SEBP	—	725,000	1,631,250	—	—	—	—	—	—	—
John M. Wall	3/15/22	—	—	—	—	—	—	—	24,888	142.50	1,218,800
	1/13/22	—	—	—	—	—	—	122,763	—	—	6,160,247
	3/15/22	—	—	—	—	—	—	16,620	—	—	2,368,350
	SEBP	—	550,000	1,237,500	—	—	—	—	—	—	—
Neil Zaman	3/15/22	—	—	—	—	—	—	—	23,229	142.50	1,137,557
	1/13/22	—	—	—	—	—	—	122,763	—	—	6,160,247
	3/15/22	—	—	—	—	—	—	15,512	—	—	2,210,460
	SEBP	—	550,000	1,237,500	—	—	—	—	—	—	—
Paul Cunningham	3/15/22	—	—	—	—	—	—	—	19,911	142.50	975,070
	1/13/22	—	—	—	—	—	—	110,941	—	—	5,567,019
	3/15/22	—	—	—	—	—	—	13,296	—	—	1,894,680
	SEBP	—	450,000	1,012,500	—	—	—	—	—	—	—
Chin-Chi Teng	3/15/22	—	—	—	—	—	—	—	19,911	142.50	975,070
	1/13/22	—	—	—	—	—	—	110,941	—	—	5,567,019
	3/15/22	—	—	—	—	—	—	13,296	—	—	1,894,680
	SEBP	—	450,000	1,012,500	—	—	—	—	—	—	—

(1)

The Non-Equity Incentive Plan Awards consist of cash bonuses under the SEBP. Pursuant to the terms of the SEBP, bonus amounts are based on base salary earned during the year by each NEO. The minimum dollar amount for each such bonus award is $0.

(2)

The stock awards granted to Messrs. Devgan, Wall, Zaman, Cunningham and Teng on March 15, 2022 were granted under the Omnibus Plan and vest over three years, with 1/3rd of the shares subject to each such stock award vesting twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of certain specified performance goals. The amount shown includes LTP Awards. LTP Awards were granted to all of the NEOs in fiscal 2022. As a result of the foregoing, stock award values and total compensation for years in which an executive officer received an LTP Award are significantly higher than Cadence’s historical compensation levels.

(3)

The stock options granted to Messrs. Devgan, Wall, Zaman, Cunningham and Teng on March 15, 2022 were granted under the Omnibus Plan and vest over four years, with 1/48th of the shares vesting each month after the date of grant.

(4)	The exercise price of the stock options is the closing price of Cadence common stock on the date of grant.

(5)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during fiscal 2022 calculated pursuant to FASB ASC 718. The assumptions used to calculate the valuation of the awards for fiscal 2022 are set forth in Note 9 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The grant date fair value of the stock awards and stock options granted during fiscal 2022 is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the

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financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

NARRATIVE DISCLOSURE TO 2022 SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2022 TABLE

Employment Terms

Certain elements of compensation set forth in the 2022 Summary Compensation Table and the table entitled “Grants of Plan-Based Awards in Fiscal Year 2022” reflect the terms of agreements between Cadence and each of the NEOs that was in effect as of December 31, 2022.

•	Anirudh Devgan. On December 15, 2021, the Company entered into an amended and restated employment agreement with Dr. Devgan describing the terms of his employment as President and CEO. The payments and benefits to which Dr. Devgan is entitled under his employment agreement include: (i) an annual base salary of $725,000; (ii) participation in the SEBP, with an annual target bonus opportunity of 125% of annual base salary; and (iii) a promotion stock option award with a grant date fair value equal to $15,000,000, which will vest on the fifteenth day of each month commencing January 15, 2022 until fully vested on December 15, 2025, subject to Dr. Devgan’s continued employment through each applicable vesting date.

•	John M. Wall. Cadence is a party to a letter agreement with Mr. Wall entered into on September 12, 2017 confirming his promotion to Senior Vice President and CFO that then provided for a base salary of $360,000 per year and Mr. Wall’s participation in the SEBP at an annual target bonus of 75% of his base salary. Over the years, Mr. Wall has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2022, his base salary was increased to $550,000 and his annual target bonus was 100%. In 2021 and 2020, his base salary was $500,000 and $448,862, respectively, and his annual target bonus was 100% of his base salary.

•	Neil Zaman. Cadence is a party to a letter agreement confirming Mr. Zaman’s promotion to Senior Vice President, Worldwide Field Operations that provided for a base salary of $350,000 per year and Mr. Zaman’s participation in the SEBP at an annual target bonus of 100% of his base salary. Over the years, Mr. Zaman has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2022, his base salary was increased to $550,000 and his annual target bonus was 100%. In 2021 and 2020, Mr. Zaman’s base salary was $500,000 and $425,000, respectively, and his annual target bonus was 100% of his base salary.

•	Paul Cunningham. Prior to 2021, Dr. Cunningham was Corporate Vice President and General Manager, Research & Development. In 2021, Dr. Cunningham was promoted to Senior Vice President and General Manager, Research & Development that provided for a base salary of $400,000 per year and for Dr. Cunningham’s participation in the SEBP at an annual target bonus of 75% of his base salary. Dr. Cunningham has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2022, his base salary was increased to $450,000 and his annual target bonus was 100%. In 2021 and 2020, Dr. Cunningham’s base salary was $400,000 and $364,350 respectively, and his annual target bonus was 75% and 60%, respectively, of his base salary.

•	Chin-Chi Teng. Cadence is a party to a letter agreement with Dr. Teng entered into on August 28, 2020 confirming his promotion to Senior Vice President, Research and Development that then provided for a base salary of $375,000 per year and Dr. Teng’s participation in the SEBP at an annual target bonus of 75% of his base salary. In 2022, his base salary was increased to $450,000 and his annual target bonus was 100%. In 2021 and 2020, Dr. Teng’s base salary was $425,000 and $407,692, respectively, and his annual target bonus was 100% of his base salary.

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OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR END

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anirudh Devgan	99,886	0	(3)	$39.58	2/06/25	—		$—	—		$—
	89,269	3,882		56.57	2/22/26	—		—	—		—
	50,873	20,948		78.76	2/14/27	—		—	—		—
	28,698	33,916		138.02	2/25/28	—		—	—		—
	70,248	210,745		184.27	12/15/28	—		—	—		—
	18,300	79,301		142.50	3/15/29	—		—	—		—
	—	—		—	—	—		—	130,500	(5)	20,963,520
	—	—		—	—	5,586	(6)	897,335	—		—
	—	—		—	—	9,056	(7)	1,454,756	—		—
	—	—		—	—	—		—	409,208	(10)	65,735,173
	—	—		—	—	33,575	(8)	5,393,488	—		—
John M. Wall	35,707	1,553		56.57	2/22/26	—		—	—		—
	27,344	10,868		78.76	2/14/27	—		—	—		—
	10,733	12,685		138.02	2/25/28	—		—	—		—
	2,927	3,460		138.02	2/25/28	—		—	—		—
	4,666	20,222		142.50	3/15/29	—		—	—		—
	—	—		—	—	—		—	65,520	(5)	10,481,760
	—	—		—	—	3,002	(6)	482,241	—		—
	—	—		—	—	6,574	(7)	1,056,047	—		—
	—	—		—	—	1,792	(7)	287,867	—		—
	—	—		—	—	18,091	(9)	2,906,138	—		—
	—	—		—	—	—		—	122,763	(10)	19,720,648
	—	—		—	—	16,620	(8)	2,669,837	—		—
Neil Zaman	4,367	1,747		56.57	2/22/2026	—		—	—		—
	3,741	10,474		78.76	2/14/2027	—		—	—		—
	2,084	10,840		138.02	2/25/2028	—		—	—		—
	2,536	2,999		138.02	2/25/2028	—		—	—		—
	4,365	18,874		142.50	3/15/2029	—		—	—		—
	—	—		—	—	—		—	65,250	(5)	10,481,760
	—	—		—	—	2,793	(6)	448,668	—		—
	—	—		—	—	5,619	(7)	902,636	—		—
	—	—		—	—	1,554	(7)	249,635	—		—
	—	—		—	—	—		—	122,763	(10)	19,720,648
	—	—		—	—	15,512	(8)	2,491,848	—		—

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	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Cunningham	7,025	8,303	138.02	2/25/2028	—		—	—		—
	3,733	16,178	142.50	3/15/2029	—		—	—		—
	—	—	—	—	53,876	(11)	8,654,641	—		—
	—	—	—	—	4,036	(12)	648,343	—		—
	—	—	—	—	4,303	(7)	691,234	—		—
	—	—	—	—	—		—	110,941	(10)	17,821,562
	—	—	—	—	13,296	(8)	2,135,869	—		—
Chi-Chin Teng	35,707	1,553	56.57	2/22/2026	—		—	—		—
	25,436	10,474	78.76	2/14/2027	—		—	—		—
	3,179	1,310	78.76	2/14/2027	—		—	—		—
	8,781	10,379	138.02	2/25/2028	—		—	—		—
	3,733	16,178	142.50	3/15/2029	—		—	—		—
	—	—	—	—	—		—	65,250	(5)	10,481,760
	—	—	—	—	2,793	(6)	448,668	—		—
	—	—	—	—	349	(6)	56,063	—		—
	—	—	—	—	5,379	(7)	864,083	—		—
	—	—	—	—	—		—	110,941	(10)	17,821,562
	—	—	—	—	13,296	(8)	2,135,869	—		—

(1)	Unless otherwise indicated, these stock options vest at a rate of 1/48th every month after the date of grant and expire on the seven-year anniversary of the grant date.

(2)

The market value of the stock awards that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of Cadence common stock on December 30, 2022 (the last business day of Cadence’s fiscal 2022) of $160.64 per share.

(3)	Stock option fully vested as of February 6, 2022.

(5)

LTP Award was granted on March 15, 2019 and vests upon achieving TSR of (i) 32% (corresponding to a $77.80 stock price) above which vesting begins, (ii) 100% (corresponding to a $118 stock price) at or above which 100% vesting of the “Base Shares” would occur, or (iii) 134% (corresponding to a $138 stock price) at or above which 100% vesting of the “Overage Shares” would occur, from the $58.98 trailing 15-day average stock price as of March 15, 2019 (the award grant date) through March 15, 2024 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 32%, 100% and 134% levels is determined by linear interpolation between such levels. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. The LTP Award terms provide for the possibility of partial vesting on two interim measurement dates – March 15, 2022 and March 15, 2023 – if TSR reaches the vesting range by such dates, subject to vesting limits of 33% of the “Base Shares” for the 2022 measurement date and 67% of the “Base Shares” for the 2023 measurement date on a cumulative basis. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from March 15, 2019 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information

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Technology Index and the S&P 500 Information Technology Index as of March 15, 2019. “Base Shares” consist of approximately 83% of the total shares subject to the LTP Award and “Overage Shares” consist of the remainder of the shares subject to the LTP Award.

(6)

Restricted stock was granted on February 14, 2020 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of specific performance goals.

(7)

Restricted stock was granted on February 25, 2021 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of specific performance goals.

(9

Restricted stock award granted on December 15, 2021, with 1/3rd of the shares vesting on the first anniversary of the grant date and the remaining shares vesting in four equal semi-annual installments.

(8)

Restricted stock was granted on March 15, 2022 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of specific performance goals.

(10)

LTP Award was granted on January 13, 2022 and vests upon achieving TSR of (i) 50% (corresponding to a $245 stock price) above which vesting begins or (ii) 120% (corresponding to a $359 stock price) at or above which 100% vesting would occur, from the $163.16 closing trading price on January 13, 2022 (the award grant date) through March 15, 2027 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 50% and 120% is determined by linear interpolation between such levels. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. The LTP Award terms provide for the possibility of partial vesting on two interim measurement dates – March 15, 2025 and March 15, 2026 – if TSR reaches the vesting range by such dates, subject to vesting limits of 33% of the total shares for the 2025 measurement date and 67% of the total shares for the 2026 measurement date on a cumulative basis. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from January 13, 2022 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of January 13, 2022.

(11)

LTP Award was granted on July 1, 2020 and vests upon achieving TSR of (i) 32% (corresponding to a $77.80 stock price) above which vesting begins, (ii) 100% (corresponding to a $118 stock price) at or above which 100% vesting of the “Base Shares” would occur, or (iii) 134% (corresponding to a $138 stock price) at or above which 100% vesting of the “Overage Shares” would occur, from the $58.98 trailing 15-day average stock price as of March 15, 2019 through March 15, 2024 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 32%, 100% and 134% levels is determined by linear interpolation between such levels. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. The LTP Award terms provide for the possibility of partial vesting on two interim measurement dates – March 15, 2022 and March 15, 2023 – if TSR reaches the vesting range by such dates, subject to vesting limits of 20% of the “Base Shares” for the 2022 measurement date and 40% of the “Base Shares” for the 2023 measurement date on a cumulative basis. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from March 15, 2019 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of March 15, 2019. “Base Shares” consist of approximately 83% of the total shares subject to the LTP Award and “Overage Shares” consist of the remainder of the shares subject to the LTP Award.

(12)

Restricted stock was granted on July 15, 2020 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments.

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OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2022

The following table sets forth information with respect to the exercise of stock options by the NEOs during fiscal 2022 and the vesting during fiscal 2022 of stock awards previously granted to the NEOs:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Anirudh Devgan	—	—	77,509	11,459,311

John M. Wall	41,619	7,486,426	42,237	6,322,970

Neil Zaman	32,871	5,332,176	41,009	6,109,408

Paul Cunningham	—	—	15,079	2,239,382

Chin-Chi Teng	—	—	39,525	5,880,524

(1)

Amounts shown for option awards are determined by multiplying (i) the number of shares of Cadence common stock to which the exercise of the options related, by (ii) the difference between the per share sales price of Cadence common stock at exercise and the exercise price of the options.

(2)	Amounts shown for stock awards are determined by multiplying the number of shares that vested by the per share closing price of Cadence common stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2022

Under the Deferred Compensation Plan, Cadence employees who are classified as officers, vice presidents, directors, or an equivalent title and selected as eligible, as well as non-employee directors, may elect to defer compensation otherwise payable to them. Eligible employees may elect to defer up to 80% of their base salary and up to 100% of their non-equity incentive plan compensation while non-employee directors may elect to defer up to 100% of their directors’ fees. These deferred compensation amounts are credited to participant accounts, with values indexed to the performance of mutual funds or money market accounts selected by the participant. Participants may elect to receive distributions from their account upon termination of employment or service with Cadence, the passage of a specified number of years or the attainment of a specified age. In addition, participants may elect to receive distributions in a lump-sum payment or annual installments over a five-, ten- or fifteen-year period. The participant’s account will be distributed upon termination of employment if it occurs prior to the participant’s elected period of service, years or age, in the form selected.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)(3)

Anirudh Devgan	6,882	—	309	—	64,369

John M. Wall	752,064	—	98,201	—	2,483,317

Neil Zaman	—	—	—	—	—

Paul Cunningham	—	—	—	—	—

Chin-Chi Teng	446,064	—	72,284	(153,500)	2,381,239

(1)	The amounts reported in this column are reported as either “Salary” or “Non-Equity Incentive Plan Compensation” for such NEO in the 2022 Summary Compensation Table.

(2)

Amounts in this column take into consideration the following executive contribution amounts that were previously reported in the Summary Compensation Table as compensation for 2021 and 2020: Dr. Devgan, $11,261; Mr. Wall, $1,026,639; and Dr. Teng, $458,203.

(3)	Amounts in this column include transactional fees.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT AGREEMENTS AND THE EXECUTIVE SEVERANCE PLAN

The information below describes certain compensation that would have become payable to the NEOs under existing plans and contractual arrangements, assuming that a termination of employment or a change in control combined with a termination of employment had occurred on December 31, 2022, based upon the $160.64 per share closing price of Cadence common stock on December 30, 2022 (the last business day of Cadence’s fiscal 2022), given the compensation and service levels of each NEO. In addition to the benefits described below, upon any termination of employment, the NEOs who elect to participate in the Deferred Compensation Plan would also be entitled to the amount shown in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation for Fiscal Year 2022 table above.

As of December 31, 2022, Dr. Devgan was subject to an employment agreement with Cadence, while Messrs. Cunningham, Teng, Wall and Zaman were participants in the Executive Severance Plan. The employment agreements Cadence previously entered into with certain of its executive officers, including Dr. Devgan, contain severance provisions that remain in effect, and Dr. Devgan does not participate in the Executive Severance Plan.

The employment agreements and the Executive Severance Plan generally provide for the payment of benefits if the executive’s employment with Cadence is terminated by Cadence without “cause” (as defined below), upon a termination of employment due to death or “permanent disability” (as defined below), and upon a termination of employment either by Cadence without “cause” or by the executive in connection with a “constructive termination” (as defined below) that occurs during the period commencing three months before a “change in control” (as defined below) of Cadence and ending thirteen months following such “change in control.” In addition, the employment agreements generally provide for the payment of benefits if the executive’s employment with Cadence is terminated by the executive in connection with a “constructive termination.” The Executive Severance Plan, however, does not provide for the payment of benefits if the executive’s employment with Cadence is terminated by the executive in connection with a “constructive termination” unless the “constructive termination” commences within three months prior to a “change in control” of Cadence and ending thirteen months following such “change in control.” The employment agreements and the Executive Severance Plan do not provide for any benefits upon a termination by Cadence for “cause” or upon a voluntary resignation by the executive.

For purposes of the employment agreements and the Executive Severance Plan, “cause,” “constructive termination,” “change in control” and “permanent disability” are defined as follows:

“Cause” generally means an executive’s:

•	gross misconduct or fraud in the performance of duties;

•	conviction or guilty plea or plea of nolo contendere with respect to any felony or act of moral turpitude;

•	engagement in any material act of theft or material misappropriation of company property in connection with employment;

•	material breach of Cadence’s Bylaws or any other agreement with Cadence or its affiliates (including the Code of Business Conduct and proprietary information and inventions agreement); or

•	material failure or refusal to perform the assigned duties.

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“Constructive termination” generally means the occurrence of any one of the following events:

•	for Dr. Devgan – a material adverse change, without his written consent, in his authority, duties, title or reporting relationship causing his position to be of materially less stature or responsibility, including removal from his current position;

•	for Dr. Devgan – in the event the executive, prior to a “change in control,” is identified as an executive officer of Cadence for purposes of the rules promulgated under Section 16 of the Exchange Act and following a “change in control” in which Cadence or any successor remains a publicly traded entity, the executive is not identified as an executive officer for purposes of Section 16 of the Exchange Act at any time within one year after the “change in control”;

•	for Dr. Devgan – any material breach by Cadence of any provision of the employment agreement;

•	Cadence’s removal of the executive from his or her current position;

•	a reduction, without written consent, in base salary by more than 10% or a reduction by more than 10% in the stated target bonus opportunity;

•	a relocation of the executive’s principal place of employment by more than 30 miles, unless the executive consents in writing to such relocation; or

•	any failure by Cadence to obtain the written assumption of the employment agreement or the Executive Severance Plan by any successor to Cadence.

“Change in control” generally means the occurrence of any one of the following events:

•	any person is or becomes the beneficial owner of more than 50% of the total voting power represented by Cadence’s then outstanding voting securities;

•	any person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person) more than 30% of the total voting power represented by Cadence’s then outstanding voting securities;

•	if a majority of the members of the Board are replaced in any two-year period other than in specific circumstances;

•	the consummation of a merger or consolidation of Cadence with any other corporation if such merger or consolidation is approved by the stockholders of Cadence, other than a merger or consolidation in which the holders of Cadence’s outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 80% of the total voting power represented by the outstanding voting securities of the surviving entity immediately after such merger or consolidation; or

•	the consummation of the liquidation, sale or disposition by Cadence of all or substantially all of Cadence’s assets if such liquidation, sale or disposition is approved by the stockholders of Cadence.

“Permanent disability” generally means any medically determinable physical or mental impairment that can reasonably be expected to result in death or that has lasted or can reasonably be expected to last for a continuous period of not less than twelve months and that renders the executive unable to perform effectively all of the essential functions of the position pursuant to the employment agreement or the Executive Severance Plan, with or without reasonable accommodation.

If the executive’s employment is terminated by Cadence without “cause” (and not due to death or “permanent disability”) under the applicable employment agreement or Executive Severance Plan, or if the executive terminates employment in connection with a “constructive termination” under the applicable employment agreement, the executive will be entitled to the benefits provided for in a transition agreement provided for in the applicable employment agreement or Executive Severance Plan in exchange for the executive’s execution and delivery of a general release of claims in favor of Cadence. The transition agreements provide for a transition period commencing on the date that the executive no longer holds his or her executive position and ending on the

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earliest of (i) the date on which the executive resigns as an employee of Cadence, (ii) the date on which Cadence terminates the executive’s employment due to a material breach by the executive of his or her duties or obligations under the transition agreement, and (iii) one year from the transition commencement date. During such transition period Cadence would provide the following payments and benefits:

•	continued employment by Cadence as a non-executive employee for up to a one-year transition period at a monthly salary of $4,000 per month, payable for up to six months commencing on the first pay date that is more than 30 days following the date that is six months following the commencement of the transition period;

•	provided the executive elects COBRA coverage, continued coverage during the one-year transition period under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense;

•	accelerated vesting, as of the commencement of the transition period, of the executive’s outstanding and unvested equity compensation awards, other than awards with performance-based vesting criteria, that would have vested over the succeeding twelve-month period (or, in the case of Dr. Devgan, the succeeding 18-month period); provided that, if the executive remains employed pursuant to the transition agreement through the end of the applicable performance period, unvested equity compensation awards that are subject to performance-based vesting criteria and that are outstanding as of the commencement of the transition period will continue to vest through the end of the applicable performance period only to the extent such performance period ends within twelve months (or, in the case of Dr. Devgan, 18 months) after the commencement of the transition period, the applicable performance conditions are satisfied and the executive remains employed pursuant to the transition agreement through the end of the applicable performance period;

•	a lump-sum payment equal to one year’s base salary at the highest annualized rate in effect during the executive’s employment, payable on the 30th day following the date that is six months after the commencement of the transition period (the “First Transition Payment Date”); and

•	a lump-sum payment equal to a percentage of the executive’s annual base salary at the highest rate in effect during the executive’s employment (125% for Dr. Devgan, 100% for Messrs. Teng, Wall and Zaman and 75% for Dr. Cunningham), payable 30 to 60 days following the end of the transition period (the “Second Transition Payment Date”), provided the executive does not resign from employment with Cadence and Cadence does not terminate the executive’s employment due to a material breach of the executive’s duties under the transition agreement.

In addition, the employment agreements and the Executive Severance Plan provide that if, within three months before or thirteen months after a “change in control,” an executive’s employment is terminated without “cause” or the executive terminates employment in connection with a “constructive termination,” then, in exchange for the executive’s execution and delivery of a transition and release agreement, in lieu of the equity acceleration described above, 100% of the executive’s outstanding and unvested equity compensation awards will immediately vest in full (unless specifically provided to the contrary in the equity grant agreements). All other provisions of the transition agreement described in the paragraph above remain unchanged, except that the executives will also receive: (i) an additional lump-sum payment equal to 50% of the executive’s annual base salary at the highest rate in effect during the executive’s employment on the First Transition Payment Date, and (ii) an additional lump-sum payment equal to a percentage of the executive’s annual base salary at the highest rate in effect during the executive’s employment (62.5% for Dr. Devgan, 50% for Messrs. Teng, Wall and Zaman and 37.5% for Dr. Cunningham) on the Second Transition Payment Date. The executives are not entitled to a tax gross-up in connection with any “excess parachute payments” paid upon a “change in control,” but instead are entitled to the best after-tax alternative.

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Under the employment agreements and the Executive Severance Plan, if the executive’s employment is terminated due to the executive’s death or “permanent disability,” the executive will be entitled to the following payments and benefits if the executive’s estate executes and delivers a release agreement:

•	accelerated vesting, as of the date of the executive’s termination of employment, of outstanding unvested equity compensation awards that would have vested over the succeeding twelve-month period, and such awards and all previously vested equity awards will remain exercisable for 24 months from the date of the executive’s termination of employment (but not later than the expiration of the term of the applicable award); and

•	solely in the case of termination due to “permanent disability,” and provided the executive elects COBRA coverage, continued coverage for twelve months under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense.

Notwithstanding the foregoing, the severance and change in control provisions of the LTP Awards, which are discussed above in “Compensation Discussion and Analysis,” supersede the equity acceleration terms of the employment agreements and the Executive Severance Plan described above.

The receipt of benefits following termination of employment under the employment agreements and the Executive Severance Plan is contingent upon the affected executive delivering and not revoking a general release in favor of Cadence. In addition, the post-termination benefits provided for under these employment agreements and the Executive Severance Plan, except upon death or “permanent disability,” are contingent upon the affected executive complying with the terms of the transition agreements. During the transition period, the affected executive is entitled to receive the payments described above and is prohibited from competing with Cadence, soliciting employees of Cadence or interfering with Cadence’s relationships with its current or prospective clients, customers, joint-venture partners or financial backers. Further, such executive must continue to cooperate with Cadence in matters related to the executive’s employment. Any violation of the provisions of the transition agreement shall result in the cessation of Cadence’s obligation to provide the then-unpaid portion of the affected executive’s termination benefits.

LIFE INSURANCE

In addition to the benefits described above and quantified below, Cadence provides each of its benefits-eligible U.S.-based employees, including each of its executive officers, with life insurance in an amount equal to the lesser of two times the employee’s annual target cash compensation (base salary plus target bonus) or $2,000,000, which, as of December 31, 2022, was $1,800,000 for each of Drs. Cunningham and Teng and $2,000,000 for each of Messrs. Devgan, Wall and Zaman.

POTENTIAL PAYMENTS

The tables below set forth the estimated value of the potential payments to the NEOs, assuming the executive’s employment was terminated on December 31, 2022, based upon the $160.64 per share closing price of Cadence common stock on December 30, 2022 (the last business day of Cadence’s fiscal 2022), under the applicable employment agreement or Executive Severance Plan in effect at that time, and, for purposes of the second table below, that a change in control of Cadence had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments or due to any reduction under Section 280G of the Internal Revenue Code.

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Potential Payments and Benefits Upon a Termination of Employment by Cadence Without Cause or by Executive in Connection with a Constructive Termination Not in Connection with a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment 1 ($)(1)	Lump Sum Payment 2 ($)(2)	Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(3)	Vesting of Restricted Stock Awards ($)(4)	Pre-Tax Total ($)

Anirudh Devgan	$24,000	$725,000	$906,250	$34,705	$3,314,264	$13,725,537	$18,729,756

John M. Wall(5)	24,000	550,000	550,000	13,073	1,233,253	8,055,039	10,425,365

Neil Zaman(5)	24,000	550,000	550,000	34,705	1,166,660	6,351,773	8,677,138

Paul Cunningham(5)	24,000	450,000	337,500	34,705	176,981	5,939,904	6,963,089

Chin-Chi Teng(5)	24,000	450,000	450,000	34,705	1,187,178	6,037,561	8,183,444

(1)	Lump Sum Payment 1 is payable on the First Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(2)	Lump Sum Payment 2 is payable on the Second Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(3)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 30, 2022 (the last business day of Cadence’s fiscal 2022) of $160.64 per share (assuming it was the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(4)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 30, 2022 (the last business day of Cadence’s fiscal 2022) of $160.64 per share. In addition, these amounts include the value of LTP Awards that would have vested at the next measurement date, as prorated in accordance with their terms, assuming a trailing 20-day average stock price of $160.64 per share on such date.

(5)

Under the terms of the Executive Severance Plan, Messrs. Cunningham, Teng, Wall and Zaman would have been eligible for severance benefits following a termination of employment by Cadence without “cause,” but would not have been entitled to severance benefits following a “constructive termination” not in connection with a “change in control.”

Potential Payments and Benefits Upon a Termination of Employment by Cadence Without Cause or by Executive in Connection with a Constructive Termination Within 3 Months Prior to or 13 Months Following a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment 1 ($)(1)	Lump Sum Payment 2 ($)(2)	Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(3)	Vesting of Restricted Stock Awards ($)(4)	Pre-Tax Total ($)

Anirudh Devgan	$24,000	$1,087,500	$1,359,375	$34,705	$4,324,922	$15,938,219	$22,768,721

John M. Wall	24,000	750,000	750,000	13,073	1,815,616	11,498,451	15,001,140

Neil Zaman	24,000	637,500	637,000	34,705	1,694,834	8,189,106	11,592,645

Paul Cunningham	24,000	637,500	637,000	34,705	481,283	7,543,172	9,264,410

Chin-Chi Teng	24,000	750,000	750,000	34,705	1,654,737	7,601,003	10,664,444

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(1)	Lump Sum Payment 1 is payable on the First Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(2)	Lump Sum Payment 2 is payable on the Second Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(3)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration upon a termination of employment in connection with a change in control multiplied by the difference between the closing price of Cadence common stock on December 30, 2022 (the last business day of Cadence’s fiscal 2022) of $160.64 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(4)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration upon a termination of employment in connection with a change in control multiplied by the closing price of Cadence common stock on December 30, 2022 (the last business day of Cadence’s fiscal 2022) of $160.64 per share. In addition, these amounts include the value of LTP Awards that would have vested assuming an acquisition price of $160.64 per share.

Potential Payments and Benefits Upon a Termination of Employment by Reason of Death or Due to Permanent Disability

The table below sets forth the estimated value of the potential payments to each NEO, assuming the executive’s employment had terminated on December 31, 2022 by reason of the executive’s death or “permanent disability.” Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Name	Company-Paid COBRA Premiums (Upon Termination of Employment Due to Permanent Disability) ($)	Vesting of Stock Options ($)(1)	Vesting of Restricted Stock Awards ($)(2)	Pre-Tax Total (Upon Termination of Employment Due to Permanent Disability) ($)	Pre-Tax Total (Upon Termination of Employment Due to Death) ($)

Anirudh Devgan	$34,705	$2,670,842	$12,341,785	$15,047,332	$15,012,627

John M. Wall	13,073	1,233,253	8,055,039	9,301,365	9,288,292

Neil Zaman	34,705	1,166,660	6,351,773	7,553,138	7,518,433

Paul Cunningham	34,705	176,981	5,939,904	6,151,589	6,116,884

Chin-Chi Teng	34,705	1,187,178	6,037,561	7,259,444	7,224,739

(1)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 30, 2022 the last business day of Cadence’s fiscal 2022) of $160.64 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(2)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 30, 2022 (the last business day of Cadence’s fiscal 2022) of $160.64 per share. In addition, these amounts include the value of LTP Awards that would have vested at the next measurement date, as prorated in accordance with their terms, assuming a trailing 20-day average stock price of $160.64 per share on such date.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Cadence’s equity compensation plans, including its employee stock purchase plan, as of January 1, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,800,964(1)	$80.35(2)	14,926,460(3)

Equity compensation plans not approved by security holders(4)	—	—	348,754(4)

Total	5,800,964	$80.35	15,275,214

(1)

This amount excludes purchase rights accruing under the ESPP, for which remaining available rights are included in column (c). Under the ESPP, each eligible employee may purchase shares of Cadence common stock at six-month intervals at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of an offering period (currently, six months in duration), or (ii) the last day of the offering period.

(2)	The weighted average exercise price includes only the exercise prices of outstanding options and does not include outstanding RSUs, which have no exercise price.

(3)	This amount includes 3,927,164 shares available for issuance under the ESPP as of January 1, 2023.

(4)

These shares are available for issuance under the nusemi inc 2015 Equity Incentive Plan (the “Nusemi Plan”) as of January 1, 2023. The Nusemi Plan was assumed by Cadence in connection with the acquisition of nusemi inc in October 2017.

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PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, Cadence is providing the following information about the relationship of the annual total compensation of its employees to the annual total compensation of Dr. Devgan, Cadence’s CEO. To understand this disclosure, Cadence believes that it is important to give context to Cadence’s operations. Cadence’s corporate headquarters is in San Jose, California and Cadence has employees in over 24 countries. As a global organization, approximately 68% of Cadence’s employees were located outside of the U.S. as of December 31, 2022.

As discussed above in the “Compensation Discussion and Analysis,” Cadence is engaged in a very competitive industry, and its success depends on its ability to attract, motivate and retain highly qualified, talented and creative employees. Consistent with Cadence’s executive compensation program, Cadence’s global compensation program is designed to be competitive in terms of both the position and the geographic location in which an employee is located. Accordingly, Cadence’s pay structures vary among its employees based on position and geographic location, with significant consideration given to competitive market practices.

IDENTIFICATION OF MEDIAN EMPLOYEE

Cadence selected December 31, 2022, the last day of fiscal 2022, as the date on which to determine its median employee for purposes of calculating the fiscal 2022 pay ratio. As of that date, Cadence had approximately 10,200 employees, including full-time and part-time employees, temporary employees and interns. For purposes of identifying the median employee, Cadence considered the aggregate of all the following compensation elements for each of its employees, as compiled from Cadence’s internal records as of December 31, 2022:

•	Target base salary or base pay

•	Target bonuses

•	Grant date fair value of equity awards granted in fiscal 2022

Cadence selected the above compensation elements because they represent Cadence’s principal broad-based compensation elements. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the average of the exchange rates for each of the twelve periods in Cadence’s fiscal year ended December 31, 2022. In identifying its median employee, Cadence did not make any cost-of-living adjustments or exclude any foreign jurisdictions in accordance with Item 402(u) of Regulation S-K.

In determining the annual total compensation disclosed below for the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2022 Summary Compensation Table with respect to each of Cadence’s NEOs.

PAY RATIO

For 2022, Cadence’s last completed fiscal year:

•	The median of the annual total compensation of all of Cadence’s employees, other than Dr. Devgan, was $110,482.

•	Dr. Devgan’s annual total compensation, as reported in the “Total” column of the 2022 Summary Compensation Table presented above under “Compensation of Executive Officers,” was $32,216,034.

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Based on this information, the ratio of the annual total compensation of Dr. Devgan to the median of the annual total compensation of all of Cadence’s employees other than Dr. Devgan is estimated to be 292 to 1.

ALTERNATIVE PAY RATIO WITH ANNUALIZED LTP AWARDS

As discussed in the “Compensation Discussion and Analysis,” during fiscal 2022, each of the NEOs, including Dr. Devgan, received an LTP Award as a complement to the executive officers’ annual equity grants to incentivize them to drive strong, sustained increases in stockholder value over a multi-year performance period. Dr. Devgan was also granted an LTP Award in fiscal 2019. Under SEC disclosure rules, the entire grant date fair value of each LTP Award is required to be reported in the Summary Compensation Table in the year of grant rather than over the performance period. Accordingly, when calculating the pay ratio disclosed above, Dr. Devgan’s 2022 LTP Award was included in the calculation at its full grant date fair value.

When determining grant levels, however, the Compensation Committee considers the long-term orientation of the LTP Awards and reviews executive pay on an annualized basis rather than on a grant date basis. The Compensation Committee believes that considering Dr. Devgan’s 2019 and 2022 LTP Awards on an annualized basis is a better representation of Dr. Devgan’s actual pay and provides a more direct comparison to market levels than considering the awards on a grant date basis. In addition to the required pay ratio calculation above, Cadence has calculated an alternative pay ratio using an adjusted amount of compensation for Dr. Devgan that annualizes Dr. Devgan’s 2019 and 2022 LTP Awards by (i) deducting the grant date fair value of the 2022 LTP Award from fiscal 2022 compensation and (ii) instead including as fiscal 2022 compensation one-fifth of the grant date fair value of each of the 2019 and 2022 LTP Awards granted to Dr. Devgan to reflect their overlapping five-year performance periods. When calculated in this manner, Dr. Devgan’s adjusted compensation is $16,566,388 and the ratio of the annual total compensation of Dr. Devgan to the median of the annual total compensation of all of Cadence’s employees other than Dr. Devgan is estimated to be 150 to 1.

This alternative pay ratio is not a substitute for the pay ratio calculated in accordance with the SEC disclosure rules, but Cadence believes it is helpful in fully evaluating the ratio of Dr. Devgan’s annual total compensation to the median of the annual total compensation of all of Cadence’s employees.

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PAY VERSUS PERFORMANCE

As highlighted in “Compensation Discussion and Analysis,” one of the primary principles of our compensation program is to ensure
t
hat there is a substantial portion of compensation of executive officer pay that is at-risk
and is highly dependent on Cadence’s short-term and long-term financial, operation, and stock price performance.
For our executives, over 75% of their opportunity is tied to long-term equity incentives which will depend on our stock price performance while roughly 10% to 15% of our executive pay is tied to annual financial and operational performance. As a result, we would expect that our Compensation Actually Paid in the table below will have a stronger correlation with our TSR and stock price performance than our annual financial and operational performance. We expect a strong correlation to stock price performance through the combination of (a) having a significant portion of executive pay tied to long-term incentives (“LTI”) and (b) using options as part of our annual LTI mix (50% for our CEO and 34% for our other NEOs) and periodic LTP awards that require meeting material stock price growth hurdles before any value is delivered to our executives. Despite continued strong business performance (including increased revenues, operating margin, and net income) the Cadence’s stock price declined by 14% in 2022 driven by broader market fears of a recession and uncertainty around geopolitical issues.
In the charts and descriptions of the relationships presented below we note that (a) we show two Principal Executive Officers (“PEOs”) over the three-year period due to our CEO transition in 2021 (Dr. Devgan is PEO #1 for 2022 and 2021 and Mr. Tan is PEO #2 for 2021 and 2020) and (b) there is a notable difference in the Compensation Actually Paid for 2020 compared to 2021 despite continued stock price performance in 2021. The higher Compensation Actually Paid values for 2020 when compared to 2021 reflect three primary factors: (a) the Compensation Actually Paid calculation measures the change in fair value of equity awards (not the absolute value), (b) our stock price grew 97% in 2020 compared to a 37% increase in 2021 indicating that the change in the fair value of equity awards would be larger in 2020 compared to 2021, and (c) we had five LTP tranches as part of the 2020 calculation (two outstanding LTP I awards and three outstanding LTP III awards) compared to four LTP tranches as part of the 2021 calculation (one outstanding LTP I award and three outstanding LTP III awards).
The following table sets forth additional compensation information of our PEO and our other
(non-PEO)
NEOs along with TSR, net income, and
non-GAAP
operating income performance results for our fiscal years 2020, 2021 and 2022.

							Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Comp Table Total for PEO#1 (2)	Compensation Actually Paid to PEO#1 (3)(4)	Summary Comp Table Total for PEO#2 (2)	Compensation Actually Paid to PEO#2 (3)(5)	Average Summary Comp Table Total for non-PEO NEOs (2)	Average Compensation Actually Paid to non-PEO NEOs (3)(6)	Cadence Design Systems’ Total Shareholder Return (7)	Peer Group Total Shareholder Return (7)	GAAP Net Income	Non-GAAP Operating Income (8)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	$32,216,034	$24,757,165	N/A	N/A	$10,293,930	$7,393,092	$232	$135	$848,952,000	$1,436,000,000

2021	$21,735,794	$39,820,410	$11,166,016	$60,351,284	$5,188,515	$14,539,188	$269	$190	$695,955,000	$1,111,000,000

2020	N/A	N/A	$9,604,640	$93,290,014	$4,251,412	$21,367,655	$197	$142	$590,644,000	$944,000,000

(1)	NEOs included in the above compensation columns reflect the following:

Year	PEO #1	PEO #2	Non-PEO NEOs
2022	Dr. Devgan	—	Messrs. Wall, Zaman, Teng and Cunningham
2021	Dr. Devgan	Mr. Tan	Messrs. Wall, Zaman, Teng and Beckley
2020	—	Mr. Tan	Messrs. Devgan, Wall, and Teng and Ms. Flaminia

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(2)
Amounts reported in this column represent (i) the total compensation as reported in the Summary Compensation Table for the applicable year in the case of Dr. Devgan and Mr. Tan (for each year they served as PEO) and (ii) the average of the total compensation as reported in the Summary Compensation Table for Cadence’s other NEOs for the applicable year.

(3)
The fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns has been estimated pursuant to the guidance in Accounting Standards Codification Topic No. 718: Compensation–Stock Compensation (“ASC Topic 718”). The fair values of restricted share awards that are subject to solely service-based vesting criteria equals the closing price on applicable year-end
date(s) or, in the case of vesting dates, the closing price on the applicable vesting dates. The fair values of LTP awards that vest upon the attainment of both stock price targets and TSR hurdles relative to a group of peer companies were estimated with a Monte Carlo simulation model as of the applicable year-end
date(s) using the same methodology as used to estimate the grant date fair value, but using each company’s closing stock price on the applicable revaluation date as the current market price and volatility assumptions and risk free rates determined as of the revaluation date based on the length of the LTP award’s remaining performance measurement period. The vest date values of the LTP awards equals the closing price on the applicable vesting dates. The fair values of stock options were estimated using the Black Scholes option pricing model as of the applicable year-end
or vesting date(s), using the same methodology as used to estimate the grant date fair value but using (a) the closing stock price on applicable revaluation date as the current market price, (b) an expected remaining life assumption equal to the length of time between the revaluation date and the midpoint between the stock options’ vest date and expiration date, (c) expected volatility assumptions and risk free rates determined as of the revaluation date based on the length of the expected remaining life, and (d) an expected dividend rate of 0%. For additional information on the assumptions used to estimate the fair value of the awards, see the Notes to Consolidated Financial Statements in Cadence’s Annual Reports on Form
10-K
for the fiscal year ended December 31, 2022 and prior fiscal years.

(4)	Compensation Actually Paid to PEO #1 (Dr. Devgan) reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	$32,216,034	$21,735,794	—

Less, value of Stock Awards reported in SCT	($30,098,153)	($19,996,360)	—
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$33,730,097	$20,926,751	—
Plus, Change in Fair Value of Prior Years awards that are Outstanding and Unvested	($31,069,136)	($4,318,808)	—
Plus, FMV of Awards Granted and Vested in the indicated Year	$962,241	$557,228	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	$19,016,082	$20,915,804	—
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	($0)	($0)	—

Total Adjustments	($7,458,869)	$18,084,616	—

Actual Compensation Paid	$24,757,165	$39,820,410	—

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(5)	Compensation Actually Paid to PEO #2 (Mr. Tan) reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	—	$11,166,016	$9,604,640

Less, value of Stock Awards reported in SCT	—	($8,999,650)	($7,498,545)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	—	$12,344,746	$16,413,856
Plus, Change in Fair Value of Prior Years awards that are Outstanding and Unvested	—	$6,807,228	$48,081,828
Plus, FMV of Awards Granted and Vested in the indicated Year	—	$1,003,009	$1,244,466
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	—	$38,029,935	$25,443,770
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	($0)	($0)

Total Adjustments	—	$49,185,268	$83,685,374

Actual Compensation Paid	—	$60,351,284	$93,290,014

(6)	The average Compensation Actually Paid to the non-PEO NEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	$10,293,930	$5,188,515	$4,251,412

Less, value of Stock Awards reported in SCT	($9,032,300)	($3,999,937)	($3,206,240)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$10,165,488	$5,017,220	$6,271,526
Plus, Change in Fair Value of Prior Years awards that are Outstanding and Unvested	($11,751,570)	($1,923,029)	$8,360,202
Plus, FMV of Awards Granted and Vested in the indicated Year	$216,746	$208,404	$236,947
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	$7,500,798	$10,048,015	$5,453,808
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	($0)	($0)	($0)

Total Adjustments	($2,900,838)	$9,350,673	$17,116,244

Actual Compensation Paid	$7,393,092	$14,539,188	$21,367,655

(7)
Peer group TSR reflects the S&P 500 Information Technology Index performance as reflected in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2022 pursuant to Item 201(e) of Regulation
S-K.
For Cadence’s and the peer group’s TSR, each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on December 28, 2019.

(8)
We identified
Non-GAAP
Operating Income Dollars as our company selected measure which is defined as operating income adjusted for amortization of acquired intangibles, stock-based compensation expense, non-qualified
deferred compensation expenses or credits, restructuring charges or credits, acquisition- and integration-related costs, and special charges.

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Compensation Actually Paid versus Total Shareholder Return
As indicated above, we believe there is a strong alignment between Compensation Actually Paid and our TSR and we have outperformed our peer group. Specifically, wh en our s
tock price has grown (in 2020 and 2021), the Compensation Actually Paid has been above our Summary Compensation Table values and when our stock price has decreased (2022) the Compensation Actually Paid has been below our Summary Compensation Table values (and lower than prior years). The 2020 Compensation Actually Paid values for Mr. Tan reflect the impact of prior option awards and prior LTP awards that had meaningful changes in fair value because of our significant stock price gains in 2020. As noted above, the lower Compensation Actually Paid values in 2021 compared to 2020 are a result of several factors including lower price growth and fewer outstanding LTP awards included in the calculations.

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Compensation Actually Paid versus GAAP Net Income and
non-GAAP
Operating Income (Company Selected Metric)
As alluded to above, and compared to correlation with TSR, we see a weaker correlation between our financial and operational metrics and Compensation Actually Paid. In each of the past three years our GAAP Net Income and non-GAAP Operating Income has grown; however, our Compensation Actually Paid h as varied
over that same period of time (higher values in 2020 and 2021 and lower values in 2022). This underscores that our compensation program is materially tied to stock price performance and creates alignment with the stockholder experience.

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The following is a list of financial performance and
non-financial
performance measures, which in our assessment represent the most important measures used by Cadence to link Compensatio
n Actu
ally Paid to the NEOs for 2022:
Revenue
Non-GAAP
Operating Income Dollars
Non-GAAP
Operating Income Margin
Stock Price Performance
Cadence Culture Metrics (e.g., culture, diversity, equity & inclusion, talent etc.)
For additional details regarding these performance measures, please see the sections titled “Short-Term Cash Incentive Compensation under the Senior Executive Bonus Plan” and “Equity Incentive Compensation” in our “Compensation Discussion and Analysis” elsewhere in this proxy statement.

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CERTAIN TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board has adopted written Related Party Transaction Policies and Procedures, which require that all “interested transactions” (as defined below) be subject to approval or ratification in accordance with the procedures outlined in the policy.

An “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which:

•	The aggregate amount involved will or may be expected to exceed $100,000 since the beginning of Cadence’s last completed fiscal year;

•	Cadence or any of its subsidiaries is a participant; and

•	Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or, together with all other related parties, less than 10%, in the aggregate, beneficial owner of another entity).

A “related party” covered by the policy is any:

•	Person who was or is (since the beginning of the last fiscal year) an executive officer, director or nominee for election as a director of Cadence;

•	Greater than 5% beneficial owner of Cadence common stock; or

•	Immediate family member of any of those parties, which includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in law and anyone residing in such person’s home (other than tenants or employees).

The Corporate Governance and Nominating Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at that committee’s next scheduled meeting. In determining whether to approve or ratify an interested transaction, the Corporate Governance and Nominating Committee takes into account, among other appropriate factors, the extent of the related party’s interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

The Corporate Governance and Nominating Committee has preapproved or ratified the following categories of potential interested transactions:

•	Any employment by Cadence of an executive officer of Cadence if:

◾	The related compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements, or

◾	The executive officer is not an immediate family member of a “related party,” the related compensation would be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements if the executive officer was a NEO and the Compensation Committee approved (or recommended that the Board approve) such compensation.

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•	Any compensation paid to a director if the compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements;

•	Any transaction with another company in which the related person’s only relationship is as a non-executive employee, director and/or equity owner of, together with all other related parties, less than 10% of that company’s shares, if the aggregate amount involved, since the beginning of Cadence’s last completed fiscal year, exceeds $100,000 but does not exceed the greater of (i) $200,000 and/or (ii) 5% of the recipient’s total annual revenues;

•	Any charitable contribution by Cadence to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, if the aggregate amount involved, since the beginning of Cadence’s last completed fiscal year, exceeds $100,000 but does not exceed the lesser of (i) $200,000 or (ii) 5% of the charitable organization’s total annual revenues, or if donations are made pursuant to Cadence’s matching program as a result of contributions by employees, pursuant to a program that is available on the same terms to all employees of Cadence;

•	Any transaction where the related person’s interest arises solely from the ownership of Cadence common stock and all holders of Cadence common stock received the same benefit on a pro rata basis; and

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

The Board has also delegated to the Chair of the Corporate Governance and Nominating Committee the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount is expected to be less than $1,000,000. Further, if a director serves as an executive officer of another company with which Cadence does business, the Corporate Governance and Nominating Committee may establish guidelines, via resolutions, under which certain transactions are deemed pre-approved and the Corporate Governance and Nominating Committee, on at least an annual basis, reviews both Cadence’s relationship with the director-affiliated company and the guidelines that have been established for management of that relationship.

TRANSACTIONS WITH RELATED PARTIES

Mr. Tan is the founder and Chairman of Walden International (together with its affiliates, “Walden”), an international venture capital firm that invests in privately held companies. In addition to serving in various roles with Walden, from time to time Mr. Tan or his family members also make direct investments alongside Walden or in other companies in the semiconductor and electronics systems industry. Certain companies that are customers of Cadence have, from time to time, invested in Walden funds and Cadence has at times invested alongside Walden. While none of the foregoing transactions, individually or in the aggregate, is material to Cadence or Mr. Tan, the Board has nonetheless put in place policies and procedures designed to assure that any such transactions are appropriately reviewed and monitored by the Corporate Governance and Nominating Committee and that any such transactions are on an arm’s length basis.

As disclosed previously, effective March 2021, Cadence entered into several agreements with Ennocad (Chengdu) Electronic Technology Co., Ltd. (“Ennocad”), a company in which a Walden investment fund affiliated with Mr. Tan owns an approximately 14% interest. Under these agreements, Ennocad is serving for a three-year term as a provider of emulation and prototyping hardware services via a cloud platform to customers in China with contingent, performance-based exclusivity rights in China. Cadence sells hardware products to Ennocad and receives royalty payments on cloud services provided by Ennocad to end users. The terms of the agreements with Ennocad are no less favorable to Cadence than terms generally available to an unaffiliated party under the same or similar circumstances. Having considered Mr. Tan’s interests (including through Walden) and the applicable terms, the Corporate Governance and Nominating Committee believes Mr. Tan’s interest in such sales with Ennocad to be immaterial.

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INDEMNIFICATION AGREEMENTS

Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification agreements with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers and has also purchased insurance on behalf of its directors and executive officers.

Each indemnity agreement provides, among other things, that Cadence will indemnify each signatory to the extent provided in the agreement for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence’s Bylaws.

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INFORMATION ABOUT THE ANNUAL MEETING

ATTENDING THE ANNUAL MEETING

Time and Location

The Annual Meeting is scheduled to take place on May 4, 2023, at 1:00 p.m. Pacific Time. Our 2023 Annual Meeting will be held by virtual meeting format only.

To attend the Annual Meeting, go to www.meetnow.global/MULUXP6. Online access to the virtual meeting will begin at 12:45 p.m. Pacific Time to allow time for log-in. If you encounter any difficulties accessing the meeting, please call the technical support number that will be posted on the virtual meeting log-in page.

Accessing the Virtual Meeting as a Stockholder or Guest

•	Attending as a Stockholder. Registered and beneficial stockholders as of the Record Date may log into the virtual meeting as a “stockholder,” which will allow them to ask questions and vote during the meeting. You will need a control number to log in as a stockholder, as more fully described below.

•	Attending as a Guest. Stockholders and members of the public may also attend the virtual meeting by logging in as a “guest,” which does not require a control number. Guests cannot ask questions or vote during the meeting.

Registered Stockholders

If you own shares of Cadence common stock that are registered directly in your name with Cadence’s transfer agent, Computershare, you are a “registered stockholder” and the “stockholder of record” of those shares. In such case, you will receive a notice card or proxy card with a 15-digit control number from Computershare in the mail (or electronically if you so elected). Such control number may be used to access the virtual meeting website as a stockholder.

Beneficial Stockholders

If you own shares of Cadence common stock that are held through a broker, bank or other nominee (commonly referred to as being held “in street name”), you are a “beneficial stockholder” and your broker, bank or other nominee is considered the “stockholder of record” of those shares. In such case, you have the right to direct your broker, bank or other nominee on how to vote your shares and will receive in the mail (or electronically if you so elected) a voting instruction form with a control number from such broker, bank or other nominee.

Beneficial stockholders can attend the virtual Annual Meeting in two ways:

•	Pre-Registration with Legal Proxy. Beneficial stockholders may attend and vote at the virtual meeting by following the same standard pre-registration process that would have applied to an in-person meeting. To pre-register, send an email to legalproxy@computershare.com before 5:00 p.m. Pacific Time on May 1, 2023 and include your mailing address and an image of a legal proxy in your name from the broker, bank or other nominee that holds your shares. In order to obtain a legal proxy, you should as soon as possible (1) log into the voting site listed on the voting instruction form you received from your broker, bank or other nominee and click on “Vote in person at the meeting” or (2) request one through your bank, broker or other nominee. After you transmit the legal proxy to the foregoing email address, you will receive a control number from Computershare, our virtual meeting provider, to access the virtual meeting website as a “stockholder.”

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Note that once you request a legal proxy, all control numbers you previously received from your broker (see next paragraph) and any votes that you have previously cast will be invalidated. Thus, you will need to attend the Annual Meeting with the new control number from Computershare and vote your shares during the Annual Meeting.

•	Direct Access with Broker Control Number. In an effort to make our virtual Annual Meeting more easily accessible, Cadence has engaged a new service being offered by Computershare this year through which the vast majority of beneficial stockholders may access the virtual meeting website as a “stockholder” using the control number directly provided by their broker, bank or other nominee on their voting instruction form, without the need for pre-registration with a legal proxy. If your shares are held in street name and your voting instruction form or notice indicates that you may vote those shares through either www.proxyvote.com or www.proxypush.com, then you may access, participate in and vote at the Annual Meeting by entering the control number provided on your voting instruction form into the log-in page of the virtual meeting website. Attending the Annual Meeting using this method of access will have no effect on any previously cast votes unless you elect to change your vote at the Annual Meeting.

If your voting instruction form or notice directs you to a voting platform other than the two websites mentioned above, then it means that your broker, bank or other nominee is not a participant in this new service and therefore, you must follow the “Pre-Registration with Legal Proxy” process in order to participate in the virtual Annual Meeting as a “stockholder.”

Stockholder Questions

Questions from stockholders will be answered during the Annual Meeting, subject to the rules of conduct of the meeting that will be published on the virtual meeting website and time constraints. If we receive substantially similar questions, we may group such questions together and provide a summary. If there are questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints or otherwise, Cadence will post answers to such questions on our Investor Relations page at www.cadence.com as soon as practicable after the Annual Meeting.

QUESTIONS AND ANSWERS RELATING TO PROXY MATERIALS

1.	Why am I receiving these proxy materials?

The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, for the Annual Meeting to be held on May 4, 2023, at 1:00 p.m. Pacific Time, or at any adjournment or postponement thereof. The purpose of the Annual Meeting is set forth in this proxy statement and in the accompanying Notice of Annual Meeting.

This proxy statement contains important information to consider when deciding how to vote on the matters brought before the Annual Meeting. Stockholders entitled to vote at the Annual Meeting are encouraged to read it carefully.

Cadence intends to publish this proxy statement on the Investor Relations page at www.cadence.com on or about March 22, 2023.

2.	How may I obtain Cadence’s annual report on Form 10-K?

A copy of Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available free of charge on the internet from the SEC at www.sec.gov and on our Investor Relations page at www.cadence.com.

3.	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials? How may I obtain a paper copy of the proxy materials?

Pursuant to the rules adopted by the SEC, Cadence is furnishing proxy materials to its stockholders primarily via the internet, rather than mailing paper copies of these materials to each stockholder. This

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process expedites stockholders’ receipt of the proxy materials, lowers the costs of the Annual Meeting and helps conserve natural resources.

On or about March 22, 2023, Cadence will mail to each stockholder entitled to vote at the Annual Meeting (other than those stockholders who previously had requested electronic or paper delivery of the proxy materials) a Notice of Internet Availability of Proxy Materials that contains instructions on how to access and review the proxy materials (including Cadence’s proxy statement and annual report) on the internet and how to access a proxy card to vote on the internet or by telephone.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

4.	How can I access the proxy materials over the internet?

Your Notice of Internet Availability of Proxy Materials will contain instructions on how to access and view the proxy materials on the internet and how to request a paper copy of the proxy materials.

The proxy materials are also available on the Investor Relations page at www.cadence.com.

5.	I received one copy of the proxy materials. May I get additional copies?

You may request additional copies of Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials by writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, by calling Cadence’s Investor Relations Group at (408) 944-7100 or by emailing the Investor Relations Group at investor_relations@cadence.com.

6.

What if I received a notice from my broker stating that it will be “householding” deliveries to my address? What if I received more than one copy of the Notice of Internet Availability of Proxy Materials and proxy materials?

SEC rules permit companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee will be householding the Notice of Internet Availability of Proxy Materials or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials and proxy materials, or if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and proxy materials and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. If you received a single set of proxy materials as a result of householding by your broker and you would like to receive separate copies of such materials, you may also submit a request to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, by calling Cadence’s Investor Relations Group at (408) 944-7100 or by emailing the Investor Relations Group at investor_relations@cadence.com, and we will promptly provide them to you.

QUESTIONS AND ANSWERS RELATING TO VOTING

7.	Who may vote at the Annual Meeting?

You may vote if you owned shares of Cadence common stock, $0.01 par value per share, as of the close of business on March 6, 2023, which is the Record Date for the Annual Meeting. At the close of business on the Record Date, Cadence had 273,208,191 shares of common stock outstanding and entitled to vote.

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Each share outstanding on the Record Date is entitled to one vote at the Annual Meeting. You are entitled to vote shares that are (i) held directly in your name or (ii) held for you as the beneficial owner in a brokerage account or through a broker, bank or other nominee rather than directly in your name.

8.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If you own shares of Cadence common stock that are registered directly in your name with Cadence’s transfer agent, Computershare, you are considered the “stockholder of record” of those shares of Cadence common stock.

If you own shares of Cadence common stock that are held through a broker, bank or other nominee (that is, “in street name”), you are considered the “beneficial owner” of those shares of Cadence common stock. In that case, your broker, bank or other nominee is considered the “stockholder of record” with respect to those shares of Cadence common stock and should be forwarding the proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote those shares of Cadence common stock.

9.	How do I vote my shares if I am a stockholder of record?

If you are a stockholder of record as of the close of business on the Record Date, you have three options for submitting your vote prior to the Annual Meeting: (i) via the internet, (ii) by telephone or (iii) by mail (by completing, signing, dating and mailing a paper proxy card, which a stockholder can request as outlined in the Notice of Internet Availability of Proxy Materials).

If you attend the Annual Meeting by logging into the virtual meeting as a stockholder, you may also submit your vote via the virtual meeting website, in which case any votes that were previously submitted — whether via the internet, telephone or mail — will be superseded by the vote that is cast at the Annual Meeting.

Whether your proxy is submitted via the internet, telephone or mail, if it is properly completed and submitted and if it is not revoked prior to the Annual Meeting, the shares will be voted at the Annual Meeting in the manner set forth in this proxy statement or as otherwise specified by you.

10.	How do I vote my shares if I am a beneficial owner through a broker, bank or other nominee?

As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares of Cadence common stock held through a broker, bank or other nominee may be voted at the Annual Meeting by you only if you log into the virtual meeting website as a stockholder. The two methods for doing so are described above under “Attending the Annual Meeting.”

11.	What is the vote required to pass each of the proposals?

Proposal 1 – regarding the election of directors, each director must receive a majority of the votes cast (the number of shares voted “for” a director must exceed the number of votes cast “against” that director), provided that in a contested election, each director must be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

Proposal 4 – regarding an advisory vote to approve the frequency of the advisory vote on named executive officer compensation, the frequency receiving the greatest number of affirmative votes of the shares present at the Annual Meeting, either in person or represented by proxy and entitled to vote, will be considered the advisory vote of Cadence stockholders.

Proposals 2, 3 and 5 – the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting is required for approval of each proposal.

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12.	Who will bear the cost of this proxy solicitation?

Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders by Cadence in connection with the matters to be voted on at the Annual Meeting.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of Cadence common stock for their costs of forwarding solicitation materials to the beneficial owners.

The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile and use of the internet or personal solicitation by directors, officers or other employees of Cadence and by MacKenzie Partners, Inc. Cadence has retained MacKenzie Partners to solicit proxies for an aggregate fee of approximately $15,000 plus reasonable expenses. No additional compensation will be paid to directors, officers or other employees of Cadence or any of its subsidiaries for their services in soliciting proxies.

If you have any questions or need any assistance in voting your shares, please contact MacKenzie Partners toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com.

13.	What are broker non-votes and how are the broker non-votes counted?

Broker non-votes occur when a bank, broker or other nominee (i.e., the record holder) has not received voting instructions from the beneficial owner on a matter for which the record holder does not have discretionary power to vote. For such matters, broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will have no effect on voting on the matter.

14.	When does a broker have discretion to vote my shares?

Under the rules that govern brokers who are record holders of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters.

Proposal 1 – regarding the election of directors, Proposal 2 – regarding the approval of the amendment of the Omnibus Plan, Proposal 3– regarding an advisory resolution to approve named executive officer compensation, Proposal 4 – regarding an advisory vote to approve the frequency of the advisory vote on named executive officer compensation, and Proposal 6 – regarding the stockholder proposal to remove the one-year holding period requirement to call a special stockholder meeting (if properly presented) are all considered non-routine matters. Therefore, unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on Proposals 1, 2, 3, 4 or 6.

Proposal 5 – regarding the ratification of the selection of Cadence’s independent registered public accounting firm is considered a routine matter and brokers are therefore permitted to vote shares held by them without instruction from beneficial owners.

15.	How are abstentions counted?

Abstentions are counted as present for purposes of determining the presence of a quorum, but how abstentions affect the outcome of a vote differs based on the required vote for the proposal.

Proposal 1 – regarding the election of directors, abstentions count neither as a vote “for” nor a vote “against” a director.

Proposal 4 – regarding an advisory vote to approve the frequency of the advisory vote on named executive officer compensation, abstentions have no effect on this proposal.

Proposals 2, 3, 5 and 6 – abstentions will have the same effect as a vote against that proposal.

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16.	Can I change a vote I have previously cast?

If you are a stockholder of record, you may change or withdraw your proxy at any time before it is actually voted, irrespective of whether your proxy was submitted via the internet, telephone or mail. Your proxy may be revoked by providing a written notice of revocation or a duly executed proxy bearing a later date to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the Annual Meeting and voting via the virtual meeting website. Attendance at the Annual Meeting will not, by itself, be sufficient to revoke a proxy.

If you are a beneficial owner who holds your stock through a bank, broker or other nominee, you must contact the bank, broker or other nominee that holds your shares for specific instructions on how to change or revoke your vote, or attend the Annual Meeting logged in as a stockholder and vote via the virtual meeting website.

17.	How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

Proposal 1:	FOR the election of each of the ten director nominees named in this proxy statement;

Proposal 2:	FOR the approval of the amendment of the Omnibus Plan;

Proposal 3:	FOR the advisory resolution to approve named executive officer compensation;

Proposal 4:	1 YEAR with respect to the frequency of the advisory vote on named executive officer compensation;

Proposal 5:	FOR the ratification of the selection of PricewaterhouseCoopers LLP as Cadence’s independent registered public accounting firm for its fiscal year ending December 31, 2022; and

Proposal 6:	AGAINST the stockholder proposal to remove the one-year holding period requirement to call a special stockholder meeting.

QUESTIONS AND ANSWERS RELATING TO THE ANNUAL MEETING

18.	What constitutes a quorum for the Annual Meeting?

The presence, including by proxy, of a majority of the shares of Cadence common stock outstanding and entitled to vote on the Record Date is required for a quorum at the Annual Meeting.

19.	Who is the inspector of elections for the Annual Meeting?

Computershare has been appointed as the inspector of elections for the Annual Meeting. All votes will be tabulated by a representative of Computershare. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUESTIONS AND ANSWERS RELATING TO STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

20.	Can stockholders submit proposals for inclusion in Cadence’s proxy materials for the next annual meeting?

Stockholder proposals (other than director nominations) must comply with the requirements of Rule 14a-8 of the Exchange Act and must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 and received no later than the close of business (5:00 p.m. Pacific Time) on November 23, 2023 to be included in the proxy statement and form of proxy relating to the 2024 Annual Meeting of Cadence stockholders.

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21.	Can stockholders nominate directors for inclusion in Cadence’s proxy materials for the next annual meeting?

Cadence’s Bylaws provide that, under certain circumstances, director candidates nominated by a stockholder or group of stockholders may be included in Cadence’s annual meeting proxy materials. These proxy access provisions of Cadence’s Bylaws provide, among other things, that a stockholder or group of no more than 20 stockholders seeking to include director candidates in Cadence’s proxy materials must own at least 3% of Cadence’s outstanding shares of common stock continuously for at least the previous three years. The number of stockholder-nominated candidates to be included in any set of proxy materials cannot exceed the greater of two individuals or 20% of the number of directors (rounded down to the nearest whole number), which number may be reduced under certain circumstances, as described in Cadence’s Bylaws. The nominating stockholder or group of stockholders must also deliver the information required by Cadence’s Bylaws and satisfy the other applicable requirements of Cadence’s Bylaws, and each nominee must meet the qualifications set forth in Cadence’s Bylaws.

Notices to include stockholder-nominated candidates in Cadence’s proxy materials for the 2024 Annual Meeting of stockholders must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 no later than the close of business on January 5, 2024 and no earlier than the close of business on December 6, 2023, and must otherwise satisfy the requirements set forth in Cadence’s Bylaws. However, if the date of the 2024 Annual Meeting changes by more than 30 days from the first anniversary of the 2023 Annual Meeting, nomination notices must be submitted in writing to Cadence’s Corporate Secretary no later than the close of business on the tenth day following the first public announcement of the date of the meeting.

22.

What is the deadline for stockholders to submit director nominations or other proposals for consideration at the next annual meeting that stockholders do not seek to include in Cadence’s proxy materials?

For director nominations or other business proposals that the stockholder does not seek to include in Cadence’s 2024 proxy materials pursuant to the proxy access provisions set forth in Cadence’s Bylaws or Rule 14a-8 under the Exchange Act, the nominations or proposals must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 no later than the close of business on February 4, 2024 and no earlier than the close of business on January 5, 2024. and must otherwise satisfy the requirements set forth in Cadence’s Bylaws. However, if the date of the 2024 Annual Meeting of Cadence stockholders changes by more than 30 days from the first anniversary of the 2023 Annual Meeting, any such stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than the close of business on the tenth day following the first public announcement of the date of the meeting.

If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

In order for stockholders to give timely notice of director nominations at our 2024 Annual Meeting for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notice must be submitted by the same deadlines as disclosed above which are set forth in our Bylaws and must also include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.

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OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Karna Nisewaner
Corporate Vice President, General Counsel and Corporate Secretary

March 22, 2023

A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022 CAN BE FOUND ON THE INVESTOR RELATIONS PAGE AT WWW.CADENCE.COM OR, IF A STOCKHOLDER REQUESTED A PAPER COPY, IT IS BEING DELIVERED WITH THIS PROXY STATEMENT, AND IS ALSO AVAILABLE, ALONG WITH THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1 FOR CADENCE’S MOST RECENT FISCAL YEAR, WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

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APPENDIX A

CADENCE DESIGN SYSTEMS, INC. OMNIBUS EQUITY INCENTIVE PLAN

This Omnibus Equity Incentive Plan (the “Plan”) of Cadence Design Systems, Inc., a Delaware corporation (the “Company”), amends and restates in its entirety the Plan. Following the Effective Date, no additional Awards shall be granted under the prior plans that have been consolidated into the Plan (the “Prior Plans”), and all outstanding Awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans with respect to which such Awards were originally granted and the Shares issuable under such Awards shall be issued from such Prior Plans. All Awards granted subsequent to the Effective Date shall be subject to the terms of this Plan.

1.

Purposes of the Plan. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and its Affiliates, and to promote the success of the Company’s business.

2.	Definitions. As used herein, the following definitions shall apply:

(a)

“Affiliate” shall mean any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)

“Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

(c)	“Award” shall mean any right granted under the Plan, including an Option, an award of Incentive Stock or a Restricted Stock Unit.

(d)

“Award Agreement” means a written agreement between the Company and a holder of an Award, or other instrument, evidencing the terms and conditions of an individual Award grant, including through electronic medium. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e)	“Board” shall mean the Committee, if one has been appointed, or the Board of Directors, if no Committee is appointed.

(f)	“Board of Directors” shall mean the Board of Directors of the Company.

(g)	“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

(h)	“Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

(i)	“Common Stock” shall mean the common stock of the Company.

(j)	“Company” shall mean Cadence Design Systems, Inc., a Delaware corporation.

(k)

“Consultant” shall mean any consultant, independent contractor or adviser rendering services to the Company or an Affiliate (provided that such person renders bona fide services not in connection with the offering and sale of securities in capital raising transactions); provided, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act. The term “Consultant” shall not include non-employee members of the Board of Directors.

(l)	“Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service, whether as an Employee or Consultant. The Board shall determine whether

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Continuous Status as an Employee or Consultant shall be considered interrupted in the case of: (i) any approved leave of absence, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors. Continuous Status as an Employee or Consultant shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Affiliate, provided that there is no interruption or termination thereof.

(m)	“Effective Date” shall mean May 6, 2014.

(n)

“Employee” shall mean any person, including officers and directors, providing services as an employee to the Company or any Affiliate. The payment of a director’s fee or other compensation paid solely on account of service as a director by the Company shall not be sufficient to constitute “employment” by the Company.

(o)	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p)

“Fair Market Value” means the closing price of the Common Stock on such date, as reported on the Nasdaq Global Select Market or such other primary national exchange on which the Common Stock is listed. In the event the Common Stock is not listed on an exchange as described in the previous sentence, Fair Market Value with respect to any relevant date shall be determined in good faith by the Board.

(q)	“Incentive Stock” means shares of Common Stock granted to a Participant pursuant to Section 10 hereof.

(r)	“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(s)	“Nonstatutory Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t)

“Option” shall mean a stock option granted pursuant to the Plan, which may be either an Incentive Stock Option or a Nonstatutory Stock Option, at the discretion of the Board and as reflected in the terms of the applicable Award Agreement.

(u)	“Optioned Stock” shall mean the Common Stock subject to an Option.

(v)	“Parent” shall mean a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)	“Participant” shall mean an Employee or Consultant who receives an Award.

(x)

“Performance Criteria” may consist of any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, segment or Affiliate, either individually, alternatively or in any combination, and measured over a performance period determined by the Board, on an absolute basis or relative to a pre-established target, or compared to previous results or to a designated comparison group, in each case as specified by the Board in an Award (and in each case on a GAAP or non-GAAP basis, if applicable): (a) cash flow (including measures of operating or free cash flow), (b) earnings per share (diluted or basic), (c) earnings per share from continuing operations, (d) earnings (including but not limited to earnings before interest, taxes, depreciation and amortization), (e) return on equity, (f) total stockholder return, (g) return on capital, (h) return on assets or net assets, (i) revenue or revenue growth, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue, (o) market share, (p) customer loyalty or satisfaction as measured by a customer loyalty or satisfaction index determined by an independent consultant or expert in measuring such matters, (q) return on investment, (r) stock price, (s) market capitalization, (t) cash from operations, (u) product innovation

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or release schedule, (v) capital expenditure, (w) working capital, (x) cost of capital, (y) cost reductions, (z) bookings and segments of bookings such as net product bookings, (aa) market penetration, (bb) technology development or proliferation or (cc) any other performance criteria selected by the Board whether or not listed herein.

(y)	“Plan” shall mean this Omnibus Equity Incentive Plan, as amended from time to time.

(z)

“Prior Plans” shall mean the Company’s Amended and Restated 1987 Stock Incentive Plan and the Company’s Amended and Restated 2000 Equity Incentive Plan (which includes reserved shares of Common Stock that are not subject to a grant or as to which an Award granted has been forfeited under the Company’s 1993 Nonstatutory Stock Incentive Plan, as amended, and the Company’s 1997 Nonstatutory Stock Incentive Plan, as amended).

(aa)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10 hereof pursuant to which shares of Common Stock or cash in lieu thereof may be issued in the future.

(aa)	“Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(bb)	“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc)	“Share” shall mean a share of Common Stock, as may be adjusted in accordance with Section 12 of the Plan.

(dd)	“Subsidiary” shall mean a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee)

“Substitute Award” shall mean an Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines.

3.	Stock Subject to the Plan.

(a)

Share Reserve. Subject to the provisions of Sections 3(b) and 12 of the Plan, the number of Shares reserved for issuance under the Plan is (i) from and as of the Effective Date, 14,866,116 Shares, comprised of Shares reserved for issuance under the Prior Plans that were not subject to a grant as of the Effective Date, plus (ii) from and as of May 14, 2015, an additional 7,500,000 Shares reserved for issuance pursuant to an amendment to the Plan as of May 14, 2015, plus (iii) from and as of May 5, 2016, an additional 6,000,000 Shares reserved for issuance pursuant to an amendment and restatement to the Plan as of May 5, 2016, plus (iv) from and as of May 4, 2017, an additional 6,500,000 Shares reserved for issuance pursuant to an amendment and restatement to the Plan as of May 4, 2017, plus (v) from and as of May 3, 2018, an additional 2,000,000 Shares reserved for issuance pursuant to an amendment to the Plan as of May 3, 2018, plus (vi) from and as of May 2, 2019, an additional 4,000,000 Shares reserved for issuance pursuant to an amendment to the Plan as of May 2, 2019, plus (vii) from and as of April 30, 2020, an additional 9,000,000 Shares reserved for issuance pursuant to an amendment to the Plan as of April 30, 2020, plus (viii) from and as of May 4, 2023, an additional 6,500,000 Shares reserved for issuance pursuant to an amendment to the Plan as of May 4, 2023, plus (ix) the number of Shares that are subject to outstanding Awards granted under the Prior Plans that have been forfeited or terminated and revert and become available for issuance under the Plan.

(b)

Reversion of Shares to the Share Reserve. If any Award under the Plan or the Prior Plans shall for any reason expire or otherwise terminate, in whole or in part, without having vested or been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If the Company repurchases any unvested

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Shares acquired pursuant to an Award under the Plan or the Prior Plans, such repurchased Shares shall revert to and again become available for issuance under the Plan. Additionally, Shares subject to an Award under the Plan or the Prior Plans may not again be made available for issuance under the Plan if such shares are: (i) shares used to pay the exercise price of an Option, (ii) shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iii) shares repurchased on the open market with the proceeds of an Option exercise. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Further, the payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

(c)	Source of Shares. Shares issued under the Plan may be authorized, but unissued or reacquired Common Stock.

(d)

Plan Limits. The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 2,216,702, which number shall be calculated and adjusted pursuant to Section 12. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed the number of shares reserved for issuance under the Plan on and after May 4, 2023 set forth in Section 3(a), which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(e)

Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any of its Subsidiaries or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Board deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the maximum aggregate number of Shares available for issuance under the Plan pursuant to Section 3(d), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or any of its Subsidiaries or with which the Company or any Subsidiary combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available for issuance under the Plan pursuant to Section 3(d).

4.	Administration of the Plan.

(a)

Procedure. The Plan shall be administered by the Board of Directors. The Board of Directors may appoint a Committee consisting of one or more members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. In such event, any references in the Plan to the Board of Directors shall be deemed to refer to the Committee. To the extent required to satisfy the requirements of Rule 16b-3, the Committee shall consist of two or more “Non-Employee Directors” (as defined under Rule 16b-3). Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Unless and until otherwise determined by the Board of Directors, the Compensation Committee of the Board of Directors shall be the “Committee” hereunder. From time to time the Board of Directors may increase or decrease the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this Section 4 to the contrary, at any time the Board of Directors or the Committee may delegate to a committee of one or more

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members of the Board of Directors the authority to grant Awards to all Employees and Consultants or any portion or class thereof, to the extent consistent with Applicable Law. In addition, the Board of Directors or the Committee may by resolution authorize one or more persons or bodies (collectively the “Delegate”), which may include officers of the Company, to grant Awards to Employees or Consultants, to the extent permitted by Applicable Law, and perform any or all tasks that the Board is authorized and empowered to do or perform under the Plan, to the extent permitted by Applicable Law, and for all purposes under the Plan, each such Delegate shall be treated as the Board; provided, however, that the resolution so authorizing each such Delegate shall specify the maximum number of Shares such Delegate may award pursuant to such delegated authority and such Delegate may not grant an Award to himself or herself, the time period during which such Awards may be granted, any such Award shall be subject to the form of Award Agreement theretofore approved by the Board of Directors or the Committee (unless otherwise provided in the resolution approving such delegated authority), and that any such delegation shall be subject to such further limitations set forth under Sections 152 and 157(c) of the Delaware General Corporation Law, as may be amended from time to time, as applicable; provided, further that no such person or body shall designate himself or herself, or designate any executive officer (that is, an officer within the meaning of Section 16 of the Exchange Act) or member of the Board of Directors, as a recipient of any Awards granted under authority delegated to such person or body.

(b)

Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Awards under the Plan; (ii) to determine the exercise, sales or purchase price per share of Awards to be granted, which price shall be determined in accordance with Sections 8(a) and 10(c) of the Plan, as applicable; (iii) to determine the Employees or Consultants to whom, and the time or times at which, Awards shall be granted, the number of Shares to be represented by each Award, and the terms of such Awards; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Award granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Award; (vii) to accelerate or defer (the latter with the consent of the Participant) the exercise date and vesting of any Award; (viii) to adopt any sub-plan to the Plan or establish any special provision for grants of Awards to Participants residing outside the United States (or subject to the laws of a jurisdiction outside of the United States) to facilitate compliance with tax, securities or other non-U.S. legal requirements or to provide favorable tax treatment for Awards; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c)	Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

5.	Eligibility. Awards may be granted only to Employees or Consultants. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award.

Incentive Stock Options may only be granted to Employees. The aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent that the grant of an Option exceeds this limit, the portion of the Option that exceeds such limit shall be treated as a Nonstatutory Stock Option.

The Plan shall not confer upon any Participant any right with respect to continuation of employment or consultancy by the Company or any Affiliate, as applicable, nor shall it interfere in any way with the

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Participant’s right or the Company’s or any Affiliate’s right, as applicable, to terminate the Participant’s employment at any time or the Participant’s consultancy pursuant to the terms of the Consultant’s agreement with the Company or any Affiliate.

6.

Term of the Plan. The Board of Directors approved the Plan on February 5, 2014. The Plan shall become effective upon approval by the stockholders of the Company. Subject to approval of the stockholders of the Company, the Plan, as may be amended from time to time, shall continue in effect until April 30, 2030 unless sooner terminated under Section 14 hereof.

7.	Term of Option; Vesting Provisions.

(a)

Option Term. The term of each Option shall be seven (7) years from the date of grant thereof or such shorter term as may be provided in the applicable Award Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the applicable Award Agreement.

(b)

Vesting Provisions. The terms on which each Option shall vest shall be determined by the Board in its discretion, and shall be set forth in the Award Agreement relating to each such Option. Without limiting the discretion of the Board, vesting provisions may include time-based vesting or vesting based on achievement of Performance Criteria or other criteria. The provisions of this Section 7(b) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

8.	Option Exercise Price and Consideration.

(a)

Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(i)

Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii)

Notwithstanding the provisions of this Section 8(a), an Option (whether an Incentive Stock Option or Nonstatutory Stock Option) that is a Substitute Award may be granted with an exercise price lower than set forth in this Section 8(a) if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b)

Consideration. Subject to Applicable Law, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, the withholding of shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant upon the exercise of the Option having a Fair Market Value equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares as may be determined by the Board. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(c)	No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 12), the Company shall not, without stockholder

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approval, (i) reduce the exercise price of any Option, (ii) exchange any Option for cash, another Award or a new Option with a lower exercise price, or (iii) otherwise directly or indirectly reprice any Option.

9.	Exercise of Options.

(a)

Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including Performance Criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)

Termination of Status as an Employee or Consultant. If a Participant ceases to serve as an Employee or Consultant for any reason other than death or disability, the Participant may, but only within such period of time ending on the earlier of (i) three (3) months (or such other period of time as is determined by the Board) after the date the Participant ceases to be an Employee or Consultant or (ii) the expiration of the term of the Option, exercise the Option to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Participant does not exercise such Option (which the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

(c)

Extension of Termination Date. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Service as an Employee or Consultant (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option shall terminate three (3) months after the first date when the issuance of such Shares would not violate such registration requirements under the Securities Act.

(d)

Death of Participant. In the event of the death of a Participant during the term of the Option who is at the time of the Participant’s death an Employee or Consultant and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within the period of time ending on the earlier of (i) twelve (12) months (or such other period of time as is determined by the Board) following the date of death or (ii) the expiration of the term of the Option, by the Participant’s designated beneficiary (provided, that the Board has permitted the designation of a beneficiary), estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Option is not exercised (to the extent the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

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(e)

Disability of Participant. In the event of the disability of a Participant during the term of the Option who is at the time of his or her disability an Employee or Consultant and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Participant (or the Participant’s legal guardian or conservator) may, but only within the period of time ending on the earlier of (i) twelve (12) months (or such other period of time as is determined by the Board) after the date the Participant ceases to be an Employee or Consultant on account of such disability or (ii) the expiration of the term of the Option, exercise the Option to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Participant does not exercise such Option (which the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

10.	Incentive Stock and Restricted Stock Units.

(a)

General. Incentive Stock is an award or issuance of shares of Common Stock under the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service or performance conditions) and terms as the Board deems appropriate. Restricted Stock Units are awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or Performance Criteria) and terms as the Board deems appropriate. Unless determined otherwise by the Board, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or, if specified in an Award Agreement, payment of an amount of cash determined with reference to the value of Shares. The grant, vesting or retention of an Incentive Stock and/or Restricted Stock Unit Award may be based on one or more Performance Criteria selected by the Board, or any other criteria deemed appropriate by the Board.

(b)

Award Agreements. Each Award Agreement related to Incentive Stock or Restricted Stock Units shall contain provisions regarding (i)    the number of shares of Common Stock subject to such award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the Performance Criteria, if any, and level of achievement of these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Board, (v) restrictions on the transferability of the Shares, and (vi) such further terms and conditions in each case not inconsistent with the Plan as may be determined from time to time by the Board. Shares of Incentive Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Board may provide.

(c)

Sales Price. Subject to the requirements of Applicable Law, the Board shall determine the price, if any, at which shares of Incentive Stock or Shares underlying Restricted Stock Units shall be sold or awarded to a Participant, which price may vary from time to time and among Participants and which may be above or below the Fair Market Value of such shares at the date of grant or issuance.

(d)

Share Vesting. The grant, issuance, retention and/or vesting of shares of Incentive Stock and Restricted Stock Units, as applicable, shall be at such time and in such installments as determined by the Board. The Board shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of shares of Incentive Stock and Restricted Stock Units subject to continued service, passage of time and/or such Performance Criteria as deemed appropriate by the Board; provided that, in no event shall an award of Incentive Stock or Restricted Stock Units granted to an executive officer (that is, an officer within the meaning of Section 16 of the Exchange Act) vest sooner than (i) three (3) years after the date of grant, if the vesting of the Incentive Stock or Restricted Stock Units is based solely on Continuous Status as an Employee or Consultant and the grant of Incentive Stock or Restricted Stock Units is not a form of payment of earned incentive compensation or other performance-based compensation, provided, however, that notwithstanding

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the foregoing vesting limitations, shares of Incentive Stock and awards of Restricted Stock Units vesting under this clause (i) may vest in installments so long as the vesting schedule, at any point in time, is not more favorable than what would be vested under a monthly pro rata installment schedule (i.e., 1/36 per month for 3 years), or one (1) year after the date of grant, if the vesting of Incentive Stock or Restricted Stock Units is subject to the achievement of Performance Criteria. Notwithstanding the foregoing, the Board may accelerate vesting (in an Award Agreement or otherwise) of any Award in the event of a Participant’s termination of service as an Employee or Consultant, a Change in Control or other similar event.

(e)

Transferability. Shares of Incentive Stock and Restricted Stock Units shall be transferable by the Participant only upon such terms and conditions as are set forth in the applicable Award Agreement, as the Board shall determine in its discretion, so long as the Incentive Stock or Restricted Stock Units, as applicable, awarded under the Award Agreement remain subject to the terms of the Award Agreement.

(f)

Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an award of Incentive Stock or Restricted Stock Units, as applicable, on account of either financial performance or personal performance evaluations may be reduced by the Board on the basis of such further considerations as the Board shall determine. In addition, the Board may appropriately adjust any evaluation of performance under any Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any unusual or infrequently occurring items as described in Financial Accounting Standards Board Accounting Standards Update and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

(g)

Voting Rights. Unless otherwise determined by the Board, Participants holding shares of Incentive Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. With respect to Shares underlying Restricted Stock Units, Participants shall have no voting rights unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(h)

Dividends and Distributions. Participants in whose name an Award of Incentive Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to the Shares underlying such Award, unless determined otherwise by the Board. Participants in whose name an Award of Restricted Stock Units is granted shall not be entitled to receive dividends or other distributions paid with respect to the Shares underlying such Award, unless determined otherwise by the Board. The Board will determine whether any such dividends or distributions will be automatically reinvested in additional Shares or will be payable in cash; provided that such additional Shares and/or cash shall be subject to the same restrictions and vesting conditions as the Award with respect to which they were distributed. Notwithstanding anything herein to the contrary, in no event shall dividends or dividend equivalents be currently payable with respect to unvested or unearned Awards subject to Performance Criteria.

11.

Non-Transferability of Awards. Except as otherwise expressly provided in the terms of the applicable Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant or the Participant’s legal representative. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a beneficiary, legal guardian, legal representative or other third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Award, subject to all terms and conditions of the Plan and the applicable Award Agreement.

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12.

Adjustments upon Changes in Capitalization or Change in Control. The number and class of Shares covered by each outstanding Award, and the number and class of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration, forfeiture or other termination of an Award, as well as the price per Share covered by each such outstanding Award and any applicable performance measures, shall be equitably adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, spin-off, recapitalization, combination of shares, reclassification of shares or other similar change in capitalization, the payment of any dividend or distribution (other than a normal cash dividend), including any stock dividend, with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Such adjustment shall be designed to comply with Section 409A and 424 of the Code or, except as otherwise expressly provided in Section 3(d) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders.

For purposes of the Plan, a “Change in Control” shall be deemed to occur upon the consummation of any one of the following events: (a) a sale of all or substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company’s incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least 50% of the voting securities of the controlling acquiring corporation); (c) a merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company that are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction; (d) any transaction or series of related transactions after which any person (as such term is defined in Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing 40% or more of the combined voting power of all of the voting securities of the Company; (e) during any period of two consecutive years, individuals who at the beginning of such period constitute the membership of the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board of Directors are entitled to cast, unless the election, or the nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the Incumbent Directors, in which case such director shall also be treated as an Incumbent Director in the future; or (f) the liquidation or dissolution of the Company. The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto.

In the event of a Change in Control, then: (a) any surviving or acquiring corporation shall assume Awards outstanding under the Plan or shall substitute similar awards (including an option to acquire the same consideration paid to stockholders in the transaction described in this Section 12 for those outstanding Options under the Plan), or (b) in the event any surviving or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Plan, (i) with respect to Awards held by persons then performing services as Employees or Consultants, the vesting of such Awards and the time during which such Awards may be exercised shall be accelerated prior to such event and the

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Awards terminated if not exercised after such acceleration and at or prior to such event, and (ii) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to such event.

13.	Miscellaneous.

(a)

Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. If the Board, at its sole discretion, permits acceleration as to all or any part of an Option, the aggregate Fair Market Value (determined at the time Award is granted) of stock with respect to which Incentive Stock Options first become exercisable in any year cannot exceed $100,000. Any remaining accelerated Incentive Stock Options shall be treated as Nonstatutory Stock Options.

(b)

Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Board may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by an Participant of any Shares issued under an Award, including without limitation (i)    restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(c)

Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until such Participant has satisfied all requirements for exercise and/or vesting of the Award pursuant to its terms and said Shares have been issued to the Participant.

(d)

Investment Assurances. The Company may require a Participant, as a condition to exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon exercise of the Option or acquisition of Common Stock under the Plan has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock represented thereby.

(e)

Withholding Obligations. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state, local or foreign income, social insurance, payment on account or other tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company or any Affiliate) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the Award, provided, however, that no shares of Common Stock are withheld with a Fair Market Value exceeding the maximum amount of tax

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required to be withheld by law; (iii) delivering to the Company owned and unencumbered shares of Common Stock having an aggregate Fair Market Value sufficient to satisfy the amount of tax required to be withheld by law; or (iv) entering into a broker-sell arrangement whereby a certain number of shares of Common Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due; provided, that the number of Shares withheld shall be determined using rates up to, but not exceeding, the maximum tax rates applicable in a particular jurisdiction on the date that the amount of tax to be withheld is to be determined. The Company shall have no obligation to issue Shares subject to an Award unless and until such obligations are satisfied.

14.	Amendment and Termination of the Plan.

(a)

Amendment and Termination. The Board may at any time terminate the Plan or amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy any listing requirements of any securities exchange or national market system on which the Common Stock is traded or any other Applicable Law.

(b)

Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not adversely affect Awards already granted and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

15.

Conditions Upon Issuance of Shares. The Board shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares issued pursuant to an Award, unless and until the Board has determined that the issuance of such Shares is in compliance with all Applicable Law, , including without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange or national market system upon which the Shares may then be listed, foreign securities and exchange control laws, and which shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Board may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the Participant.

16.	Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

(a)

The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; or

(b)	Any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

17.

Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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18.	Award Agreement. All Awards shall be evidenced by written award agreements in such form as the Board shall approve.

19.	Choice of Law. The law of the State of Delaware, without regard to its conflict of laws rules, shall govern all questions concerning the construction, validity and interpretation of the Plan.

20.

Section 409A. It is intended that any Award issued to U.S. taxpayers pursuant to this Plan and any Award Agreement shall be structured to comply with, or be exempt from, Section 409A of the Code, and all provisions of the Plan and each Award Agreement or other written document establishing the terms and conditions of an Award are to be interpreted and administered in a manner consistent with these intentions and the requirements for avoiding taxes or penalties under Section 409A of the Code.. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan and any Award Agreement to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment. Notwithstanding any other provision in this Plan, unless otherwise provided by the Board in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) are accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

21.

Required Delay in Payment on Account of a Separation from Service. Notwithstanding any other provision in this Plan, any Award agreement or any other written document establishing the terms and conditions of an Award, if any Award recipient is a “specified employee” (as defined in Treasury Regulations Section 1.409A-1(i)), as of the date of his or her “Separation from Service” (as defined in authoritative IRS guidance under Section 409A of the Code), then, to the extent required by Treasury Regulations Section 1.409A-3(i)(2), any payment made to the Award recipient on account of his or her Separation from Service shall not be made before a date that is six months after the date of his or her Separation from Service or, if earlier, the date of the Award recipient’s death. The Board may elect any of the methods of applying this rule that are permitted under Treasury Regulations Section 1.409A-3(i)(2)(ii). Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

22.

Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (a) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the shares of Common Stock is listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and (b) under the terms of the Company’s clawback policy, as may be amended from time to time.

23.

Prohibition on Executive Officer Loans. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

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24.

Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule.

25.

Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any of its Affiliates.

26.

Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any of its Affiliates, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

27.	Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

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2023 Annual Meeting Proxy Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proposals –  THE BOARD OF DIRECTORS OF CADENCE DESIGN SYSTEMS, INC. RECOMMENDS A VOTE FOR EACH OF THE TEN DIRECTOR NOMINEES FOR ELECTION, A VOTE FOR PROPOSAL 2, A VOTE FOR PROPOSAL 3, A VOTE FOR 1 YEAR ON PROPOSAL 4, A VOTE FOR PROPOSAL 5 AND A VOTE AGAINST PROPOSAL 6.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Mark W. Adams	☐	☐	☐	02 - Ita Brennan	☐	☐	☐	03 - Lewis Chew	☐	☐	☐
04 - Anirudh Devgan	☐	☐	☐	05 - ML Krakauer	☐	☐	☐	06 - Julia Liuson	☐	☐	☐
07 - James D. Plummer	☐	☐	☐	08 - Alberto Sangiovanni- Vincentelli	☐	☐	☐	09 - John B. Shoven	☐	☐	☐
10 - Young K. Sohn	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain
2. To approve the amendment of the Omnibus Equity Incentive Plan.		☐	☐	☐	3. To vote on an advisory resolution to approve named executive officer compensation.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain		For	Against	Abstain
4. To vote on the frequency of the advisory vote on named executive officer compensation.	☐	☐	☐	☐	5. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cadence for its fiscal year ending December 31, 2023.	☐	☐	☐
		For	Against	Abstain
6. Stockholder proposal to remove the one-year holding period requirement to call a special stockholder meeting.		☐	☐	☐

03RE3D

The 2023 Annual Meeting of Stockholders of Cadence Design Systems, Inc. will be held on

May 4, 2023, 1:00 P.M. Pacific Time, virtually via the internet at www.meetnow.global/MULUXP6.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the internet availability of proxy materials for the 2023 Annual Meeting of Stockholders of Cadence Design Systems, Inc.

The 2023 Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 of Cadence Design Systems, Inc. are available at http://www.envisionreports.com/CDNS.

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CDNS

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY SOLICITED FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 4, 2023

The undersigned hereby appoints Anirudh Devgan, John M. Wall and Karna Nisewaner, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2023 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held virtually via the internet at www.meetnow.global/MULUXP6, on May 4, 2023 at 1:00 p.m. Pacific Time, and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence Design Systems, Inc. that the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy previously given by the undersigned with respect to such shares of common stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE DESIGN SYSTEMS, INC.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR EACH OF THE TEN DIRECTOR NOMINEES FOR ELECTION, FOR PROPOSALS 2, 3 AND 5, FOR 1 YEAR ON PROPOSAL 4 AND AGAINST PROPOSAL 6. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE 2023 ANNUAL MEETING OF STOCKHOLDERS, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE.)

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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